      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 21, 1999
                                                  REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
================================================================================
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     EASTBROKERS INTERNATIONAL INCORPORATED
                 (Name of Small Business Issuer in its Charter)

        Delaware                                6799                         52-1807562
(State or other Jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)        Identification Number)

                              ____________________
                        15245 SHADY GROVE ROAD, SUITE 340
                            ROCKVILLE, MARYLAND 20850
                                 (301) 527-1110
          (Address and Telephone Number of Principal Executive Offices)
                              ____________________
                              MARTIN A. SUMICHRAST
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        15245 SHADY GROVE ROAD, SUITE 340
                            ROCKVILLE, MARYLAND 20850
                                 (301) 527-1110
            (Name, Address and Telephone Number of Agent for Service)
                              ____________________
                                 WITH A COPY TO:
                             JAY R. SCHIFFERLI, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 324-1400
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              ____________________
                       CALCULATION OF REGISTRATION FEE (1)

 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------
                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE     OFFERING PRICE        AGGREGATE             AMOUNT OF
              TO BE REGISTERED                     REGISTERED       PER UNIT(2)        OFFERING PRICE       REGISTRATION FEE
 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------
 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------
 Common Stock, par value $.05 per share            13,000             4.28              $   55,640                $  15.47
 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------
 Common  Stock,  par value  $.05 per  share,      475,000             4.28              $2,033,000                $ 565.18
  underlying  5 percent Convertible Debentures
 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------
 Class C Common Stock Purchase Warrants                 -                -                       -                       -
 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------
 Common Stock, underlying 10 percent Convertible
 Promissory Notes                                 234,781             4.28             $1,004,862                 $ 279.36
 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------
 Common  Stock,  underlying  Class C Common
 Stock Purchase Warrants                          193,900             4.28             $  829,892                 $ 230.71
 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------
  Total                                           916,681                              $3,923,395                $1,090.72
 ----------------------------------------------- -------------- ------------------- ------------------- -----------------------

     (1) This Registration Statement on Form SB-2 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended. 3,538,222 shares of Common Stock, 1,325,000 Class C Common Stock Purchase Warrants and 1,237,222 Placement Agent Warrants were previously registered, and a fee of $5,811.15 was previously paid, under our Registration Statement on Form SB-2, No. 333-72359, which is hereby
          combined  with  this  Registration   Statement  under  Rule  429.
     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and the low prices of the Common Stock on the Nasdaq SmallCap Market on July 15, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

         The purpose of this Registration Statement on Form SB-2 of Eastbrokers International Incorporated ("we" or "us") is to register an additional 13,000 shares of our common stock, par value $.05 per share (the "Common Stock"), and 903,681 shares of Common Stock issuable pursuant to our 5 percent Convertible Debentures due 2002, 10 percent Convertible Promissory Notes due 2002 and Class C Common Stock Purchase Warrants, and 193,900 Class C Common Stock Purchase Warrants. 3,538,222 shares of Common Stock, 1,352,000 Class C Common Stock Purchase Warrants and 1,237,222 Placement Agent Warrants were previously registered under our Registration Statement on Form SB-2, No. 333-72359, which is hereby combined with this Registration Statement pursuant to Rule 429 under the Securities Act.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                              CROSS-REFERENCE SHEET

     FORM SB-2 ITEM NUMBER AND CAPTION                                       HEADING IN PROSPECTUS

1.   Front of Registration Statement and Outside Front
     Cover of Prospectus..........................................Outside Front Cover of Prospectus
2.   Inside Front and Outside Back Cover
     Pages of Prospectus..........................................Inside Front and Outside Back Cover Pages of
                                                                  Prospectus
3.   Summary Information and Risk Factors.........................Summary; Risk Factors
4.   Use of Proceeds..............................................Use of Proceeds
5.   Determination of Offering Price..............................Not Applicable
6.   Dilution.....................................................Not Applicable
7.   Selling Security Holders.....................................Selling Security Holders
8.   Plan of Distribution.........................................Outside Front Cover of Prospectus; Plan of
                                                                  Distribution
9.   Legal Proceedings............................................Business
10.  Directors, Executive Officers, Promoters and
     Control Persons..............................................Risk Factors; Management
11.  Security Ownership of Certain Beneficial Owners
     and Management. .............................................Selling Security Holders; Certain Relationships
                                                                  and Related Transactions; Security Ownership of
                                                                  Certain Beneficial Owners and Management
12.  Description of Securities....................................Description of Securities
13.  Interests of Named Experts and Counsel.......................Experts; Counsel
14.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...............Disclosure of Commission Position on
                                                                  Indemnification for Securities Act Liabilities
15.  Organization Within Last Five Years..........................Business; Certain Relationships and Related
                                                                  Transactions
16.  Description of Business......................................Business
17.  Management's Discussion and Analysis or Plan of
     Operation....................................................Management's Discussion and Analysis or Plan of
                                                                  Operation
18.  Description of Property......................................Business
19.  Certain Relationships and Related Transactions...............Certain Relationships and Related Transactions
20.  Market for Common Equity and Related
     Stockholder Matters..........................................Market for Common Equity and Related Stockholder
                                                                  Matters; Risk Factors; Outside Front Cover of
                                                                  Prospectus
21.  Executive Compensation.......................................Executive Compensation
22.  Financial Statements.........................................Financial Statements
23.  Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure.......................Changes in and Disagreements with Accountants on
                                                                  Accounting and Financial Disclosure

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 21, 1999

PROSPECTUS

                     EASTBROKERS INTERNATIONAL INCORPORATED


         This Prospectus relates to the offer and sale of 4,307,403 Shares of Common Stock, 1,545,900 Class C Common Stock Purchase Warrants and 1,237,222 Placement Agent Warrants of Eastbrokers International Incorporated. The Common Stock and Warrants will be sold by or on behalf of certain of our security holders.

         The security holders anticipate that, if and when offered and sold, the Common Stock will be offered and sold in transactions (which may include block transactions) effected on the Nasdaq SmallCap Market at the then prevailing market prices. The security holders reserve the right, however, to offer and sell the Common Stock on any other national securities exchange on which the Common Stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions each at a price then to be negotiated. The Class C Common Stock Purchase Warrants and the Placement Agent Warrants will not be listed on any exchange or in the over-the-counter market and therefore, the security holders may offer and sell the Class C Common Stock Purchase Warrants and the Placement Agent Warrants in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the Nasdaq SmallCap or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers.

         Eastbrokers' Common Stock is currently traded on the Nasdaq SmallCap Market under the trading symbol "EAST." Eastbrokers' Common Stock also trades on the Berlin and Frankfurt Stock Exchanges. The Class C Common Stock Purchase Warrants and the Placement Agent Warrants do not trade on any exchange.

                                  _______________

         This investment involves a high degree of risk. See "Risk Factors" beginning on page 8.
                                  _______________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   _______________


                  THE DATE OF THIS PROSPECTUS IS            , 1999.

         YOU SHOULD RELY ONLY UPON THE INFORMATION IN THIS PROSPECTUS. WE HAVE NOT, AND THE SELLING SECURITY HOLDERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SELLING SECURITY HOLDERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, Eastbrokers is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies of these materials may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. The Common Stock is quoted on the Nasdaq SmallCap. Information regarding the trading of EAST on the Nasdaq SmallCap Market can be obtained from the Nasdaq SmallCap Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878 ((202) 496-2500).

         We have filed with the Commission a Registration Statement on Form SB-2, as amended, under the Securities Act with respect to the securities being offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to Eastbrokers and the offer and sale of the securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement may be inspected without charge at the Public Reference Section of the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         This Prospectus contains forward-looking statements. These include statements about anticipated financial performance, future revenues or earnings, business prospectus, projected ventures, new products, anticipated market performance and similar matters. The words "budgeted," "anticipate," "project," "estimate," "expect," "may," "believe," "potential" and similar statements are intended to be among the statements that are forward looking statements. Because such statements reflect the reality of risk and uncertainty that is inherent in our business, actual results may differ materially from those expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which are made as of the date of this Prospectus.

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we caution our readers that a variety of factors could cause the actual results of Eastbrokers to differ materially from the anticipated results or other expectations expressed in Eastbrokers' forward-looking statements. These risks and uncertainties, many of which are beyond Eastbrokers' control, include, but are not limited to:

     o    transaction volume in the securities markets;

     o the volatility of the securities markets, fluctuations in interest rates;

     o changes in regulatory requirements which could affect the cost of doing business, fluctuations in currency rates;

     o    general economic conditions, both domestic and international;

     o changes in the rate of inflation and related impact on securities markets;

     o competition from existing financial institutions and other new participants in the securities markets;

     o significant and rapid changes in technology which could negatively affect our internet related projects;

     o legal developments affecting the litigation experience of the securities industry;

     o changes in federal and state tax laws which could affect the popularity of products sold by Eastbrokers; and

     o those risks and uncertainties set forth under the caption "Risk Factors" on page 8 and in Eastbrokers' filings with the SEC.

         Eastbrokers undertakes no obligation to release publicly any revisions to the forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

                                 IMPORTANT TERMS

         We use the following terms to identify various companies or groups of companies. These terms help to simplify the presentation of information in this Prospectus.

         EASTBROKERS refers to Eastbrokers International Incorporated only. Eastbrokers is the issuer of the publicly traded common stock covered hereby.

         EASTBROKERS GROUP, we, us, or our refers collectively to Eastbrokers and its subsidiaries.

                                     SUMMARY

         PLEASE READ ALL OF THIS PROSPECTUS CAREFULLY. IT DESCRIBES US AND OUR FINANCES AND PRODUCTS. FEDERAL AND STATE SECURITIES LAWS REQUIRE THAT WE INCLUDE IN THIS PROSPECTUS ALL IMPORTANT INFORMATION THAT INVESTORS WILL NEED TO MAKE AN INVESTMENT DECISION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS TO MAKE YOUR INVESTMENT DECISION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN.



                                   EASTBROKERS

         Eastbrokers was incorporated in the State of Delaware on January 20, 1993, as the Czech Fund. Our initial goal was to take advantage of the rapid growth in business opportunities arising from the privatization of the newly-democratized Czech Republic by merging with or acquiring Czech businesses. From 1993 through 1996, we held an interest in a Czech hotel and an interest in a Czech department store.

         In 1996, we re-evaluated our business strategy and after considering a variety of investment opportunities, acquired Eastbrokers Vienna. Eastbrokers Vienna is an Austrian brokerage company with offices throughout Central and Eastern Europe. This transaction enhanced our prospects by both providing us with a vehicle to implement our acquisition strategy and extend our opportunities beyond the Czech Republic to the entirety of Central and Eastern Europe. Thereafter, our name was changed to Eastbrokers International Incorporated, our present name.

         Eastbrokers is primarily a holding company for thirteen subsidiaries and affiliates which are directly and indirectly owned. Nine of the subsidiaries and affiliates are incorporated and located in Central and Eastern Europe. Eastbrokers also owns 100 percent of EBI Securities Corporation, 100 percent of Eastbrokers Leasing Ltd., 92 percent of Eastbrokers North America, Inc. and about 48 percent of Ebonlineinc.com. Most of Eastbrokers' subsidiaries and affiliates are engaged in the investment banking, broker-dealer, consulting, advisory and securities business. The principal strategic objective has been to establish controlling ownership of independent broker-dealers located primarily in Central and Eastern Europe and to create a network that provides access to emerging market investment opportunities in Central and Eastern Europe. In fiscal year 1998, we expanded our objective to include establishing controlling ownership of independent broker-dealers in the United States.

                                  THE OFFERING

Securities offered........................   The resale of 4,307,403 shares of
                                             Common Stock; 1,545,900 Class C
                                             Common Stock Purchase Warrants;
                                             and 1,237,222 Placement Agent
                                             Warrants. See "Description of
                                             Securities."
Common Stock Outstanding prior
to the Offering
(as of July 1, 1999).......................  5,206,750

Common Stock Outstanding after
the Offering(1)............................  8,699,653 shares

Risk Factors...............................  The offering involves a high degree of risk.  See "Risk Factors" at
                                             page 8.

Use of Proceeds............................  We will not receive any proceeds from resales of the Shares or the
                                             Class C Common Stock Purchase
                                             Warrants or the Placement Agent
                                             Warrants.  We will receive funds if
                                             the Class C Common Stock Purchase
                                             Warrants and the Placement Agent
                                             Warrants are exercised and if the 5
                                             percent Debentures and the 10
                                             percent Notes are converted.  Any
                                             funds received by us will be used
                                             for general corporate and working
                                             capital purposes.
____________________
(1) Assumes exercise of all the Class C Common Stock Purchase Warrants and the Placement Agent Warrants and conversion of all 5 percent Convertible Debentures due 2002 and 10 percent Convertible Promissory Notes due 2002.

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information set forth below is derived from the Financial Statements of the Eastbrokers Group contained herein for the years ended March 31, 1998 and 1999 and should be read in conjunction with, and are qualified in their entirety by reference to, such Financial Statements and the notes thereto, and in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" included elsewhere in this Prospectus.



                                                                        For the Year       For the Year
                                                                         Ended March        Ended March
                                                                          31, 1998           31, 1999
                                                                          --------           --------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenues
    Commission....................................................      $ 2,539,260       $14,246,465
    Investment banking............................................          807,803         2,165,753
    Trading profit, net...........................................        4,276,480        10,042,716

    Other.........................................................        2,719,433         6,496,546
        Total Revenues............................................       10,342,976        32,951,480

Total costs and expenses
    Compensation and benefits.....................................        3,818,549        15,830,533
    Consulting and professional fees..............................        2,447,456         2,522,062
    Occupancy.....................................................          997,814         2,389,741
    Communications................................................          698,688         1,962,495
    Brokerage, clearing, exchange fees and other .................        1,163,171         9,195,493
    General and administrative....................................        3,476,026         2,608,037
    Other.........................................................        1,417,879         4,354,966
        Total expenses............................................       14,019,583        38,863,327

Net loss..........................................................      $(3,676,607)     $ (5,911,847)
                                                                        ============     =============

Weighted average number of shares outstanding.....................        3,149,009         4,800,551
                                                                        ------------     --------------
Basic and diluted loss per share..................................      $     (1.17)     $      (1.23)
                                                                        ------------     ---------------

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION DATA:

Total assets......................................................      $44,431,509       $48,880,039
Total liabilities.................................................       18,093,930        23,614,002
Minority interest in consolidated subsidiaries....................        7,173,873         7,619,233
Stockholders' Equity..............................................       19,163,706        17,646,804

                                  RISK FACTORS


         WE FACE A VARIETY OF RISKS IN THE CONDUCT OF OUR BUSINESS, ANY OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT US, OUR BUSINESS AND OUR FINANCIAL PERFORMANCE. SOME OF THESE RISKS ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE LIST OF ALL MATTERS THAT COULD ADVERSELY AFFECT US, AND THERE ARE MANY FACTORS BEYOND OUR CONTROL THAT AFFECT US, OUR BUSINESS AND OUR FINANCIAL PERFORMANCE.

         THE VOLATILE NATURE OF THE SECURITIES BUSINESS COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE AS WELL AS OUR STOCK PRICE. The securities business is naturally subject to various risks, particularly in volatile or illiquid markets. Among the risks are potential losses resulting from the following activities:

o  underwriting or owning securities,

o  trading, arbitrage and merchant banking activities,

o  failure by the other party to meet commitments,

o  customer fraud and employee fraud,

o  misconduct and errors,

o  failures in connection with processing securities transactions and

o  litigation

         Various factors affect a securities firm's business and profitability. These factors include the firm's credit capacity or perceived creditworthiness and competitive factors, including the ability to attract and retain highly skilled employees. These and other factors may contribute to reduced levels of new issuances of securities or merger, acquisition, restructuring, and leveraged capital activities, including leveraged buyouts and high-yield financing. Such factors may also help reduce the level of participation in financing and investment related to these activities. This generally results in lower revenues from investment and merchant banking fees and from underwriting and corporate development investments. Reduced volume of securities transactions and reduced market liquidity generally result in lower revenues from dealer and trading activities and commissions.

         Lower price levels of securities may result in a reduced volume of transactions and in losses from declines in the market value of securities held in trading, investment and underwriting positions. Sudden sharp declines in market values of securities and the failure of companies issuing securities and parties on the other side of a transaction to perform their obligations can result in illiquid markets. In such markets, we may not be able to sell securities and may have difficulty covering our securities positions. Such markets, if prolonged, may also lower our revenues from investment banking, merchant banking and other investments, and could have a material adverse effect on our results of operations, financial condition and cash flows.

         Our principal business activities (investment banking, securities sales and trading and correspondent brokerage services) are naturally highly competitive and subject to various risks, volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues, as well as our stock price, have been, and may continue to be, subject to wide fluctuations. This, of course, reflects the impact of many factors that are beyond our control. These factors include:

o   securities market conditions,

o   the level and volatility of interest rates,

o   competitive conditions, and

o   the size and timing of transactions.

         Numerous other national and international factors affect the securities business and the profitability of securities firms. These include:

o   economic and political conditions,

o   broad trends in business and finance,

o legislation and regulation affecting the national and international business and financial communities,

o   currency values,

o   inflation,

o   market conditions,

o   the availability of short-term or long-term funding and capital,

o the credit capacity or perceived creditworthiness of the securities industry in the marketplace, and

o   the level and volatility of interest rates.

         WE COULD BE ADVERSELY AFFECTED BY THE SIGNIFICANT COMPETITION WITHIN THE SECURITIES INDUSTRY. We encounter significant competition in all aspects of the securities business and compete worldwide directly with other domestic and foreign securities firms. Many of these competitors have greater capital, financial and other resources than we have. In addition to competition from firms currently in the securities business, there has been increasing competition from other sources, such as commercial banks and investment boutiques.

         We anticipate legislative and regulatory initiatives in the U.S. to remove or relieve certain restrictions on commercial banks. Thus, it is possible that competition in some markets currently dominated by investment banks may increase in the near future.

         Such competition could also affect our ability to attract and retain highly skilled individuals to conduct our various businesses, which may have an adverse effect on our business. The principal competitive factors influencing our business are:

o   our professional staff,

o   our reputation in the marketplace,

o   our existing client relationships,

o   the ability to commit capital to client transactions, and

o   our mix of market capabilities.

         The adequacy of our capital levels will also influence our ability to compete effectively in securities brokerage and investment banking activities. In addition, our ability to expand our business may depend on our ability to raise additional capital. SEE "Description of Business - Competition."

         OUR FAILURE TO COMPLY WITH THE EXTENSIVE FEDERAL, STATE AND FOREIGN REGULATION OF OUR BUSINESS COULD HAVE POSSIBLE MATERIAL ADVERSE EFFECTS UPON US. Our business (and the securities industry generally) is subject to extensive regulation. First, we are subject to regulation in the United States, Austria and all other Central and Eastern European states where our subsidiaries operate at the state level. Second, we are subject to regulation by various foreign financial regulatory authorities in the jurisdictions outside of the United States, Austria and Central and Eastern Europe where we do business, including regulation by the Securities and Futures Authority of the United Kingdom. Finally, we are subject to regulation by industry self regulatory organizations (known as "SROs"). SEE "Description of Business - Governmental Regulation."

         SROs such as the NASD require strict compliance with their rules and regulations. Our failure to comply with any of these laws, rules or regulations could result in fines, suspension or expulsion, with which could have possible material adverse effects upon us and may affect our stock price accordingly.

         The scope of EBI Securities' broker-dealer operations is subject to the terms of its Restriction Agreements with the NASD. In the event that EBI Securities violates the terms of its Restriction Agreements, the NASD can suspend or revoke its membership and may impose fines upon or censure EBI Securities.

         Compliance with many of the regulations that apply to us involves a number of risks, particularly in areas where applicable regulations may be unclear. The SEC, the Austrian Ministry of Finance (the "Ministry"), other governmental regulatory authorities, including state securities regulators, and SROs, including the Vienna Stock Exchange Chamber, may institute administrative or judicial proceedings or arbitrations. These proceedings or arbitrations may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), issuance of cease-and-desist orders, de-registration of or suspension of a broker-dealer, investment adviser or futures commission merchant, statutory disqualification of our officers or employees or other adverse consequences. Moreover, even if no such actions are taken, there could be a material adverse effect on our perceived creditworthiness, reputation and competitiveness. Customers of ours or others who allege that our violation of applicable regulations have damaged them also may seek to obtain compensation from us, including unwinding any transactions with us. Such unwinding could have an adverse impact on our business.

         Other changes may adversely affect our manner of operation and profitability. These include:

o additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers,

o changes in rules promulgated by the SEC, the Ministry or other Austrian or foreign governmental regulatory authorities and SROs, and

o   changes in the interpretation or enforcement of existing laws and rules.

         Regulations may materially affect our business in two ways. First, regulations may directly apply to us in the conduct of our business. Second, laws, rules and regulations that apply generally to the industry or the market as a whole may materially affect the market for our products and services. Some examples of factors that could affect the volume of our underwriting, merger and acquisition and merchant banking business in any year are:

o   existing and proposed tax legislation,

o antitrust policy and other governmental regulations and policies (including the interest rate policies), and

o changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities.

         From time to time, various forms of anti-takeover legislation and legislation that could affect the benefits associated with financing leveraged transactions with high-yield securities have been proposed that, if enacted, could adversely affect the volume of merger and acquisition and investment banking business, which in turn could adversely affect our related underwriting, advisory and trading revenues.

         THERE ARE MARKET, CREDIT AND LIQUIDITY RISKS ASSOCIATED WITH OUR UNDERWRITING AND TRADING ACTIVITIES WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON US. We conduct our underwriting, securities trading, market-making and arbitrage activities as principal and in doing so subject our capital to significant risks, including market, credit (including counterparty) and liquidity risks.

         Our underwriting, securities trading, market-making and arbitrage activities often involve the purchase, sale or short-sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. From time to time we have large position concentrations in certain types of securities or commitments and in the securities of or commitments to a single issuer. The issuers could include sovereign governments and other entities, issuers located in a particular country or geographic area, or issuers engaged in a particular industry. Through our subsidiaries and affiliate offices, we engage in proprietary trading of United States and Central and Eastern European securities with an emphasis on government and corporate bonds, local debt instruments and equity securities. These transactions involve risks associated with the political instability and relative currency values of the nations in which the issuer principally engages in business, including the risk of nationalization. Additionally, from time to time we have substantial position concentrations in high-yield issuers or commitments to high-yield issuers.

         These securities generally involve greater risk than investment-grade debt securities due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions. The level of our high-yield securities inventories and the impact of such activities upon our results of operations can fluctuate from period to period as a result of customer demands and economic and market considerations.

         For competitive and other reasons, the trend in all major capital markets toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter may retain significant position concentrations in individual securities. Such concentrations increase our exposure to specific credit, market and political risks. Also, material fluctuations in foreign currencies against the U.S. Dollar, in the absence of countervailing covering or other procedures, may result in losses or gains in the carrying value of certain assets located or denominated in non-U.S. jurisdictions or currencies.

         We derive much of our revenue from commissions generated by our broker-dealers from retail brokerage transactions in equity and debt securities, underwriting activities and private placements. We believe that as the business of the broker-dealers develops, the broker-dealers will engage in securities trading for their own accounts. These activities may involve the purchase, sale or short sale of securities as principal and may involve certain risks which may limit our ability to resell securities we purchased or to repurchase securities sold in such transactions. These risks include change in the market price of such securities and a decrease in the liquidity of markets. Principal and underwriting transactions also involve economic, political, credit, currency, interest rate and other related risks, any of which could result in an adverse change in the market price of the relevant securities. SEE "Management's Discussion and Analysis or Plan of Operation."

         OUR MERCHANT BANKING ACTIVITIES ARE VERY CAPITAL INTENSIVE AND HAVE A POTENTIAL FOR LOSS WHICH COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS. Securities firms, such as ourselves, increasingly promote major client transactions and transactions sponsored by the clients' own pools of capital by using their capital in a variety of investment activities that have been broadly described as merchant banking.

         Such activities include, among other things, purchasing equity or debt securities or making commitments to purchase such securities in various transactions. These include mergers, acquisitions, and restructuring and leveraged capital transactions, including leveraged buyouts and high-yield financing. Such positions and commitments may involve substantial amounts of capital and significant exposure to any one issuer or business, as well as market, credit and liquidity risks. Purchasers of equity securities in these transactions generally hold them for appreciation, and the securities are not readily marketable and typically do not provide dividend income. Debt securities purchased in such transactions typically rank subordinate to bank debt of the issuer and may rank subordinate to other debt of the issuer. We also provide and arrange bridge financing. Bridge financing assures funding for major transactions, with the expectation that refinancing will be obtained through the placement of high-yield debt or other securities. Such activities may also involve substantial amounts of capital and significant exposure to any one issuer as well as various risks associated with credit conditions and vulnerability to general economic conditions.

         There can be no assurance that we will not experience significant losses as a result of such activities. Such losses may have an adverse effect on our business. SEE "Management's Discussion and Analysis or Plan of Operation."

         ALTHOUGH WE DO NOT CURRENTLY USE DERIVATIVE FINANCIAL INSTRUMENTS, OUR INABILITY TO ENGAGE IN CURRENCY HEDGING ACTIVITIES MAY RESULT IN OUR EARNINGS BEING SUBJECT TO GREATER VOLATILITY DUE TO EXCHANGE RATE FLUCTUATIONS. At the present time, we do not engage in the use of derivative financial instruments. In some of the countries where we have operations (E.G., Kazakhstan, Czech Republic, Slovenia, Croatia, Poland and Azerbaijan), the local currencies are referred to as "soft" or "exotic". Soft currency is the currency of a nation where a person can exchange the currency only with difficulty. Soft currency countries typically have minimal amounts of currency reserved for exchange purposes. As such, there are very few, if any, cost effective hedging strategies available to us or potential investors. Our inability engage in currency hedging activities may result in our earnings being subject to greater volatility due to exchange rate fluctuations.

         OUR INABILITY TO RAISE ADDITIONAL REQUIRED CAPITAL COULD HAVE A MATERIAL ADVERSE EFFECT ON US. We may need to raise additional funds to provide working capital or to respond to unforeseen needs or to take advantage of unanticipated opportunities. Over the longer term, it is likely that we will require substantial additional monies to continue to fund our working capital needs. There can be no assurance that any such funds will be available at the time or times needed, or available on terms acceptable to us. If adequate funds are not available on acceptable terms, we may not be able to take advantage of market opportunities, to develop new services or products or otherwise respond to competitive pressures. Such inability could have a material adverse effect on our business, financial condition, results of operations and cash flows.

         INADEQUATE FINANCING TO SUPPORT OUR BUSINESSES COULD HAVE A MATERIAL ADVERSE EFFECT ON US. A substantial portion of our total assets consists of highly liquid marketable securities and short-term receivables arising from securities transactions. The highly liquid nature of these assets provides us with flexibility in financing and managing our business. However, certain of our activities, such as merchant banking, frequently involve substantial capital commitments in securities which are often illiquid. Such funds and capital include equity, long-term debt and short-term borrowings which consist of securities sold under agreements to repurchase ("repurchase agreements"), master notes and committed and uncommitted lines of credit.

         All repurchase transactions and a portion of our bank borrowings are made on a collateralized basis. This means that we have to pledge assets of ours in order to secure the funds involved in the repurchase transactions or borrowings. Liquidity management includes monitoring assets available to pledge against short-term borrowing. We maintain borrowing relationships with a broad range of banks, financial institutions, counterparties and others. The volume of our borrowings generally fluctuates in response to changes in the amount of resale transactions outstanding, the level of our securities inventories and overall market conditions. Availability of financing can vary depending upon market conditions, the volume of certain trading activities, credit ratings, credit capacity and the overall availability of credit to the securities industry. There can be no assurance that adequate financing to support our businesses will continue to be available in the future. SEE "Management's Discussion and Analysis or Plan of Operation."

         OUR ABILITY TO PAY DIVIDENDS, REPAY DEBT AND REDEEM OR REPURCHASE SHARES OF OUR OUTSTANDING CAPITAL STOCK COULD BE ADVERSELY AFFECTED BY POTENTIAL RESTRICTIONS RESULTING FROM NET CAPITAL REQUIREMENTS ON THE BUSINESS OF REGULATED SUBSIDIARIES AND ON THE WITHDRAWAL OF CAPITAL. As a registered broker-dealer and member of numerous stock exchanges throughout the United States and Central and Eastern Europe, we are required to comply with each of the countries' regulatory authorities and net capital rules of the stock exchanges. These rules specify minimum net capital requirements for registered broker-dealers and stock exchange members. They attempt to ensure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and the size of their customer business. Accordingly, the rules require that at least a substantial portion of assets be kept in cash or highly liquid investments. Compliance with such net capital requirements could limit operations that require the intensive use of capital, such as underwriting and trading activities. These rules also could restrict our ability to withdraw capital from restricted accounts governed by regulatory restrictions, even in circumstances where these accounts hold more than the minimum amount of required capital. This, in turn, could prevent or limit our ability to pay dividends, repay debt and redeem or repurchase shares of our outstanding capital stock.

         WE HAVE POTENTIAL SECURITIES LAWS LIABILITY EXPOSURE IN CONNECTION WITH OUR BUSINESS. Many aspects of our business involve substantial risks of liability. In recent years litigation involving the securities industry has increased, including class actions that generally seek substantial damages. Companies engaged in the underwriting and distribution of securities are exposed to substantial liability under applicable securities laws.

         WE DEPEND ON CERTAIN KEY MEMBERS OF MANAGEMENT AND THE LOSS OF ANY ONE OF THEM COULD HAVE A SIGNIFICANT ADVERSE EFFECT ON OUR PERFORMANCE AS A WHOLE. Most aspects of our business depend on highly-skilled individuals. We devote considerable resources to recruiting, training and compensating such individuals and have taken further steps to encourage such individuals to remain in our employ. Individuals employed by us may, however, choose to leave at any time to pursue other opportunities. Moreover, operating our business depends principally on certain key management personnel. In particular, Martin A. Sumichrast and Wolfgang Kossner have played significant roles in promoting, developing and managing Eastbrokers. Wolfgang Kossner serves as a consultant to Eastbrokers. If Mr. Kossner's affiliation with us were to cease, or if he were unable to continue to serve in this role, there may be a significant adverse effect on our performance as a whole. Martin A. Sumichrast is an officer, director and employee of ours. If we terminate his employment, or if he is unable to perform his duties, there may be a significant adverse effect on our performance as a whole. We expect that our potential growth and any expansion into new areas and activities requiring additional expertise (such as new markets or the development of new products) will place additional demands on our human resources. We anticipate such demands will require us to add new management personnel and to develop additional expertise in our existing management personnel. The failure to acquire such services or to develop such expertise could have a material adverse effect on our prospects for success. Competition for such personnel is intense and we can give no assurance that we will be able to hire and/or retain adequate personnel. At the present time, we have a key-man life insurance policy in effect on Mr. Sumichrast. However, we cannot be certain that the proceeds from such policy will be adequate to offset the loss of his services. We do not have key-man life insurance policies in effect with respect to Mr. Kossner.

         WE HAVE SUFFERED OPERATING LOSSES AND WE CANNOT PREDICT WHETHER OUR FUTURE OPERATIONS WILL BE PROFITABLE OR THAT WE WILL HAVE AVAILABLE FUNDS ADEQUATE TO FUND OUR OPERATIONS. Since the Company's formation, we have suffered substantial cash flow deficits and operating losses. The net loss for the fiscal year ended March 31, 1999 was $5,911,847 and the net loss for the fiscal year ended March 31, 1998 was $3,676,607. Cash and cash equivalents were about $2,215,000 as of March 31, 1999 and about $7,157,000 as of March 31, 1998. There can be no assurance that our future operations will be profitable or that we will have available funds adequate to fund our operations. Should our operations be profitable, it is likely that we would retain much or all of our earnings to finance future growth and expansion.

         IF OUR COMMON STOCK WERE DELISTED, STOCKHOLDERS MAY HAVE A MORE DIFFICULT TIME SELLING THEIR SECURITIES. In the event that the Common Stock were no longer to meet applicable Nasdaq SmallCap requirements including timely reporting and were delisted from Nasdaq SmallCap, we would attempt to have our securities traded in the over-the-counter market via the Electronic Bulletin Board or the "pink sheets." In such event, holders of our securities would likely encounter greater difficulty in disposing of these securities and/or obtaining accurate quotations as to the prices of our securities.

         IF AT ANY TIME REGULATORS DELIST THE COMMON STOCK FROM THE NASDAQ SMALLCAP, TRANSACTIONS INVOLVING THE SECURITIES MAY BECOME SUBJECT TO PENNY STOCK RULES THAT IMPOSE ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKER-DEALERS WHO SELL SUCH SECURITIES TO PERSONS OTHER THAN ESTABLISHED CUSTOMERS AND ACCREDITED INVESTORS. The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Since our Common Stock is currently listed on the Nasdaq SmallCap we are exempt from the definition of penny stock at this time . If at any time regulators delist the Common Stock from the Nasdaq SmallCap, transactions involving the securities may become subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. (Generally, accredited investors are those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with their spouse.) For transactions subject to penny stock rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, the Commission mandates a risk disclosure document relating to the penny stock market which the broker-dealer must deliver prior to any transaction involving a penny stock, unless exempt. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and disclose current quotations for the securities. If the broker-dealer is the sole market-maker, the broker-dealer must also disclose this fact as well as its presumed control over the market. Finally, broker-dealers must send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities in the secondary market.

         THERE COULD BE POSSIBLE DILUTIVE AND OTHER ADVERSE EFFECTS OF OUTSTANDING OPTIONS AND WARRANTS BEING EXERCISED WHICH COULD AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL. Under the terms of the outstanding Class A, B and C warrants, options issued under our 1996 Stock Option Plan, and other outstanding options and warrants, the holders of such warrants and options are given an opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interests of the other shareholders. The existence of such options and warrants may adversely affect terms on which we may obtain additional financing. For example, the holders of the warrants might exercise them at a time when we are attempting to obtain additional capital through a new offering of securities on terms more favorable than those which the warrants and options provide.

         THE ISSUANCE OF PREFERRED STOCK COULD MAKE A POSSIBLE TAKEOVER OF EASTBROKERS, OR REMOVAL OF EASTBROKERS' MANAGEMENT MORE DIFFICULT. As of December 1997, our Board of Directors authorized the issuance of up to 10,000,000 shares of preferred stock. As of July 1, 1999 no shares of preferred stock were issued. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms, and all other rights, preferences and privileges with respect to any series of preferred stock. The issuance of any series of preferred stock having rights superior to those of the Common Stock may result in a decrease in the value or market price of the Common Stock. The Board of Directors could use this as a means to prevent a change in control of the Eastbrokers Group. Future issuances of preferred stock may provide for dividends, certain preferences in liquidation and conversion rights. Such preferred stock issuance could make the possible takeover of the Eastbrokers Group, or the removal of management of the Eastbrokers Group, more difficult. The issuance of such preferred stock could discourage hostile bids for control of the Eastbrokers Group in which shareholders could receive premiums for their Common Stock or warrants, could adversely affect the voting and other rights of the holders of the Common Stock, or could depress the market price of the Common Stock or warrants.

         THERE ARE SPECIFIC RISKS OF THE GEOGRAPHIC AREAS COVERED BY US OUTSIDE THE UNITED STATES WHICH COULD, IF REALIZED, RESULT IN A MATERIAL ADVERSE EFFECT ON US. Our investments will include securities of issuers resident in areas currently in a state of flux Central and Eastern Europe and Central Asia. These regions' political institutions and economic policies now face the challenges of rapid change. Their populations are ethnically diverse and cultural and religious tensions abound. Memories of conflicts, past injustices and the legacy of the denial of justice and the expropriation of property will continue to create tension for years to come. These problems will compound the difficulties of the change from a centrally planned economy to a market economy. For these reasons our investments will be subject to risks of a nature and degree not normally encountered in more developed economies and additional to those inherent in any equity investment. Specific examples of some of these risks are described below:

o LIQUIDITY OF OUR INVESTMENTS: The nature of our investments in these geographic areas limits their potential secondary market. Accordingly, we may not be able to achieve the full value of our investments on disposal. Although we anticipate that liquidity will improve once local stock markets are operational, there is no guarantee that the markets will be as liquid as those of developed countries.

o POLITICAL AND ECONOMIC FACTORS: The countries in which some of our operations are concentrated had centrally-planned, socialist economies for many years. Attempts at political and economic reform have been made with limited success and it is impossible to foresee whether such reforms will achieve their intended aims. Countries may impose restrictions on investing in specific companies or industries which they consider to be important or sensitive to national interests, but which also may be the best investment opportunities available there. Additionally, changes in government policy may result in countries expropriating investments.

o VALUATION RISK: Accounting and financial reporting standards in selected countries are not equivalent to International Accounting Standards or U.S. Generally Accepted Accounting Standards. Consequently, less information is available to investors in the selected countries than in more developed capital markets. Nevertheless, we will use valuations and financial reports of international auditing firms and will apply all other means to monitor unlisted investments.

o PROBLEMS OF TRANSITION AND BUSINESS FAILURE: Until very recently, virtually all industrial output within the Comecon and Warsaw Pact countries was generated from state-owned industry. As a result, few individuals understand basic capitalistic management skills and techniques. Privatization of much of the region's industry and the transition to a more market-orientated economy will be difficult. Industry in the region is considerably less developed and less efficient than industry in Western Europe and the United States. In addition to doubts as to the continuing viability of much of the region's industry, those businesses which survive are likely to require considerable capital investment and restructuring. The failure of one or more businesses in which we have invested may have a significant adverse effect on our performance as a whole.

o CHANGES IN LAW AND ENFORCEMENT OF RIGHTS: In cases where competing claims arise or in cases of re-nationalization, it may be difficult to enforce our rights in several of the countries where we operate. There are several reasons for this. First, legislation relating to securities, stock markets and property rights may not exist. Second, these countries may only very recently have introduced such legislation, and may introduce significant new legislation at any time. Finally, existing legislation is likely to be subject to extensive amendment.

o INVESTMENT AND REPATRIATION RESTRICTIONS: We may require governmental registration and/or approval in order to repatriate investment income, capital and the proceeds of sales by foreign investors. A number of countries in which we may invest do not have freely convertible currencies or their currencies may only be convertible at rates determined by their governments. Countries may also impose repatriation restrictions at any time. Changes in the value of currencies in which our investments are denominated will result in a corresponding change in the value of our assets which are generally denominated in the local functional currencies. Investors should note that the local currencies involved may be subject to rapid devaluation against the major "hard" currencies, with the corresponding result that delays in currency conversion may cause significant losses.

o TAXATION: Taxation of dividends and capital gains received by non-residents varies among the selected countries. In addition, the selected countries generally have less well defined tax laws and procedures, and such laws may permit retroactive taxation. As a result, we could, in the future, become subject to local tax liabilities that had not been anticipated in conducting our investment activities or valuing our assets.


         A SUBSTANTIAL PORTION OF OUR ASSETS ARE LOCATED OUTSIDE THE UNITED STATES WHICH COULD MAKE IT DIFFICULT TO ENFORCE CIVIL JUDGMENTS OBTAINED AGAINST US IN THE U.S. A substantial portion of our assets are located outside the United States. It may be difficult for investors to enforce outside of the United States judgments against the Eastbrokers Group obtained in the United States in any actions, including actions based on the civil liability provisions of the securities laws of the United States. In addition, certain of our officers and directors are not citizens or residents of the United States and all or a substantial portion of their assets are or may be located outside the United States. As a result, it may be difficult for investors to affect service of process within the United States against them or to enforce judgments obtained in the United States, including judgments based on the civil liability provisions of the securities laws of the United States.

         SIGNIFICANT AND RAPID CHANGES IN TECHNOLOGY COULD NEGATIVELY AFFECT OUR INTERNET-RELATED PROJECTS. The market for internet products and services has only recently begun to develop and is rapidly evolving. Significant technological changes could render our existing internet-related products and services obsolete. To be successful, we must adapt to this rapidly changing market by continually improving the responsiveness, functionality and features of our products and services to meet our customers' needs. If we are unable to respond to technological advances and conform to emerging industry standards in a cost-effective and timely basis, certain portions of our business could be materially adversely affected.

                                 USE OF PROCEEDS

         Eastbrokers will not receive any proceeds from the sale of the 814,500 shares (the "Common Stock Shares") of Common Stock, the 1,545,900 shares (the "Warrant Shares") of Common Stock underlying the Class C Common Stock Purchase Warrants (the "Warrants"), 1,237,222 shares (the "Placement Agent Warrant Shares") of Common Stock underlying the Placement Agent Warrants (the "Placement Agent Warrants"), 234,781 shares of Common Stock underlying the 10 percent Convertible Promissory Notes due 2002 (the "Note Shares") and 475,000 shares of Common Stock underlying the 5 percent Convertible Debentures due 2002 (the "Debenture Shares," and, together with the Common Stock Shares, the Warrant Shares, the Note Shares and the Placement Agent Warrant Shares, the "Shares") since such Shares will be sold by the selling security holders. Holders of the Warrants and the Placement Agents Warrants are not obligated to exercise any of their warrants and holders of the 10 percent Convertible Promissory Notes due 2002 and 5 percent Convertible Debentures due 2002 are not obligated to convert their securities. However, assuming exercise of all of the Warrants and the Placement Agent Warrants and conversion of the 10 percent Convertible Promissory Notes due 2002 and the 5 percent Convertible Debentures due 2002, the net proceeds to be received by Eastbrokers is estimated to be $22,831,854. The closing bid price of the Common Stock on the Nasdaq SmallCap on July 1, 1999 was $3.875. The Warrants and the Placement Agent Warrants are exercisable at $7.00. Holders of the 10 percent Convertible Promissory Notes due 2002 have the right to convert their notes into shares of Common Stock at $5.75 per share. Holders of the 5 percent Convertible Debentures due 2002 have the right to convert their notes into shares of Common Stock at the lesser of $5.50 per share or 90% of the average of the three lowest closing bid prices for the 20 trading days ending five days before the date of delivery of the notice of conversion. Accordingly, there is no assurance that any of the Warrants and the Placement Agent Warrants will be exercised or that any of the 10 percent Convertible Promissory Notes due 2002 and the 5 percent Convertible Debentures due 2002 will be converted.

         Eastbrokers currently anticipates that it will use the net proceeds to it of this offering, if any, to fund general corporate and working capital requirements.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Eastbrokers' Common Stock is traded on the Nasdaq SmallCap under the symbol "EAST" (previously, the symbol was "CZCH"). The following table sets forth the reported high and low bid quotations on a calendar year basis (as adjusted for the one-for-five reverse split of Eastbrokers' Common Stock, which occurred in September 1996) of the Common Stock for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                       COMMON STOCK
                                        ----------------------------------------
                                              HIGH                    LOW
                                        -------------------- -------------------

  1997
  First Quarter                              $ 5.2500               $3.3750
  Second Quarter                             $ 7.5000               $4.3125
  Third Quarter                              $ 7.2500               $6.5000
  Fourth Quarter                             $11.1250               $6.3750

  1998
  First Quarter                              $11.0000               $8.3750
  Second Quarter                             $10.5000               $4.0000
  Third Quarter                              $14.0000               $4.0000
  Fourth Quarter                             $ 5.7500               $2.0313

  1999
  First Quarter                              $13.0000               $3.7500
  Second Quarter                             $ 9.3750               $3.5652
  Third Quarter (through July 1, 1999)       $ 4.0000               $3.8125

         On July 1, 1999, the closing bid price for Eastbrokers' Common Stock as reported on the Nasdaq SmallCap was $3.875 per share. On that date, there were approximately 70 holders of record of Common Stock (including entities which hold stock in street name on behalf of other beneficial owners).

         Eastbrokers has not paid any cash dividends on its Common Stock to date, and does not anticipate declaration or payment of any dividends in the foreseeable future. Eastbrokers anticipates that for the foreseeable future it will follow a policy of retaining earnings, if any, in order to finance the expansion and development of its business. Payment of dividends is within the discretion of Eastbrokers' Board of Directors and will depend upon the earnings, capital requirements and operating and financial condition of Eastbrokers, among other factors.

                                    BUSINESS

         BACKGROUND

         Eastbrokers International Incorporated ("Eastbrokers") was incorporated in the State of Delaware on January 20, 1993, as the Czech Fund. Eastbrokers' initial goal was to take advantage of the rapid growth in business opportunities arising from the privatization of the newly-democratized Czech Republic by merging with or acquiring Czech businesses. From 1993 through 1996, Eastbrokers held an interest in a Czech hotel and an interest in a Czech department store.

         In 1996, we re-evaluated our business strategy and, after considering a variety of investment opportunities, acquired Eastbrokers Vienna. Eastbrokers Vienna is an Austrian brokerage company with offices throughout Central and Eastern Europe. This transaction enhanced our prospects by both providing us with a vehicle to implement our acquisition strategy and extend our opportunities beyond the Czech Republic to the entirety of Central and Eastern Europe. Thereafter, our name was changed to Eastbrokers International Incorporated, our present name.

         Eastbrokers is primarily a holding company for thirteen subsidiaries and affiliates which are directly and indirectly owned. Nine of Eastbrokers' subsidiaries and affiliates are incorporated and located in Central and Eastern Europe. Eastbrokers also owns 100 percent of EBI Securities Corporation ("EBI Securities"), 100 percent of EBI Leasing Corporation, 92 percent of Eastbrokers North America Inc. ("Eastbrokers NA") and about 48 percent of EBonlineinc.com. Most of Eastbrokers' subsidiaries and affiliates are engaged in the investment banking, broker-dealer, consulting, advisory and securities business. The principal strategic objective of the Eastbrokers Group has been to establish controlling ownership of independent broker-dealers located primarily in Central and Eastern Europe and to create a network that provides access to emerging market investment opportunities in Central and Eastern Europe. In fiscal year 1998, this objective was expanded to include establishing controlling ownership of independent broker-dealers in the United States.

         CURRENT OPERATIONS

         Through Eastbrokers Vienna, the Eastbrokers Group provides financial services in Central and Eastern Europe. Eastbrokers Vienna's primary business is to provide its customers with stock brokering and investment banking services. Eastbrokers Vienna conducts business through its head office in Vienna, Austria and in its subsidiary and affiliate offices located in (a) Klagenfurt, Austria,
(b) Almaty, Kazakhstan, (c) Prague, Czech Republic, (d) Ljubljana, Slovenia, (e) Zagreb, Croatia, (f) Warsaw, Poland and (g) Baku, Azerbaijan. Although the Eastbrokers Group sold its operations in Budapest, Hungary, the Eastbrokers Group continues to have a working relationship with the buyer. Through its subsidiaries and affiliate offices, the Eastbrokers Group is a member of the Vienna Stock Exchange, the Budapest Stock Exchange, the Zagreb Stock Exchange, the Ljubljana Stock Exchange, the Central Asian Stock Exchange, and the Warsaw Stock Exchange. Eastbrokers Vienna also owns 51 percent of WMP Bank AG (formerly WMP Borsenmakler AG) ("WMP"), a publicly-held Austrian investment banking and brokerage firm. Due to the continued decline in the Czech Republic markets and recurring operating losses generated through its subsidiary office located in Prague, Czech Republic, the Eastbrokers Group determined that it was in the best interest of the Eastbrokers Group and shareholders to dispose of this operation.
73.55 percent of the Eastbrokers Group interest in this subsidiary was sold in June 1998.

         Eastbrokers Vienna's brokerage, trading and market making business generated approximately 10 percent of all the Eastbrokers Group revenues for fiscal year ended March 31, 1999 and 41 percent of all of the Eastbrokers Group revenues for the fiscal year ended March 31, 1998. The percentage decline in fiscal 1999 was largely due to the added revenue generated from EBI Securities. Eastbrokers Vienna conducts its sales activities as principal and agent on behalf of its clients. Eastbrokers Vienna primarily distributes and trades Central and Eastern European equity securities and to a lesser degree, debt securities. Eastbrokers Vienna, through WMP, actively makes a market in more than 800 debt and equity securities on the Vienna Stock Exchange. For the fiscal year ended March 31, 1999, EBI Securities generated approximately 48 percent of the Eastbrokers Group consolidated revenue.

         Eastbrokers Vienna is also a Central and Eastern European investment banking firm which provides advice to, and raises capital for, Central and Eastern European companies. Eastbrokers Vienna provides advisory services on key strategic matters such as mergers, acquisitions, privatizations, joint ventures as well as long range financial planning. Eastbrokers Vienna seeks to raise capital for its investment banking clients from institutional and commercial investors in Western Europe. Since 1993, Eastbrokers Vienna has assisted with over twenty-five investment banking transactions.

         The Eastbrokers Group acquired 90 percent of Eastbrokers NA in March 1997. On January 4, 1999, Eastbrokers NA's request to withdraw its registration as a broker-dealer with the SEC and a member of the National Association of Securities Dealers ("NASD") was approved. The office space previously occupied by Eastbrokers NA has been converted into a branch office of EBI Securities.

         In October 1997, we announced our intention to establish a full service brokerage operation in Kiev, Ukraine subject to obtaining the required regulatory approvals. Due to the overall instability in the region caused by the economic crisis in Asia and potential currency problems in Russia, we decided to continue our evaluation of this market and will delay this expansion until such time as we feel the expansion is economically viable.

         On February 20, 1998, we consummated a private placement. Under the terms of this private placement, we sold 1,227,000 units at $5.00 per unit, with each unit consisting of one share of Eastbrokers' Common Stock, and one Class C Common Stock purchase warrant with an exercise price of $7.00 per share. After expenses related to this private placement, Eastbrokers received approximately $5,400,000. As provided by the terms of the Class A and Class B warrants outstanding at the time of this private placement, we also announced certain adjustments relating to the pricing of our Class A and Class B warrants. In conjunction with this private placement, we announced a 1-for-5 reverse split of our Class A and Class B warrants with corresponding changes in the number of warrants required for exercise. This reverse split was in proportion to the 1-for-5 reverse split of the Common Stock in September 1996 and caused each warrant again to be exercisable for one share of Common Stock. The effect of these changes resulted in a total of 1,101,000 Class A warrants outstanding with an exercise price of $18.00 per share and 250,000 Class B warrants outstanding with an exercise price of $19.00 per share as of March 31, 1998.

         During April 1998, the Eastbrokers Group announced that a consortium in which the Eastbrokers Group was participating was awarded the management contract for Polish National Investment Fund #9. This consortium consisted of the Eastbrokers Group, Tonlor Finance, a Polish finance and investment company based in Warsaw, and General Partners AG, an Austrian investment and holding company. Subsequent to the signing of the preliminary management agreement but prior to the signing and ratification of the final management agreement, the consortium was informed that the Polish national government had reached a strategic decision to change the focus, structure, and process related to the privatization of its national investment funds. The consortium was encouraged to resubmit its application and compete for a management contract under the new criteria. After considerable deliberation and an evaluation of the time, energy, effort, and financial commitment originally expended in the bidding process and an evaluation of the cost required to continue in the bidding process, the consortium determined that its resources, financial and human, were better allocated to other worthwhile projects.

         In May 1998, Eastbrokers acquired all of the outstanding common stock of Cohig & Associates, Inc., a Denver, Colorado based investment banking and brokerage firm, in exchange for 445,000 unregistered shares of the Common Stock and an agreement to advance $1,500,000 in additional working capital to Cohig & Associates. Following the acquisition, Eastbrokers changed the name of Cohig & Associates, Inc. to EBI Securities Corporation ("EBI Securities"). Eastbrokers anticipates that EBI Securities will be the first in a series of acquisitions targeting other successful medium size investment banking and brokerage firms both domestically and internationally. Eastbrokers believes that its current organizational structure as an entrepreneurial and international publicly-traded company will be particularly appealing to potential acquisition candidates.

         EBI Securities is a full service brokerage firm specializing in providing investment advice and counsel to individuals and small to middle market institutions. At the present time, EBI Securities has approximately 180 licensed representatives. EBI Securities provides its brokerage clients with a broad range of traditional investment products and services. EBI Securities also strives to establish itself with investors and corporate finance clients through its commitment to a professional and personalized service. Its trading department makes a market in approximately 100 securities which include its investment banking clients and those securities that its research department has identified as promising, small to middle-market and potentially high growth companies. The investment banking department's mission is to enhance and develop the capital structures of small to middle market emerging growth companies through private placements, bridge financing, and public offerings in order to enable the firm's corporate finance clients to capitalize on promising business opportunities, favorable market conditions, and/or late stage product development.

         EBI Securities is registered as a broker-dealer with the SEC and is licensed in 50 states and the District of Columbia. It is also a member of the NASD and the Securities Investor Protection Corporation ("SIPC"). Customer accounts are insured to $25 million under the SIPC excess insurance program. EBI

Securities operates pursuant to the exemptive provisions of SEC Rule 15c3-3
(k)(2)(ii) and clears all transactions with and for customers on a fully disclosed basis.

         EBI Securities maintains its clearing arrangement with Fiserv Correspondent Services, Inc. ("Fiserv"), a subsidiary of Fiserv, Inc. (NASDAQ:
FISV). Fiserv provides EBI Securities with back office support, transaction processing services on all the principal national securities exchanges and access to many other financial services and products. This arrangement enables EBI Securities to offer its clients a broad range of products and services that is typically only offered by firms that are larger and/or have a larger capital base. Fiserv has advised the Eastbrokers Group that it is aware of the year 2000 computer issue and is working to mitigate the effect of the year 2000 issue on its operations. SEE "Management's Discussion and Analysis or Plan of Operation Impact of the Year 2000".

         In June 1998, the Eastbrokers Group largest European subsidiary, WMP, successfully raised 60 million Austrian Schillings (approximately $4,800,000
USD) in a bond offering. The Eastbrokers Group originally intended to utilize these proceeds to enhance and further develop its European trading activities. The bonds were issued in denominations of 10,000 Austrian Schillings (approximately $800 USD at the then current exchange rates), bear an annual interest rate of 7.5 percent, payable at maturity, and mature in June 2002. In December 1998, the Eastbrokers Group redeemed approximately 45 million Austrian Schillings of these bonds. The Eastbrokers Group intends to redeem the remaining bonds in the future.

         In June 1998, the Eastbrokers Group sold 73.55 percent of its interest in Eastbrokers Prague a.s. See "Acquisitions and Dispositions During the Fiscal Year" below.

         On November 25, 1998, Eastbrokers sold 10 newly issued units in a private placement consisting in the aggregate of $1,100,000 in 7 percent Convertible Debentures (the "7 percent Convertible Debentures") and Class C Common Stock Purchase Warrants to purchase 125,000 shares of Common Stock. The 7 percent Convertible Debentures were redeemed in March 1999 from a portion of the proceeds of the offering related to the issuance of the 10 percent Notes (as defined below).

         In December 1998, Eastbrokers sold its subsidiary, Eastbrokers Budapest Rt. for HUF 217,000,000 (approximately $1,000,000 USD at the then current exchange rates). The Eastbrokers Group continues to have a working relationship with the buyer and maintains a presence in Budapest through its relationship with the buyer.

         In January 1999, Eastbrokers sold 125,000 restricted shares of Common Stock in a private placement to a private investor for $4.00 per share. Eastbrokers also issued 7,500 shares of its Common Stock to a broker of EBI Securities as a commission in connection with this transaction.

         In March 1999, Eastbrokers issued 10 percent Convertible Promissory Notes due 2002 (the "10 percent Notes") in an aggregate principal amount of $1,350,000. Holders of the 10 percent Notes have the right to convert their 10 percent Notes into shares of Common Stock at $5.75 per share. A portion of the proceeds of the Notes was used to redeem the 7 percent Convertible Debentures.

         In May 1999, we issued 5 percent Convertible Debentures due 2002 (the "5 percent Debentures") in an aggregate principal amount of $2,000,000. Holders of the 5 percent Debentures have the right to convert their 5 percent Notes into shares of Common Stock at the lesser of $5.50 per share or 90% of the average of the three lowest closing bid prices for the 20 trading days ending five days before the date of delivery of the notice of conversion. A portion of the proceeds of the 5 percent Debentures will be used to expand our operations.

         A key component of the Eastbrokers Group's business plan is to grow through the purchase and roll-up of complementary businesses both in the United States and in Europe, with the acquisitions financed by the issuance of Common Stock. Management believes that consolidation within the industry is inevitable. Concerns attributable to the volatility currently prevailing in the financial markets help explain the increasing number of acquisition opportunities being introduced to the Company. The Eastbrokers Group is currently focused on maximizing the profitability of the acquisitions that have been consummated to date, and it is continuing to selectively seek additional complementary acquisition and/or merger candidates.

         In February 1998, Eastbrokers participated in a capital increase for its subsidiary, Eastbrokers Vienna. In this capital increase, Eastbrokers acquired 389,925 shares of the available 390,000 shares for approximately $4,000,000 USD. The shares were offered at a price of 130 Austrian Schillings per share (approximately $10.40 USD per share) and raised Eastbrokers' ownership interest in Eastbrokers Vienna from approximately 94 percent to approximately 96 percent.

         Through its subsidiary, Eastbrokers Vienna, Eastbrokers acquired a 48.1 percent interest in the outstanding capital stock of WMP on August 1, 1996. WMP is a stock broker-dealer and market maker in Vienna, Austria and is licensed as a class B bank under Austrian law. A Class B bank may, at its discretion, conduct any of the normal activities associated with a bank with one major exception: it cannot accept customer deposits. From time to time Eastbrokers Vienna has carried shares of WMP. Accordingly, since August 1996, Eastbrokers' ownership of WMP has exceeded 50 percent when including WMP shares in its trading portfolio. At December 31, 1996, Eastbrokers' aggregate ownership percentage in WMP, including its trading position, was approximately 55 percent. This investment was accounted for using the equity method in the March 31, 1997 financial statements as Eastbrokers believed that its control of WMP may likely have been lost as the result of the probable occurrence of certain events that lay outside of its control. In September, 1997 circumstances surrounding these events were resolved such that these events were no longer considered probable of occurrence and Eastbrokers deemed its control of WMP was no longer temporary. For the fiscal year ended March 31, 1998, WMP was consolidated for the entire year. At December 31, 1998, Eastbrokers' aggregate ownership interest in WMP was 51 percent.

         In October 1997, WMP sold its interest in WMP Vermogensverwaltungs GmbH ("WMP GmbH") for 2.5 million Austrian Schillings (approximately $200,000 USD at the then current exchange rates). The sales price approximated the cost basis of WMP GmbH at the date of disposition. At the date of disposition, WMP GmbH was primarily an inactive subsidiary.

         In December 1997, Eastbrokers Vienna sold its 51 percent interest in SuBwarenindustrie Beteiligungs GmbH ("SWIB") to Peter Schmid, the former Chairman of the Board, President, Chief Executive Officer and a former Director of Eastbrokers, for 13 million Austrian Schillings (approximately $1,025,000 USD at the then current exchange rates). The Eastbrokers Group acquired its ownership interest in SWIB in mid-1997 for 510,000 Austrian Schillings (approximately $40,000 USD at the then current exchange rates). At the time of acquisition, the principal asset of SWIB was an investment in a company which was entering bankruptcy proceedings and there was considerable uncertainty regarding the future realizable value of this asset. By December 1997, bankruptcy proceedings had progressed to a point where an estimate could be made on the net realizable value of this primary asset. Based on the information available at that time SWIB's value at the date of disposition was determined by the Board of Directors of Eastbrokers to be in the range of 12 million to 14 million Austrian Schillings (approximately $950,000 to $1,100,000 USD at the then current exchange rates).

         In December 1997, Eastbrokers Budapest Rt. sold its wholly owned subsidiary, 1001 Pengo Kft., to three directors of Eastbrokers Budapest Rt. for 100 million Hungarian Forints (approximately $500,000 USD at the then current exchange rates). As of the date of disposition, the sales price approximated the cost basis of 1001 Pengo Kft.

         ACQUISITIONS AND DISPOSITIONS DURING THE FISCAL YEAR

         In May 1998, Eastbrokers acquired all of the outstanding common stock of Cohig & Associates, Inc., a Denver, Colorado based investment banking and brokerage firm, in exchange for 445,000 unregistered shares of the Common Stock and an agreement to advance $1,500,000 in additional working capital to Cohig & Associates. Following the acquisition, Eastbrokers changed the name of Cohig & Associates, Inc. to EBI Securities Corporation ("EBI Securities"). Eastbrokers anticipates that EBI Securities will be the first in a series of acquisitions targeting other successful medium size investment banking and brokerage firms both domestically and internationally. Eastbrokers believes that its current organizational structure as an entrepreneurial and international publicly-traded company will be particularly appealing to potential acquisition candidates.

         In June 1998, Eastbrokers sold 73.55 percent of its interest in Eastbrokers Prague a.s. to a third party for 15 million Austrian Schillings (approximately $1,200,000 USD at the then current exchange rates).

         In December 1998, Eastbrokers sold its subsidiary, Eastbrokers Budapest Rt. for HUF 217,000,000 (approximately $1,000,000). The Eastbrokers Group continues to have a working relationship with the buyer and maintains a presence through its relationship with the buyer.

         In December 1998, Eastbrokers also liquidated two of its underperforming subsidiaries: Eastbrokers Romania and Eastbrokers Slovakia.

         ACQUISITIONS AND DISPOSITIONS SUBSEQUENT TO THE FISCAL YEAR END

         In April 1999, Eastbrokers signed a joint venture agreement with A1 Internet.com, Inc. ("A1"), a website development firm, to jointly own and develop EBonlineinc.com, Inc. ("EBonline"), a newly established subsidiary. EBonline was owned seventy percent by Eastbrokers and thirty percent by A1. Under the terms of the joint venture agreement, Eastbrokers will provide $300,000 in initial funding and A1 will provide $200,000 in developmental costs. In July 1999, EBonline merged into a publicly traded company and we currently own about 48% of its issued and outstanding common stock.

         GOVERNMENT REGULATION

         The Eastbrokers Group has operations based in the United States and 7 foreign countries. The Eastbrokers Group's business is, and the securities industry generally is, subject to extensive regulation in each of these jurisdictions at both the federal and state level, as well as by industry self-regulatory organizations ("SROs"). The Eastbrokers Group is also subject to regulation by various foreign financial regulatory authorities in the jurisdictions outside of the United States, Austria and Central and Eastern Europe where it does business, including, for example, by the Securities and Futures Authority of the United Kingdom.

         In the United States, the Eastbrokers Group's business, and the securities industry generally, are subject to extensive regulation at both the federal and state levels. The SEC is the agency primarily responsible for administration of federal securities laws. Much of the regulation of broker-dealers, however, has been delegated by the SEC to SROs, primarily the NASD. The NASD has the authority to adopt rules (which are subject to approval by the SEC) for governing the industry and the NASD conducts periodic examinations to ensure compliance. The scope of EBI Securities' broker-dealer operations are subject to the terms of their respective Restriction Agreements with the NASD. In the event that EBI Securities violates the terms of its Restriction Agreement or NASD rules, its NASD membership can be suspended or revoked and the NASD may impose fines upon it or censure it. Broker-dealers are also subject to regulation by state securities commissions in the states in which they are registered. EBI Securities is registered in all 50 states. EBI Securities is subject to the SEC's net capital rules, which require them to maintain prescribed levels of capital in order to conduct business. EBI Securities has capital in excess of the required minimums.

         The Eastbrokers Group's non-U.S. business is also subject to extensive regulation by various non-U.S. governments, securities exchanges, central banks and regulatory bodies, especially in Austria where Eastbrokers owns WMP, an

Austrian bank that engages in the securities business, including on the Vienna Stock Exchange. Each of these authorities impose regulation on the Eastbrokers Group's activities within the scope of their respective jurisdictions. These regulations are generally intended to protect the integrity of the stock exchange, bank or financial market subject to regulation and to protect customers of the regulated agency, and not primarily to protect investors in the regulated entity. The Eastbrokers Group is currently in compliance with the net capital requirements in each of the Central and Eastern European jurisdictions in which the Eastbrokers Group operates.

         The SEC, the Austrian Ministry of Finance, other governmental authorities and SROs have the authority to institute administrative or judicial proceedings against any entity subject to their jurisdiction, and the officers and employees of any such entity. These proceedings may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the de-registration or suspension of a broker-dealer, investment adviser or futures commission merchant, the statutory disqualification of its officers or employees or other adverse consequences, and, even if none of such actions is taken, could have a material adverse effect on the Eastbrokers Group's perceived creditworthiness, reputation and competitiveness. Customers of the Eastbrokers Group or others who allege that they have been damaged by the Eastbrokers Group's violation of applicable regulations also may seek to obtain compensation from the Company, including the unwinding of any transactions with the Eastbrokers Group.

         In addition to the existing laws and regulations affecting the Eastbrokers Group, additional legislation and regulations, amendments to existing laws and regulations may be adopted in the future, or changes in interpretations or enforcement of existing laws and regulations may be adopted in the future. Any such event could directly affect the manner and operation and profitability of the Eastbrokers Group.

         COMPETITION

         The Eastbrokers Group is engaged in a highly competitive business. With respect to one or more aspects of its business, Eastbrokers Group encounters substantial competition from both foreign and domestic businesses in the United States and Central and Eastern Europe. Its competitors include an elite list comprised of member organizations of the New York Stock Exchange and other registered securities exchanges in North America and Central and Eastern Europe. A large number of established and well-financed entities including multinational businesses and investment banking firms such as Bank Austria, Creditanstaldt, Credit Suisse-First Boston, ING Bearings and ABN Amro have recently and substantially increased their business activities in Central and Eastern Europe. Nearly all of such entities have substantially greater financial resources, technical expertise and managerial capabilities than the Eastbrokers Group. Discount brokerage firms affiliated with commercial banks and companies which provide electronic on-line trading provide additional competition. In many instances, the Eastbrokers Group is also competing directly for customer funds with investment opportunities offered by real estate, insurance, banking, and savings and loan industries. The Eastbrokers Group competes principally on the basis of service, product selection, location and reputation in its local markets.

         EMPLOYEES

         At July 1, 1999, Eastbrokers Group had approximately 350 full-time employees and 25 part-time employees. No employees are covered by collective bargaining agreements and the Eastbrokers Group believes its relations are good with both its employees and its independent contractors and consultants.

         COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

         The Eastbrokers Group must comply with various federal, state and local regulations relating to the protection of the environment. Federal, state, and local provisions which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment will not, in the opinion of the Eastbrokers Group, have a material effect on the capital expenditures, earnings, or the competitive position of the Eastbrokers Group.

         LEGAL PROCEEDINGS

         Through its recently acquired subsidiary, EBI Securities, Eastbrokers is subject to several legal proceedings in various jurisdictions throughout the United States.

         USCAN FREE TRADE ZONES V. COHIG & ASSOCIATES, INC. (EBI SECURITIES), ET AL., United States District Court for the Western District of Washington. In March 1997, USCAN Free Trade Zones, Inc. ("USCAN") filed a complaint against EBI Securities and Steve Signer, an employee of EBI Securities, alleging that EBI Securities misled USCAN about the creditworthiness of a third party in connection with an introduction made by Mr. Signer. EBI Securities categorically denies this allegation. USCAN informed EBI Securities that it would be working with a certain third party to secure certain loans on behalf of USCAN which USCAN would then use to open a trading account with EBI Securities. Once EBI Securities learned of the relationship to this third party, it refused to enter into any business arrangements with USCAN as long as the third party was involved due to regulatory problems encountered in prior business dealings with this certain third party. Plaintiff alleges that as a result of Mr. Signer's referral, it lost the ability to obtain a loan and all lost profits that might have resulted. Mr. Signer was dismissed as a defendant in this case due to lack of personal jurisdiction and has received an award of fees. Plaintiff originally sought a judgment of approximately $86,000,000 in compensatory and punitive damages. However, USCAN recently stated in pleadings and during a court deposition taken in October 1998 that its damage claim had been reduced to $332,000 and that it would dismiss its RICO claims. EBI Securities has filed counterclaims for defamation based upon certain false and defamatory representations regarding EBI Securities. The trial had been scheduled to start in January 1999 but the Court removed the case from its docket after USCAN filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. In the event the case should ever be restored to the active court docket for trial, EBI Securities believes it has meritorious defenses and intends to vigorously defend against USCAN's claims as well as aggressively pursue claims against USCAN and two of its officers for defamation, abuse of process, and civil conspiracy.

         FLORIDA DEPARTMENT OF INSURANCE AS RECEIVER FOR UNITED STATES EMPLOYER INSURANCE CONSUMER SELF-INSURANCE FUND OF FLORIDA ("USEC") V. DEBENTURE GUARANTY CORPORATION, ET. AL., United States District Court for the Middle District of Florida. In November, 1995, the plaintiff, USEC, commenced the above entitled action against Debenture Guaranty Corporation ("Debenture") and certain other defendants, including EBI Securities and Steve Signer, an employee of EBI Securities. In 1994, USEC entered into an arrangement whereby USEC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to USEC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby USEC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit and USEC subsequently failed. Plaintiffs alleged that EBI Securities and Signer aided, abetted and conspired with Debenture to defraud USEC and claimed damages of $11,000,000. After a trial held from September 8, 1998, to October 14, 1998, a jury returned a verdict in favor of EBI Securities. Plaintiffs' motion for a new trial was denied. EBI Securities filed a motion seeking recovery of its costs and attorney's fees incurred in connection with defending this action. The court awarded EBI Securities $12,500 in costs but denied its motion for attorney's fees. Plaintiffs have filed an appeal of the judgment and EBI Securities has cross-appealed the denial of its motion for attorney's fees.

         EURO-AMERICAN INSURANCE COMPANY LTD., ET. AL. V. NATIONAL FAMILY CARE LIFE INSURANCE COMPANY, ET. AL., 191st Judicial District of Dallas County, Texas (the "NFC Litigation"). In April, 1996, National Family Care Life Insurance Company ("NFC") commenced the above action against, among others, EBI Securities and Steve Signer, an employee of EBI Securities. In late 1994 or early 1995, NFC entered into an arrangement with Debenture Guaranty Corporation ("Debenture"), another defendant in the NFC Litigation, whereby NFC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to NFC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby NFC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit. NFC alleged that EBI Securities and Signer aided, abetted and conspired with Debenture in allegedly defrauding Plaintiff. NFC has reduced its damages demand from approximately $11,500,000 to $1,100,000. This case is related to the USEC litigation, described above, which also involves a claim of fraud against Debenture. EBI Securities believes it has meritorious defenses and intends to vigorously defend against NFC's claims. The case is presently scheduled for trial in October 1999.

         EBI Securities also is involved in an arbitration proceeding related to the NFC Litigation entitled NATIONAL FAMILY CARE LIFE INSURANCE CO. V. PAULI COMPANY, INC., ET AL., NASDR Case No. 96-02673 (the "Arbitration"). The Arbitration panel entered an award against EBI Securities in July 1998 in favor of third-party plaintiff Pauli & Company, Inc. ("Pauli") of approximately $370,000, which was significantly below the initial award sought by Pauli of approximately $1,100,000. EBI Securities' motion in the NFC Litigation to vacate this award was denied by the Court. However, EBI Securities intends to appeal the decision.

         JACK G. LARSEN, AS RECEIVER FOR SOUTHWEST INCOME, TRUST ADVANTAGE INCOME TRUST AND INVESTORS TRADING TRUST V. COHIG AND ASSOCIATES, INC. ET AL., Maricopa County Superior Court, Arizona, Case No. CV 98-20281. Plaintiff commenced this action against EBI Securities and one of its brokers in December 1998 (and process was served on EBI Securities in January 1999) seeking damages in excess of $8 million dollars against EBI Securities as well as an accounting of funds allegedly in possession of EBI Securities. Plaintiff, who apparently has been appointed receiver for three trusts, alleges that customer accounts established at EBI Securities by third parties contained funds that actually belonged to the Trusts, and that EBI Securities negligently failed to supervise its employees, in failing to determine that the third parties' trading activities, which allegedly resulted in significant trading losses, were in violation of the terms of agreements between the third parties and the Trusts. Plaintiff also contends that EBI Securities has in its possession and has wrongfully refused to return approximately $270,000 belonging to the Trusts. EBI Securities has filed a Motion to Compel Arbitration and a Motion to Dismiss for Lack of Subject Matter Jurisdiction, both of which have been denied. EBI Securities has filed a motion to remove this case to the United States District Court for the district of Arizona. EBI Securities believes that it has meritorious defenses and intends to vigorously defend against Plaintiff's claims.

         In view of the inherent difficulty of predicting the outcome of such matters, the Eastbrokers Group cannot state what the eventual outcome of pending matters against EBI Securities will be. Management believes, based upon discussions with the Eastbrokers Group's counsel, that the outcome of such matters will not have a material adverse affect on the consolidated financial condition of the Eastbrokers Group but may be material to the Eastbrokers Group's operating results for any particular period depending on the outcome of the matter and the level of the Eastbrokers Group's income for such period.

         In addition to the litigation described above, Eastbrokers, through its subsidiaries, is involved in various legal actions and claims arising in the ordinary course of business. Management believes that each of such matters will be resolved without material adverse effect on the Eastbrokers Group's financial condition or operating results.

         DESCRIPTION OF PROPERTY

         The Eastbrokers Group does not own any real property. Leases on the properties leased by the Eastbrokers Group expire at various times over the next five years. At current production levels, the Eastbrokers Group believes its leased space is suitable and adequate. However, if volume and activity increases, it may necessitate leasing additional office space.

         The Eastbrokers Group's corporate offices are located in Rockville, Maryland. The Eastbrokers Group leases its office space in Rockville, Maryland and through its subsidiaries. At December 31, 1998 it leased office space in the following locations: (i) New York, New York; (ii) Vienna, Austria; (iii) Klagenfurt, Austria; (iv) Zagreb, Croatia; (v) Almaty, Kazakhstan; (vi) Warsaw, Poland; (vii) Bratislava, Slovak Republic; and (viii) Ljubljana, Slovenia. The Eastbrokers Group maintains a presence in Budapest, Hungary due to its relationship with the buyer of its operations previously located there.

         Commencing with the acquisition of Cohig & Associates, Inc. in May 1998, the Eastbrokers Group also leased office space in (i) Denver, Colorado;
(ii) Aspen, Colorado; (iii) Colorado Springs, Colorado; (iv) Meza, Arizona; (v) La Jolla, California; (vi) Los Angeles, California; (vii) Newark, Delaware;
(viii) Boca Raton, Florida; (ix) Baltimore, Maryland; (x) Farmington, Michigan;
(xi) Aberdeen, New Jersey; (xii) Sea Girt, New Jersey; (xiii) Albuquerque, New Mexico; (xiv) Charlotte, North Carolina; (xv) Seattle, Washington; and (xvi) Spokane, Washington.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion of the Eastbrokers Group's financial condition and results of operations should be read in conjunction with the financial statements and notes thereto appearing herein for the fiscal year ended March 31, 1999.

PLAN OF OPERATION

      GENERAL OVERVIEW

         Prior to August 1996, we engaged in the purchase and sale of newly privatized businesses in the Czech Republic. In August 1996, we entered the Central and Eastern European investment banking and securities business through our acquisition of Eastbrokers Beteiligungs AG ("Eastbrokers AG"), an Austrian holding company providing financial services in Eastern and Central Europe through its network of subsidiaries. The acquisition of Eastbrokers AG was intended to not only provide an earnings stream from brokerage activities, but also position us to provide investment banking and corporate finance services throughout Central and Eastern Europe.

         In March 1997, we expanded our brokerage operations in the United States through the acquisition of an existing New York-based broker dealer. In May 1998, we continued the expansion of our U.S. operations through the acquisition of Cohig & Associates ("EBI Securities"), a Denver, Colorado based investment banking and brokerage firm. Currently, we operate a highly diversified investment banking and securities network, with 20 US offices and 8 international branches and affiliates located in the following countries:
Austria; Czech Republic; Poland; Kazakhstan; Croatia; Slovenia and Azerbaijan.

         Overall, the fiscal year ending 1999, was a very challenging year. First, we had to contend with the global financial crisis, which resulted in the collapse in the Asian and Russian markets and caused enormous turmoil throughout the emerging markets of Central and Eastern Europe. Second, the we had to contend with the correction in the US equities market, which devastated an already depressed small and micro-cap market. These two factors directly accounted for 77 percent of our year-end loss.

         Despite these unprecedented market conditions, we have continued to grow our assets under management, our commission revenue, underwriting fees and distribution capabilities. We have streamlined our operations in Europe and under-performing assets were sold or liquidated. Also, subsequent to March 31, 1999, we launched a new subsidiary, EBonline, which in July 1999, merged into a public entity, of which we own about 48%. We remain committed to our mission of building, through a acquisitions and strategic alliances, a highly successful, global, middle market, investment banking and securities firm.

     EUROPEAN OPERATIONS

         Since the acquisition of Eastbrokers AG, in August, 1996, our business strategy for European operations was to utilize its emerging market expertise in the areas of merchant banking, corporate finance, privatization and trading, in order to expand throughout Central and Eastern Europe. However, during 1998, we modified our business strategy for Europe, in response to an overall economic downturn that covered much of Central and Eastern Europe. This market downturn, which peaked in the Summer of 1998, led to sharp decreases in stock markets worldwide, particularly in Central and Eastern Europe. In addition, to falling prices, the overall liquidity throughout much of the region was significantly reduced. In order to minimize the negative effects on our financial operations, we reduced our work force in Austria and closed our operations in Slovakia, Romania, Turkey, Russia and Bulgaria. In Austria, Poland and Croatia, we made significant changes in our management and cost structures. In the Czech Republic and Hungary, we sold our operations. See "Business-Acquisitions and Dispositions During the Fiscal Year." However, we maintain an affiliate relationship with the management in Hungary. We have also re-entered the Czech Republic through the purchase of a minority interest in Stratego Invest a.s. Prague. We have also organized an office in Baku, Azerbaijan. At the time of this filing, this office was in its development stage.

         Despite the negative sentiment in emerging markets during 1998, we believe that Central and Eastern Europe's ultimate unification into the European Economic and Monetary Union, will lead to a significant increase in investor interest in the region. This potential increase in the emerging market interest will benefit those firms that have had existing operations in the region. We also intend to maintain our solid long-term involvement in the region and to continue to providing our clients with quality brokerage and investment banking services. We also intend to expand its operations into other markets of Western Europe through possible acquisitions, mergers, joint ventures or strategic relationships.

         Since our acquisition of EBI Securities in May 1998, our European subsidiaries have had direct access to the US securities marketplace. We expect that during 1999, our two main subsidiaries, EBI Securities and WMP Bank AG ("WMP"), will cross market, to their respective retail and institutional clientele, their research, corporate finance and trading opportunities. We believe that it is possible to significantly increase the overall revenues if EBI Securities, through WMP, is successful in marketing US securities to Western European institutional clientele, and vice-versa.

AUSTRIA

         Austria's real economic growth was 2.5 percent in 1997, which was higher than projected mainly due to the solid expansion of real goods exports of
15.3 percent. This favorable development was mainly attributable to an increase in foreign trade activity and gains in Austria's export markets. Austria's exports continued to be strong in 1998, with 8.5 percent annual growth, while imports declined slightly from 9.2 percent in 1997, to 8.3 percent in 1998. Currently, the 1999, year is estimated to have approximately the same export growth.

         Austria's 1998, Gross Domestic Product ("GDP") increased 3.3 percent, substantially above the 2.5 percent in 1997. During 1999, GDP is expected to increase at a 2.8 percent rate. Most forecasts for the year 2000, show approximately the same rate of growth. Austria's accession into the European Union and the opening-up of Eastern Europe has helped Austrian exports advance from 37 percent in 1994, to 44 percent in 1996. In addition, the stabilization of European exchange rates largely reversed the downward trend of the real effective exchange rate in the prior years. Real effective exchange rate dropped
2.6 percent in 1997, and narrowed to minus 0.5 percent in 1998 and an expected minus 0.3 percent or break even in 1999.

         Beginning in 1993, the devaluation of the weak currencies had gradually undermined Austria's competitiveness. This changed in 1996 and 1997, due to the establishment of the EMU, and a cumulative improvement of the real effective exchange rate of 5.4 percent in 1996, and 1997. The confluence of this development and wage moderation significantly increased the competitiveness of the Austrian economy during the past three years, returning it to the level it held in the early 1990s.

         At 5.1 percent of GDP, the federal budget deficit was at its highest level since 1995. By 1997, it had been reduced to 2.7 percent, then to 2.6 percent in 1998, and is projected to remain at about the same level this year. This was done through public spending and tax increases, in order so that Austria could meet the fiscal convergence criteria determined by the Maastricht Treaty. In the opinion of management, the outlook for the Austrian economy in 1999 and 2000, is very positive. In its most recent projections, the Austrian Institute for Economic Research projects growth rates of 2.8 percent and 3.0 percent for 1999, and 2000, respectively. Interest rates, as measured by an average commercial credit, declined from 7.82 percent in 1995, to 6.96 percent in 1996, 6.50 percent in 1997, and 6.39 percent by August 1998. The overall economic and political situation in Austria has been very stable and the government has worked diligently to reduce budgetary pressure. The annual budget deficit was 82.3 billion ATS in 1998, 107.l billion ATS in 1996, and 65.7 billion ATS in 1997. Inflation increased in 1992 by 4.1 percent then continued to drop to 3.6 percent in 1993, 3.0 percent in 1994, 2.2 percent in 1995, 1.9 percent in 1996, and 1.3 percent in 1997 and 1.2 percent in the first half of 1998.

         We operate two subsidiaries in Austria, Eastbrokers AG, the holding company for our European operations, and WMP, the Company's Austrian broker-dealer. During 1998, we significantly streamlined the operations of Eastbrokers AG, reducing its overall expenditures by approximately 75 percent. As the holding company for all European operations, Eastbrokers AG divested itself of its Hungarian, Slovakian, Romanian, Turkish, Russian and Bulgarian operations.

         WMP has historically generated revenue from sales and trading of Central and Eastern European securities and also market making on the Austrian Equos (electronic quotation order) system for equities and the PATS (partly assisted traded) system for options and warrants. During 1999, WMP's plans include the broadening of its business into three areas. First, WMP has hired an asset management team and portfolio management director in order to increase WMP's assets under management. WMP also intends to broaden its client base to include not only Austrian clients, but also clients located in Italy, Switzerland and other Western European countries. Second, due to the expansion of the Xetra system (the German electronic system), we expect that all Austrian stocks currently quoted on the Equos system will cease trading on Equos and resume trading on the Xetra. Since WMP is expected to be able to qualify as a market maker on the Xetra, we will continue to make markets in the Austrian stocks as well as have access to market making in German stocks. Third, WMP intends to develop online trading for US equities in the Austrian market and is reviewing the possible expansion of online trading for Austrian and German stocks.

         In order to facilitate these developments mentioned above, WMP intends to raise additional equity capital in 1999. In order for us to maintain our majority equity position in WMP, we will have to increase our equity interest prior to any financing, so that dilution will not reduce our ownership below 51 percent. In order to accomplish this, we intend to combine Eastbrokers AG and WMP into a single entity. This will also result in the elimination of Eastbrokers AG's overhead costs. If successfully completed, WMP would own Eastbrokers operations in Poland, Czech Republic, Slovenia, Croatia, Kazakhstan and Azerbaijan.

POLAND

         Poland has the fastest growing economy in the region and its reforms helped minimize the turmoil caused by the Russian crisis and the Balkan war. Poland is expected to grow by 4.0 percent in 1999 and 5.5 percent in 2000, as compared to 4.8 percent in 1998. The government is continuing to privatize the largest companies and the stock market has helped a great deal in this privatization process.

         The Warsaw Stock Exchange is highly regulated and follows the French model. The transparency of this market and the protection afforded minority shareholders has generated both customer confidence and foreign investor interest. In 1996, the main market index rose nearly 90 percent while the index of the twenty most capitalized firms increased 82 percent. The stock market continued to perform well in 1997, and continued to increase through May, 1998. At that time, the Warsaw Stock Exchange Index reached a record high of over 18,000. Unfortunately, this market was affected by the Asian and Russian economic crises. By mid-October 1998, the Warsaw Stock Exchange Index had dropped by over 40 percent to below 11,000. However, as of mid 1999, the Warsaw Stock Exchange Index has recovered to almost 16,000.

         Poland's current GDP growth of 4.8 percent is the highest in the former Soviet block. Poland was able to reduce its inflation rate by more than one half from 13.7 percent to 6.3 percent. This gave the Polish central bank the platform to lower the discount rate from 24.5 percent to 15.5 percent. However, Poland's unemployment rate increased from 10.4 percent in 1998, to the current rate of
12.1 percent.

         Currently, the country is in a period of economic stability with interest rates and inflation heading lower and its currency, the Polish Zloty, appears to be stabilizing against the major currencies. The Zloty was 3.9115 per U.S. dollar as of June 21, 1999, slightly weaker than the 3.4 per U.S. dollar the previous year. For 1996, inflation was approximately 18 percent, a drop of approximately 3 percent from 1995 levels but still higher than in many transition economies. Inflation remained at approximately 18 percent for much of 1997 before dropping to 13.7 percent in 1998. In 1999, inflation has dropped substantially, to only 6.3 percent annual rate or over one half of the 1998 rate.

         Eastbrokers WDM SA is a Polish broker-dealer and specialist on the Warsaw Stock Exchange. Eastbrokers WDM SA generates revenue from four main sources: commissions from retail clients, investment banking fees from initial public offerings, sponsorship fees on the Warsaw Stock Exchange, and principal trading and specialist fees. During 1998, Eastbrokers WDM SA was affected by the downturn in the Polish market. Revenue was reduced in all categories and the number of underwritings declined. In October 1998, a new management team was hired and costs were lowered through reductions in personnel, office expenditures, and the sales staff was changed from a salary-based to a commission-based compensation plan. These changes, together with the increased strength in the Polish market resulted in an increase in performance at the end of 1998. In 1999, Eastbrokers WDM SA expects to further increase its revenue and market share. Eastbrokers WDM SA also expects to launch a similar online trading system as other Eastbrokers subsidiaries.

CZECH REPUBLIC

         The Czech Republic's GDP dropped to only a 1 percent in 1998, and is currently at a minus 2.7 percent rate for 1999. Industrial production, after an exceptionally strong 10.5 percent in 1998, dropped to 6.5 percent in April 1999, and for the first four months of 1999, dropped another 8.5 percent compared to the same period in 1998. GDP per capita dropped from $11,566 in 1998, to $10,787 in 1999. The largest drop came in mining, which was down 19 percent from a year ago. The largest production increases were in woodworking products, paper, the publishing industry and transportation. Work productivity dropped 1.5 percent on a year to year basis, while real wages grew 3.5 percent and nominal wages 6.1 percent.

         The budget deficit decreased from a minus 1 percent in 1998, to a minus
1.6 percent. The unemployment rate increased from 5.4 percent in 1998 to 8.2 percent to date. The number of unemployed as of May 1999, reached 421,574 or 146,223 more that at the same time a year ago. This has had an impact on inflation and interest rates. The Consumer Price Index fell 0.l percent in May 1999, as compared to an increase of 0.l percent a year before. Year-on-year growth of the Consumer Price Index was 2.4 percent in 1999, versus 13 percent in May 1998. As the result, the Central Bank decreased the discount rate from 13 percent to 6 percent.

         Despite a recession, the Czech economy is still attracting significant foreign investments which amounted to $6.2 billion in 1998, and $8.7 billion rate in the first quarter of 1999. Direct foreign investment doubled in 1998, with services accounting for 29 percent, the financials sector 19 percent, transportation 12 percent, machinery 10 percent and others 22 percent. Domestic demand, after dropping from 8 percent in 1996, to minus 3 percent in 1998, is running now at a plus 1 percent and is expected to recover to 2 percent by 2000.

         Between 1995 and 1996, the "second wave" of the mass privatization was ending and the "third wave" was beginning. During this time, foreign competitors began entering the brokerage and investment banking industry. In the fourth quarter of 1996, the Czech stock markets began showing signs of instability and the overall market began a steep decline. The market drop was a partial result of the outflows of foreign capital due to profit taking and institutional investors adjusting their portfolios to focus on other more regulated Eastern European markets.

         During 1998, the Czech stock market was also severely impacted by the global financial crisis. In addition, the Czech Republic was criticized for not establishing proper securities regulations. In response to these criticisms, the Czech government recently adopted new securities legislation and is in the process of establishing a Securities Commission based upon the model provided by the U.S. Securities and Exchange Commission. Two of the major goals of this legislation are to increase the transparency of the market and to afford minority shareholders greater protection. In June 1998, we sold our operations in the Czech Republic. However, we were able to re-enter the market on favorable terms and conditions through our purchase, by WMP, of 49 percent of Stratego Invest.

         In 1998, Stratego Invest was one of the more stable brokerage firms in the Czech Republic. Even in the difficult year of 1998, Stratego Invest accounted for a significant amount of the volume on the Prague Stock Exchange. Stratego Invest's volume of executed transactions continued to increase and in 1998, it was CZK 53 billion ($1.5 billion USD), which represents an annual increase of more than 30 percent.

         Stratego Invest generates its revenue from trading, corporate finance and asset management. In trading, Stratego Invest continued to enlarge its international business activities by securing a foreign currency license, primarily for US, Germany and Great Britain currencies. In connection with the substantial interest of clients in transactions in these markets, the Company strengthened its team by hiring brokers who have had many years of experience in foreign trading. This international expansion is also leading Stratego Invest to develop an online trading system for US equities in conjunction with EBI Securities. Stratego Invest believes that this system will be functional during the summer of 1999. In corporate finance, due to depressed economic conditions, corporations sought corporate finance alternatives. In order to best manage this opportunity, Stratego Invest invested into a dedicated subsidiary, which it named SI Corporate Finance, a.s. In asset management, the average yield of Stratego Invest's asset managers were above the most advantageous interest rates of time deposits, despite the official index of the Prague Stock Exchange, which decreased by more than 20 percent in 1998. This exceptional performance has lead to the increase in assets under management.

         Stratego Invest attaches great importance to public relations. Stratego Invest provides a bulletin for its clients which is an important source of information both for the investors and the general public. Stratego Invest publishes its investment recommendations, which are widely quoted in major newspapers and economic magazines, and its statistics serve as background material for Czech television news. An important source of information on events in the Czech capital market can be found on Stratego Invest's internet home page (HTTP://WWW.STRATEGO.CZ.).

SLOVENIA AND CROATIA

         Sloevenia's current annual inflation rate is 6.5 percent, which is the lowest rate since 1991. A long period of subdued wage growth, a fall in import prices, the real appreciation of the Slovenian Tolar ("SIT") against the German Mark and stronger competition in the domestic market contributed to the stabilization of prices. After two years, the SIT appreciated significantly in 1998. It increased by 4 percent in real terms against a basket of currencies measured by relative consumer prices. The high rate of SIT appreciation through June 1998, was followed by the SIT's depreciation in the second half of 1998, mainly triggered by interventions on the part of the Bank of Slovenia. After improving substantially in the first quarter of 1998, GDP decreased throughout the end of the year. Annual economic growth of 3.9 percent was slightly behind expectations of 4 percent. Unlike in 1997, when export demand was the driving force behind economic growth, domestic demand played a major role in 1998. The main reason for the fall in Slovenia's exports was the deterioration of the economic situation in its trading partners, resulting from the impact of the Asian and Russian financial crises. Total exports of goods rose by 8.4 percent, and the Russian share in total exports dropped from 3.9 percent to 2.6 percent. The rise in total imports of goods (10.4 percent in real terms) exceeded the rise in exports. Net foreign capital inflows dropped considerably compared to 1997, due to the lower inflow of foreign direct investment, decreased foreign investments in securities and the decreased borrowing of domestic companies abroad. The registered unemployment rate in 1998, was 14.5 percent, compared to
14.4 percent in 1997. The surveyed unemployment rate in 1998, was 7.9 percent compared to 7.4 percent in 1997. In 1998, the budget deficit amounted to 0.9 percent of estimated GDP, general government revenues rose by 6.5 percent in real terms while general government expenditures increased by 5.2 percent in real terms.

         Slovenia was confirmed as an EU Associate Member on February 1, 1999, with full membership expected in the year 2002. The current EU members are still preoccupied with the EURO integration and potential Y2K problems, therefore, corporate takeover activity has been deferred. Starting in the first quarter of 2000, it is anticipated that foreign takeovers of two Slovenian pharmaceuticals will begin, while closed-end investment funds that hold these shares will be possible takeover candidates themselves.

         In 1998, Eastbrokers Slovenia improved its financial situation and increased its annual turnover on the Ljubljana Stock Exchange by 390 percent and its assets under management by 274 percent. In 1999, the emphasis of Eastbrokers Slovenia will be fee-based, recognizing that 1999 will be a transition year that management believes will provide significant returns on investment in the year 2000. Partial pension reform has been passed by Parliament, which has already encourage retail clients to invest in stocks. When a more complete pension reform is passed, it is anticipated that trading and portfolio management volume will increase dramatically. Revenues will be generated from increased transaction commissions due to an enhanced trading facility, the establishment of an internet site which will offer research reports for a fee, the management of clients' portfolios, retainers from major European companies seeking information on local legislative conditions, and advisory fees on takeovers. The target for assets under management by year end 1999 is 4 billion SIT($25 million) or more than double the 1998 year end number.

         During 1998, our operations in Croatia were significantly reduced in reaction to the Yugoslavian crisis. We intend to maintain a presence in this market on a limited basis during 1999.

KAZAKHSTAN AND AZERBAIJAN

         Kazakhstan is located in mid Asia, between China and Russia and is geographically as large as Western Europe and one third as large as the United States, but has only 17 million people. Kazakhstan has the second largest oil reserve in the world, after Saudi Arabia. It has vast resources of natural gas and one quarter of the world's uranium, as well as significant reserves of gold. Since its independence, Kazakhstan has suffered economically with high inflation and declining industrial output. However, over the past two years, the country is starting to resurrect its faltering economy. After a major GDP drop of nearly 14% in 1994, the GDP increased 1% in 1996, 2% in 1997 and in 1998. Inflation was reduced from 17% in 1997 to 10% in 1998. Money raised from privatization will largely offset the budged deficit. Foreign investment is significant at a rate of $1.6 billion in 1997 and nearly $2 billion in 1998. Almost every major international petroleum company has a presence in this market. The Kazak economy has seen extensive privatization with 21 energy businesses and 34 mining companies privatized in 1997.

         During 1998, Eastbrokers Kazakhstan Securities House, Ltd. was one of the largest market makers on the Kazakhstan Stock Exchange. A significant part of our revenue was generated through principal trading activities. Our decision to focus on generating this type of revenue was due in part to the elimination of the capital gains tax in Kazakhstan. In 1999, we intend to expand our revenue base to include mergers and acquisition fees, advisory fees and corporate finance fees. We also intend to market our services to the country pension funds.

         We have also organized an office in Baku, Azerbaijan. At the time of this filing, this office was in its development stage.

     UNITED STATES OPERATIONS

EBI SECURITIES CORPORATION

         Subsequent to the acquisition of Eastbrokers AG, we commenced expansion of our brokerage operations in the United States. Our goal was to build a strong US brokerage presence that would enable it to distribute European middle market, corporate finance product in the US and also to provide its European operations access to US corporate finance product, trading and research capabilities. In the Spring of 1997, the we purchased our first U.S. based broker-dealer, Eastbrokers North America, Inc. During the process of establishing Eastbrokers North America, we were approached by numerous U.S. based broker-dealers interested in being acquired by us. We believe that consolidation within the securities industry, particularly in the United States, is inevitable. This consolidation can be attributed to the current volatility prevailing in the financial markets, the higher degree of capital needed to maintain solid brokerage functions and the increased regulatory environment. We have decided that as a well-capitalized, entrepreneurially managed, international, publicly-traded, investment banking firm, we would be particularly appealing to the sellers of medium size brokerage firms. In addition, we believe that the purchase and roll-up of complementary securities businesses both in the United States and in Europe, can be financed by the issuance of our Common Stock.

         In May 1998, we made a significant step in our roll-up strategy in the United States. We acquired all of the outstanding common stock of Cohig & Associates, Inc., a Denver, Colorado based investment banking and brokerage firm. Following the acquisition, we changed the name of Cohig & Associates, Inc. to EBI Securities Corporation. The office space previously occupied by Eastbrokers North America, has been converted into a branch office of EBI Securities. We believe that EBI Securities will be the first in a series of acquisitions targeting other successful medium size investment banking and brokerage firms.

         EBI Securities operates 20 retail brokerage offices in 16 cities across the United States. These offices include 10 company owned branches, and 10 franchise branches employing over 200 people, of which 190 are registered representatives. EBI Securities is registered as a broker-dealer with the SEC and is licensed in 50 states and the District of Columbia. It is also a member of the NASD and the Securities Investor Protection Corporation ("SIPC"). Customer accounts are insured to $25 million under the SIPC excess insurance program. EBI Securities operates pursuant to the exemptive provisions of SEC Rule 15c3-3 (k)(2)(ii) and clears all transactions with and for customers on a fully disclosed basis. Since its inception Cohig/EBI has participated in the underwriting and/or co-underwriting of over $400 million in initial and secondary equity and debt offerings for over 30 public U.S. companies.

         EBI Securities maintains its clearing arrangement with Fiserv Correspondent Services, Inc. ("Fiserv"), a subsidiary of Fiserv, Inc. (NASDAQ:
FISV). Fiserv provides EBI Securities with back office support, transaction processing services on all the principal national securities exchanges and access to many other financial services and products. This arrangement enables EBI Securities to offer its clients a broad range of products and services that is typically only offered by firms that are larger and/or have a larger capital base. Fiserv has advised the Company that it is aware of the year 2000 computer issue and is working to mitigate the effect of the year 2000 issue on its operations. See Item 2 "Management's Discussion and Analysis or Plan of Operation - Impact of the Year 2000".

         EBI Securities has primarily operated as a retail brokerage firm focusing on individual investors with a full service approach which the company augmented with corporate finance, proprietary research and trading activities. EBI Securities provides its brokerage clients with a broad range of traditional investment products and services. EBI Securities also strives to establish itself with investors and corporate finance clients through its commitment to a professional but personalized service. Its trading department makes markets in approximately 100 securities which include its investment banking clients and those securities that its research department has identified as promising, small to middle-market, potentially high growth companies. The investment banking departments' mission is to enhance and develop the capital structures of small to middle market emerging growth companies through private placements, bridge financing, and public offerings in order to enable the firm's corporate finance clients to capitalize on promising business opportunities, favorable market conditions, and/or late stage product development.

         EBI Securities is actively realigning itself in order to create additional revenue growth that leverages existing resources and creates a more stable base of revenue. The potential result is increased growth internally, which compliments external growth through acquisitions. Several initiatives that EBI Securities has undertaken in this regard are as follows:

         1. Fixed Income. In December 1998, EBI Securities added a fixed income department. This group is responsible for the underwriting, trading, retail distribution and research of government, municipal and corporate bonds. This group adds an additional profit center to the three existing divisions of retail, corporate finance and equity trading and also creates synergies with the other departments. As EBI Securities works to broaden the product base of its retail brokers and their customers, the fixed income department creates new product through underwritings or independent research ideas. Additionally, the fixed income department allows EBI Securities corporate finance to capture business that would not have been previously available.

         2. Asset Allocation. EBI Securities has developed an in-house asset allocation program to augment the breadth of the sales force's efforts. This in house system was developed utilizing industry software which, along with additional marketing materials, is customized for the firm. This approach represents an investment strategy which is based on a Noble Prize winning study called "Modem Portfolio Theory" (MPT). MPT's basis is that people can create "optimal" risk vs. return portfolios by mixing varying amounts of different asset classes according to their correlation to one another. Many market studies suggest that asset allocation rather than individual investment selection accounts for over 90 percent of a typical portfolio's returns. EBI Securities concurs with this notion, and as a result, is educating the sales force to utilize the program. The results have been very favorable and effective tool for gathering assets. EBI Securities believes that the new communication systems that are being implemented and which will be available at the desk top level to all brokers, will also enhance the sales forces ability utilize the asset allocation model.

         3. Managed Money. In keeping with the changes in the retail brokerage business, EBI Securities is actively entering the field of managed money and wrap fee compensation arrangements in place of the more traditional fee per transaction approaches. In short, the managed money approach charges the client a flat annual percentage of the money managed rather than a fee for each transaction. Many people believe that this approach better aligns the investment advisor's goals with that of the client. This approach requires some additional accounting and registration procedures, both of which have been set in motion by the firm and its applicable business partners. EBI Securities intends to hire additional salespeople with managed money experience in addition to actively re-educating the existing sales force.

         4. Premier Customer Accounts. The formation of an account for the firm's biggest customers may allow better utilization of several of the initiatives mentioned above. In addition, this sort of account may also give a customer a good introduction into several other parts of the business. The most obvious of these is online trading. Others include joint ventures and cross selling opportunities with local community banks, mortgage companies, investment sites and others.

         5. Retail Expansion. Currently, EBI Securities is focusing on filling its existing retail space in order to improve efficiencies. EBI Securities also believes that retail expansion through additional offices will be most effective if it occurs in and around the corporate headquarters in Denver, Colorado. EBI Securities believes that creating a more visible sales force around the corporate headquarters will create a number of efficiencies on several fronts. These locations make it easier and less expensive to manage from a corporate perspective. In addition, economies of scale are created in terms of advertising and community development, which can help to enhance the EBI Securities name and make it a more recognizable entity amongst retail clients, corporate finance clients and additional salespeople.

RESULTS OF OPERATIONS

         SEE Note 1 of the Notes to Consolidated Financial Statements for the twelve months ended March 31, 1999, for an explanation of the basis of presentation of the financial statements.

         For the year ended March 31, 1999, we generated consolidated revenues in the amount of $32,951,480, compared to $10,342,976, for the previous year ended March 31, 1998. Total revenues were significantly higher than the previous year due to the acquisition of EBI Securities, which contributed approximately $15,877,822, from May 14, 1998, (the date of acquisition of EBI Securities - see
Note 3 to the Consolidated Financial Statements).

         We incurred total consolidated costs and expenses of $39,332,731, for the year ended March 31, 1999, compared to $15,010,815, for the previous year ended March 31, 1998. Total costs and expenses for the year ended March 31, 1999, are significantly higher than the previous year due to the acquisition of EBI Securities, which contributed approximately $18,763,724, from May 14, 1998, (the date of acquisition of EBI Securities (see Note 3 to the Financial Statements).

         Our loss before provision for income taxes and minority interest in earnings of subsidiaries was $6,381,251, for the previous year ended March 31, 1999, compared to a loss of $4,667,839, for the year ended March 31, 1998. Our provision for income taxes and minority interest in earnings of subsidiaries for the year are attributed solely to our European operations, and are primarily related to WMP and Eastbrokers Budapest Rt.

         We reported a consolidated net loss of $5,911,847, for the year ended March 31, 1999, compared to a consolidated net loss of $3,676,607 for the year ended March 31, 1998. Of the $5,911,847, consolidated net loss for 1999, approximately $1,335,518 was from operations and approximately $4,576,330, was from the following one time items: $2,650,000 for trading losses due to inventory adjustments incurred in August, September and December 1998; $1,426,330 was related to the disposition and liquidation of three of our European operations (Romania, $158,248, Hungary, $491,886 and Slovakia, $776,196) and approximately $500,000 was a reserve against an outstanding receivable.

         For the year ending March 31, 1999, our operations were impacted by the global financial crisis that occurred during the Summer of 1998. Specifically, during the year, our European operations experienced a slowdown in its commission, trading and corporate finance business. Second, our European operations incurred costs related to the reduction of the workforce in several of its European offices. Third, in the US, EBI Securities incurred higher costs associated with the expansion of its operations in New York, California and Colorado. In addition, EBI Securities experienced a continued slowdown in its gross commission revenue through October. However, revenue at EBI Securities increased significantly in November through the end of March 1999. And fourth, we continued to incur higher than expected legal and consulting fees through October, mainly due to costs associated with the completion of its audit for the fiscal year ended March 31, 1998, which was completed on October 30, 1998.

         On March 31, 1999, we had total assets of $48,880,039, and total liabilities of $23,614,002, compared to $44,431,509, and $18,093,930, respectively, on March 31, 1998. As of the date of this filing, we believe that we have adequate liquidity to meet our current obligations. However, no assurances can be made as to our ability to meet our cash requirements in connection with any expansion of our operations or any possible business combinations.

         On November 25, 1998, in order to increase its working capital, Eastbrokers sold 10 newly issued units in a private placement consisting in the aggregate of $1,100,000 in 7 percent Convertible Debentures and Series C Warrants to purchase 125,000 shares of Common Stock. Eastbrokers has the right to redeem the Convertible Debentures on or before March 24, 1999, at 115 percent of the aggregate price or $1,265,000. In March 1999, Eastbrokers redeemed the debenture in full. Eastbrokers paid an additional 14,000 shares of its common stock for interest.

         In January, 1999, Eastbrokers sold 125,000 restricted shares of its common stock in a private placement to a private investor for $4.00 per share. Eastbrokers also issued 7,500 shares of its common stock to a broker at EBI Securities Corporation as a commission in connection with this transaction.

         In March 1999, we issued 10 percent Convertible Promissory Notes due 2002 in an aggregate principal amount of $1,350,000. Holders of the 10 percent Notes have the right to convert their 10 percent Notes into shares of Common Stock at $5.75 per share. A portion of the proceeds of the Notes was used to redeem the 7 percent Convertible Debentures.

         In May 1999, we issued 5 percent Convertible Debentures due 2002 in an aggregate principal amount of $2,000,000. Holders of the 5 percent Debentures have the right to convert their 5 percent Notes into shares of Common Stock at the lesser of $5.50 per share or 90% of the average of the three lowest closing bid prices for the 20 trading days ending five days before the date of delivery of the notice of conversion. A portion of the proceeds of the 5 percent Debentures will be used to expand our operations.

         The cash flows for the year ended March 31, 1999, reflect the volatile nature of the securities industry and the reallocation of our assets indicative of a growing organization. The change in the foreign currency translation adjustment is primarily related to the fluctuations in our functional currencies to the U.S. dollar. The U.S. dollar and its unexpected strength coupled with the unexpected weakness of the European currencies (including the German Deutsche mark) have negatively impacted our overall earnings as well as the cumulative translation adjustment. The primary functional currencies affecting the Company are as follows: U.S. Dollar, Austrian Schilling, Czech Koruna and the Polish Zloty.

         As a broker/dealer in securities, we will periodically acquire positions in securities on behalf of our clients. As disclosed in "Note 2 - Financial Instruments", we have title to various financial instruments in the countries in which we operate. Certain of these investments may be characterized as relatively illiquid and potentially subject to rapid fluctuations in liquidity.

         While investing in the emerging markets of Central and Eastern Europe involves risk considerations not typically associated with investing in securities of U.S. issuers, we believe that such considerations are outweighed by the benefits of diversification and potentially superior returns.

         Among the considerations involved in investing in emerging markets such as Central and Eastern Europe is that less information may be available about foreign companies than about domestic companies. Foreign companies are also not generally subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to domestic companies. In addition, unlike investing in U.S. companies, securities of non-U.S. companies are generally denominated in foreign currencies, thereby subjecting each security to changes in value when the underlying foreign currency strengthens or weakens against the U.S. Dollar. Currency exchange rates can also be affected unpredictably by intervention of U.S. or foreign governments or central banks or by currency controls or political developments in the U.S. and abroad.

         The value of international fixed income products also responds to interest rate changes in the U.S. and abroad. In general, the value of such products will rise when interest rates fall, and fall when interest rates rise. However, interest rates in each foreign country and the U.S. may change independently of each other.

         Debt and equity securities in emerging markets such as Central and Eastern Europe may also not be as liquid as U.S. securities and their markets. Securities of some foreign companies may involve greater risk than securities of U.S companies. Investing in Central and Eastern European securities may further result in higher expenses than investing in domestic securities because of costs associated with converting foreign currencies to U.S. Dollars and expenses related to foreign custody procedures. Investment in Central and Eastern European securities may also be subject to local economic or political risks, including instability of some foreign governments, inadequate market controls, the possibility of currency blockage or the imposition of withholding taxes on dividend or interest payments and the potential for expropriation, re-nationalization or confiscatory taxation and limitations on the use or repatriation of funds or other assets.

         Our earnings are subject to wide fluctuations since there are many factors over which we have little or no control. In particular, the overall volume of trading, the volatility and general level of market prices, and fluctuations in foreign currency exchange rates are important variables which may significantly affect our operations.

         FOREIGN CURRENCY TRANSLATION ADJUSTMENTS

         The U.S. Dollar and its unexpected strength coupled with the unexpected weakness of the European currencies (including the German Deutchmarke) have negatively impacted the Eastbrokers Group's overall earnings as well as the cumulative translation adjustment. The primary functional currencies affecting us are as follows: U.S. Dollar, Austrian Schilling, Czech Koruna, and the Polish Zloty.

         Assets and liabilities of operations having foreign currencies are translated at year-end rates of exchange, and the income statements are translated at weighted average rates of exchange for the year. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," gains or losses resulting from translating foreign currency financial statements, net of hedge gains or losses and their related tax effects, are reflected in cumulative translation adjustments, a separate component of shareholders' equity. Gains or losses resulting from foreign currency transactions are included in net income. Foreign currency transactions are generally completed transactions denominated in a currency other than the functional currency or changes in exchange rates that impact monetary assets and liabilities denominated in currencies other than the primary functional currency.

     CALCULATION OF EARNINGS PER SHARE

         The calculation of earnings per share on the financial statements included in this Prospectus is based on the weighted average number of shares outstanding, as calculated.

     VIABILITY OF OPERATING RESULTS

         The Eastbrokers Group, like many other securities firms, is directly affected by general economic conditions and market conditions, changes in levels of interest rates, and demand for the Eastbrokers Group's investment and merchant banking services in the countries where its primary operations are located. The Eastbrokers Group is further affected by changes in valuations of the local currencies to the U.S. Dollar (the functional currency of the Eastbrokers Group) in the regions in which it operates, the interest of foreign investors in the local economies, and governmental regulations restricting the repatriation of profits. In some of the countries where we have operations (E.G., Kazakhstan, Czech Republic, Slovenia, Croatia, Poland and Azerbaijan), the local currencies are referred to as "soft" or "exotic". Soft currency is the currency of a nation where a person can exchange the currency only with difficulty. Soft currency countries typically have minimal amounts of currency reserved for exchange purposes. As such, there are very few, if any, cost effective hedging strategies available to us or potential investors.

         All of these factors have an impact on the Eastbrokers Group's net gain from securities transactions, underwriting, and commissions revenues. In periods of reduced market activity, profitability is adversely affected because certain expenses, consisting primarily of non-officer compensation and benefits, communications, occupancy, and general and administrative expenses remain relatively constant.

     LIQUIDITY AND CAPITAL RESOURCES

         Our statements of financial condition reflect a liquid financial position of cash and cash equivalents convertible to cash, which represented 5 percent at March 31, 1999 and 16 percent of total assets at March 31, 1998.

         We are subject to net capital and liquidity requirements in the local jurisdictions in which we operate. As of March 31, 1999 and 1998, we were in excess of our minimum net capital and liquidity requirements in all jurisdictions in which we operate.

         We finance our operations primarily with existing capital and funds generated from our diversified operations and financing activities.

         In the opinion of management, our existing capital and cash flow from operations will be adequate to meet our capital needs for at least the next 12 months in light of currently known and reasonably estimable trends. We are currently exploring our options with regard to additional debt or equity financing and there can be no assurance such financing will be available. However, we recognize that with increased liquidity we may be better positioned to take advantage of potential opportunities in the markets where it maintains its operations. No assurances can be made as to our ability to meet its cash requirements subsequent to any further business combinations.

         In April 1997, Eastbrokers sold 125,000 shares of Common Stock to three individuals: Calvin S. Caldwell, Frank Huang and Jay Raubvogel for a total offering price of $750,000 or $6.00 per share. The net proceeds to Eastbrokers were $723,195. There were no underwriting discounts or commissions. The Offering was made pursuant to an exemption from registration pursuant to Rule 506 under the Securities Act.

         On February 20, 1998, Eastbrokers sold 1,227,000 newly issued units for $6,135,000 in cash, or $5.00 per unit, with each consisting of one share of Common Stock and one Class C Warrant. This price was approximately 40 percent below the then current market price. These units were offered and sold to various accredited investors. With regard to this sale, Eastbrokers relied upon the exemption from registration pursuant to Rule 506 under the Securities Act.

         In June 1998, our largest European subsidiary, WMP, successfully raised 60 million Austrian Schillings (approximately $4,800,000 USD) in a bond offering. We originally intended to utilize these proceeds to enhance and further develop our European trading activities. The bonds were issued in denominations of 10,000 Austrian Schillings (approximately $800 USD at the then current exchange rates), bear an annual interest rate of 7.5 percent, payable at maturity, and mature in June 2002. In December 1998, we redeemed approximately 45 million Austrian Schillings of these bonds. We intend to redeem the remaining bonds in the future.

         In June 1998, Eastbrokers sold 73.55 percent of its interest in Eastbrokers Prague a.s. for 15 million Austrian Schillings. Eastbrokers recognized a profit from the sale of Prague of approximately $1,312,000, at the then current exchange rates. This amount is reflected in the revenue section under gain on sale of interest in subsidiary.

         On November 25, 1998, Eastbrokers sold 10 newly issued units consisting in the aggregate of $1,100,000 in 7 percent Convertible Debentures and Series C Warrants to purchase 125,000 shares of common stock. The 7 percent Convertible Debentures were redeemed in March 1999 from a portion of the proceeds related to the issuance of the 10 percent Notes.

         In January 1999, Eastbrokers sold 125,000 shares of Common Stock for $500,000. With regard to this sale, the Company relied upon the exemption from registration pursuant to Rule 506 under the Securities Act.

         In March 1999, we issued 10 percent Convertible Promissory Notes due 2002 in an aggregate principal amount of $1,350,000. Holders of the 10 percent Notes have the right to convert their 10 percent Notes into shares of Common Stock at $5.75 per share. A portion of the proceeds of the Notes was used to redeem the 7 percent Convertible Debentures.

         In May 1999, we issued 5 percent Convertible Debentures due 2002 in an aggregate principal amount of $2,000,000. Holders of the 5 percent Debentures have the right to convert their 5 percent Notes into shares of Common Stock at the lesser of $5.50 per share or 90% of the average of the three lowest closing bid prices for the 20 trading days ending five days before the date of delivery of the notice of conversion. A portion of the proceeds of the Debentures will be used to expand our operations.

     EFFECTS OF INFLATION

         We maintain operations in several economies that are considered inflationary. To the extent that inflation results in rising interest rates and devaluation of the local currencies in relation to the U.S. Dollar, or has other adverse affects on securities markets and on the value of securities held by us in inventory, it may affect our financial position and results of operations.

     NEW ACCOUNTING STANDARDS

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128. The new standard replaces primary and fully diluted earnings per share with basic and diluted earnings per share. We adopted SFAS No. 128 beginning with the interim reporting period ended December 31, 1997. The adoption did not affect previously reported earnings per share amounts.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. We adopted this statement beginning with the fiscal year ended March 31, 1999.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports issued to stockholders. We adopted this statement for the fiscal year ended March 31, 1999. We have restated comparative information for earlier years.

         In June 1998, the FASB issued SFAS No. 133, "Accounting For Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. At this time, we do not believe that this statement will have a significant impact on us.

     IMPACT OF THE YEAR 2000

         Many of the world's computer systems (including those in non-information technology equipment and systems) currently record years in a two-digit format. If not addressed, such computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to business disruptions in the U.S. and internationally (the "Year 2000" issue). The potential costs and uncertainties associated with the Year 2000 issue will depend on a number of factors, including software, hardware and the nature of the industry in which a company operates. Additionally, companies must coordinate with other entities with which they electronically interact.

         The Eastbrokers Group is currently in the process of a systems upgrade unrelated to the Year 2000 issue. In conjunction with this upgrade, the Eastbrokers Group is in the process of establishing a program to address issues associated with the Year 2000. To ensure that the Eastbrokers Group's computer systems are Year 2000 compliant, the Eastbrokers Group has been reviewing its systems and programs to identify those that contain two-digit year codes, and the Eastbrokers Group intends to replace them in conjunction with the systems upgrade provided by the Baan Corporate Office Solutions. In addition, the Eastbrokers Group is in the process of contacting its major external counterparties and suppliers to assess their compliance and remediation efforts and the Company's exposure to them.

         In addressing the Year 2000 issue, the Eastbrokers Group has divided its program into six phases:

                  (1) the Inventory phase, involving the identification of items that may be affected by Year 2000 compliance issues, including facilities and related non-information technology systems (embedded technology), computer systems, hardware, and services and products provided by third parties;

                  (2) the Assessment phase, involving the evaluation of items identified in the Inventory phase to determine which will function properly with the change to the new century, and the prioritizing of items which will need remediation based on their potential impact to the Eastbrokers Group;

                  (3) the Remediation phase, involving the analysis of the items that are affected by Year 2000, the identification of problem areas and the replacement of non-compliant items;

                  (4) the Testing phase involving the testing of all proposed repairs, including forward date testing which simulates dates in the Year 2000;

                  (5) the Implementation phase consists of placing all items that have been remediated and successfully tested into operation; and

                  (6) the Integration phase, involving the testing of the Eastbrokers Group's business critical systems in a future time environment with external entities.

         As of July 1, 1999, the Eastbrokers Group had substantially completed the Inventory phase and was also conducting the procedures associated with the Assessment, Remediation, Testing and Implementation phases. The Eastbrokers Group expects to complete the Inventory and Assessment phase in the third calendar quarter of 1999. The Remediation and Testing phases with respect to business critical applications have been completed. The Implementation phase is expected to be completed by the end of the third calendar quarter of 1999. The Integration phase will commence at the time the Eastbrokers Group receives its new operating system which is expected to be implemented in late July 1999 and will continue through 1999. In addition, the Eastbrokers Group identified the major business relationships of the Eastbrokers Group, and many of them will be tested as soon as practicable. The Eastbrokers Group will continue to survey and communicate with counterparties, intermediaries and vendors with whom it has important financial and operational relationships to determine the extent to which they are vulnerable to Year 2000 issues. As of July 1, 1999, the Eastbrokers Group has not yet received sufficient information from all parties about their remediation plans to predict the outcomes of their efforts. In particular, Management believes the level of awareness and remediation efforts relating to the Year 2000 is issue less advanced in the Central and Eastern European markets in which the Company conducts business than in the United States.

         There are many risks associated with the Year 2000 issue, including the possibility of a failure of the Eastbrokers Group's computer and non-information technology systems. Such failures could have a material adverse effect on the Eastbrokers Group and may cause systems malfunctions, incorrect or incomplete transaction processing resulting in failed trade settlements, the inability to reconcile accounting books and records, the inability to reconcile trading positions and balances with counterparties, inaccurate information to manage the Eastbrokers Group's exposure to trading risks and disruptions of funding requirements. In addition, even if the Eastbrokers Group successfully remediates its Year 2000 issues, it can be materially and adversely affected by failures of third parties to remediate their own Year 2000 issues. The failure of third parties with which the Eastbrokers Group has financial or operational relationships such as securities exchanges, clearing organizations, depositories, regulatory agencies, banks, clients, counterparties, vendors and utilities, to remediate their computer and non-information technology systems issues in a timely manner could result in a material financial risk to the Eastbrokers Group.

         If the above mentioned risks are not remedied, the Eastbrokers Group may experience business interruption or shutdown, financial loss, regulatory actions, damage to the Eastbrokers Group's global franchise and legal liability.

The Eastbrokers Group is currently unable to quantify the adverse effect such risks impose, but management believes that if the Year 2000 issue is not remedied there could be a material adverse effect on the Eastbrokers Group's financial position and results of operation.

         The Eastbrokers Group does not have business continuity plans in place that cover the Year 2000 issue. The Eastbrokers Group intends to evaluate Year 2000 specific contingency plans during 1999 as part of its Year 2000 risk mitigation efforts.

         Based upon current information, the Eastbrokers Group estimates that the total cost of implementing its Year 2000 initiative will be between $750,000 and $1,500,000, including the cost of its general systems upgrade. The Year 2000 costs include all activities undertaken on Year 2000 related matters across the Company, including, but not limited to, remediation, testing (internal and external), third party review, risk mitigation and contingency planning. Through July 1, 1999, the Eastbrokers Group estimates that it has expended approximately $600,000 on the Year 2000 project. These costs have been and will continue to be funded through operating cash flow and are expensed in the period in which they are incurred.

         The Eastbrokers Group's expectations about future costs and the timely completion of its Year 2000 modifications are subject to uncertainties that could cause actual results to differ materially from what has been discussed above. Factors that could influence the amount of future costs and the effective timing of remediation efforts include the success of the Eastbrokers Group in identifying computer programs and non-information technology systems that contain two-digit year codes, the nature and amount of programming and testing required to upgrade or replace each of the affected programs and systems, the nature and amount of testing, verification and reporting required by the Eastbrokers Group's regulators around the world, including securities exchanges, central banks and various governmental regulatory bodies, the rate and magnitude of related labor and consulting costs, and the success of the Eastbrokers Group's external counterparties and suppliers, as well as worldwide exchanges, clearing organizations and depositories, in addressing the Year 2000 issue.

     IMPACT OF THE EURO

         The Euro issue is the result of the Economic and Monetary Union (the "EMU") which came into effect on January 1, 1999 and the conversion of member states to a single currency known as the Euro. The introduction of the Euro will have a profound impact on the way enterprises operate. Further, it will be one of the most important changes in the economic landscape of Europe in the next few years.

         The single currency is expected to contribute significantly to further market integration throughout the member countries. Prices will be easier to compare which should increase market transparency. As businesses recognize that they will no longer be exposed to foreign currency exchange rate risks and the related costs of currency conversion, cross-border transactions within the EMU are expected to become more attractive.

         The introduction of the Euro has been described as a unique event in history. This uniqueness is also the root of potential problems. During the transition period, companies will be required to use two different currency units. This could create a basic input functionality problem whereby enterprises will receive financial information in both the Euro and the national currency units. A potential output functionality problem may be that companies will be required to produce financial information in either the Euro or the national currency unit or in some cases both currencies. Further adding to potential problems is a requirement that historical financial information stored in the system must be converted to the Euro unit.

         The Eastbrokers Group is currently in the process of a systems upgrade unrelated to the year 2000 or Euro issues. In the course of this upgrade and addressing the Year 2000 issue, the Eastbrokers Group will be installing new software that is Euro capable and will evaluate any potential problems identified that could be related to the Euro issue. The Eastbrokers Group is also monitoring the compliance of its software suppliers in addressing this issue. Based on a recent evaluation, the Eastbrokers Group has determined that material costs and resources will not be required to permit its computer systems to properly handle Euro reporting and transactions.

SELECTED FINANCIAL DATA

         The historical selected financial data set forth below for the respective periods are derived from our financial statements included elsewhere in this Prospectus and should be read in conjunction with those financial statements and notes thereto. Those financial statements have been audited by Spicer, Jeffries & Co., independent certified public accountants. Spicer, Jeffries & Co.'s report with respect thereto appears elsewhere in this Prospectus.

                                                                   March 31,             March 31,
                                                                     1999                  1998

BALANCE SHEET DATA
         Assets                                                   $48,880,039           $44,431,509
         Liabilities                                               23,614,002            18,093,930
         Minority interest in consolidated subsidiaries             7,619,233             7,173,873
         Stockholders' equity                                      17,646,804            19,163,706

STATEMENT OF OPERATIONS DATA
REVENUES
         Operating revenues, net                                  $31,082,675            $9,909,793
         Interest, dividends & other revenues                       1,908,288               401,107
         Equity in earnings of unconsolidated affiliates              (39,483)               32,076
                                                                     ---------              -------
                                                                   32,951,480            10,342,976

EXPENSES
         Operating expenses                                        39,332,731            15,010,815

         Net loss                                                 $(5,911,847)          $(3,676,607)

         Net loss per share                                            $(1.23)               $(1.17)

                                   MANAGEMENT

         A.       DIRECTORS AND EXECUTIVE OFFICERS

         The executive officers and directors of Eastbrokers, their ages and positions are set forth below:

                 NAME                             AGE*                                   POSITION

Martin A. Sumichrast                               32             Chairman of the Board, President and Chief
                                                                  Executive Officer

Kevin D. McNeil                                    39             Executive Vice President, Secretary,
                                                                  Treasurer and Chief Financial Officer

Wolfgang Kossner                                   31             Vice Chairman of the Board

Dr. Lawrence Chimerine                             59             Director

Jay R. Schifferli                                  39             Director

Michael Sumichrast, Ph.D.                          78             Director

__________________
* As of April 30, 1999.

         Messrs. Kossner and Martin A. Sumichrast have been elected as directors, each to serve until the annual meeting of stockholders to be held during the year 2001. Mr. Jay R. Schifferli and Dr. Michael Sumichrast have been elected to serve as directors, each until the annual meeting of stockholders to be held during the year 2000. Dr. Lawrence Chimerine has been elected to serve as a director until the annual meeting of stockholders to be held in the latter half of 1999. There are no family relationships among any officers and directors of the Company, except that Michael Sumichrast, Ph.D. and Martin A. Sumichrast are father and son, respectively.

         MARTIN A. SUMICHRAST, 32, Chairman of the Board, Chief Executive Officer and President of Eastbrokers since December 1998, and Vice Chairman of Eastbrokers since March 1997; a Director of Eastbrokers since its inception in 1993. Mr. Sumichrast is a founder of the Company and was formerly Secretary and Executive Vice President and Chief Financial Officer. Mr. Sumichrast is also Chairman of Eastbrokers North America, Inc., a subsidiary of the Company. Mr. Sumichrast is also a Director of EBI Securities Corporation, EBonlineinc.com and Chairman of Eastbrokers North America, Inc., a subsidiary of the Company.

         KEVIN D. MCNEIL, 39, Executive Vice President and Secretary since December 1998; and Treasurer and Chief Financial Officer since March 1997. Since August 1996, Mr. McNeil had been the comptroller of the Company. Mr. McNeil is also Secretary/Treasurer of Eastbrokers North America, Inc., a subsidiary acquired by the Company in 1996. From 1994 to 1996, Mr. McNeil served as a supervising auditor for Pannell Kerr Forster PC, an international accounting firm. From 1990 until 1994, Mr. McNeil served as a supervising auditor for Schoenadel, Marginot & Company, CPAs, a Washington D.C. regional accounting firm. Mr. McNeil is a member of the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants and the International Auditors Division of the Securities Industry Association.

         WOLFGANG KOSSNER, 31, Vice Chairman of the Board since December 1998 and a Director of Eastbrokers since August 1996. Mr. Kossner was Executive Vice President of Eastbrokers from August 1996 until November 1, 1996. Mr. Kossner is the co-founder of Eastbrokers Beteiligungs AG. From 1993 through 1995, Mr.

Kossner served as the managing director of WMP Bank AG ("WMP") (formerly named WMP Borsenmakler AG), a subsidiary acquired by Eastbrokers AG in 1993. Prior to that, Mr. Kossner was the manager of securities trading at WMP from 1991 to 1993. Mr. Kossner presently serves on the Supervisory Boards of Eastbrokers' subsidiaries in Vienna, Ljubljana and Zagreb. Mr. Kossner is also principal and founder of General Partners Beteiligungs AG, Eastbrokers' largest stockholder.

         DR. LAWRENCE CHIMERINE, 58, Director of the Company since February 1999, is a Managing Director and Chief Economist at the Economic Strategy Institute, a position he has held since 1993. Since 1991, he also has served as President of Radnor International Consulting, Inc., an international consulting firm. Dr. Chimerine is also a director of Bank United Corp. and Bank United, Outsource International, Inc. and Sanchez Computer Associates, Inc.

         MICHAEL SUMICHRAST, Ph.D., 78, Director of Eastbrokers since 1993, was Chairman of the Board of Eastbrokers since its inception in 1993 until March 1997. From 1990 to 1994, Dr. Sumichrast served as Chairman of the Board of Sumichrast Publications, Inc., a real estate publication located in Rockville, Maryland. During this time, he also served as an economic adviser and representative of various international American companies. From 1963 to 1990, Dr. Sumichrast was the senior vice president and chief economist of the National Association of Home Builders (NAHB), a home builders' professional association.

         JAY R. SCHIFFERLI, 39, Director of Eastbrokers since January 1, 1999, is a Partner at the law firm of Kelley Drye & Warren LLP, an international law firm with offices in the United States, Europe and Asia. Mr. Schifferli joined Kelley Drye & Warren LLP in 1986, and concentrates his practice in securities and corporate law. Kelley Drye & Warren LLP is counsel to the Eastbrokers Group.

         COMPENSATION OF DIRECTORS

         DIRECTOR COMPENSATION. In April 1999, the Board adopted a company policy that eliminated all cash payments for services on the Board and attendance at Board meetings. Instead, each non-officer director of Eastbrokers will be awarded 7,500 shares of restricted stock at the time they join the Board and an annual award of 5,000 options pursuant to Eastbrokers' 1996 Stock Option Plan, as amended. Provisions of the Plan are described under "Executive Officer Compensation--1996 Stock Option Plan." The restricted stock and options were granted to each of Dr. Chimerine, Dr. Sumichrast and Mr. Schifferli at the time the policy was adopted in April 1999.

         During the fiscal year ended March 31, 1999, no fees were paid. All current directors waived such fees for the fiscal year ended March 31, 1999.

         B.       COMPLIANCE WITH SECTION 16(A)

         Section 16(a) of the Exchange Act requires Eastbrokers' officers and directors, and persons who own more than 10 percent of a registered class of Eastbrokers' equity securities, to file reports of ownership of equity securities of Eastbrokers with the SEC. Officers, directors and greater-than-ten percent shareholders are required by SEC regulation to furnish Eastbrokers with copies of all Section 16(a) forms that they file.

         Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to Eastbrokers, or written representations from certain reporting persons that such persons have filed on a timely basis all reports required by Section 16(a), and without researching or making any inquiry regarding delinquent Section 16(a) filings, Eastbrokers believes that, during the fiscal year ended March 31, 1999, its directors and officers and holders of more than 10% of the outstanding shares of Common stock have complied with all reporting requirements under Section 16(a), except General Partners Beteiligungs AG, which did not file on a timely basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number of shares of Eastbrokers' Common Stock owned as of July 1, 1999 by (i) each person who is known by Eastbrokers to own beneficially more than five percent of Eastbrokers' Common Stock; (ii) each of Eastbrokers' officers and directors; and (iii) all officers and directors as a group. Except as otherwise noted, the persons named in the table below do not own any other capital stock of Eastbrokers and have sole voting and investment power with respect to all shares as beneficially owned by them.

                                                                                                 Percentage of
       Name and Address (1)            Position with Eastbrokers           Number of Shares         Shares
  ------------------------------- -------------------------------------  ---------------------- ----------------

  Martin A. Sumichrast (2)        Chairman of the Board, President,                390,000              7.28
                                  Chief Executive Officer and Director

  Kevin D. McNeil (3)             Executive Vice President,                        110,078              2.09
                                  Secretary, Treasurer and Chief
                                  Financial Officer

  Wolfgang Kossner (4)            Vice Chairman                                  2,420,420             41.68

  Dr. Lawrence Chimerine (5)      Director                                          12,500               *

  Jay R. Schifferli (5)           Director                                          12,500               *

  Michael Sumichrast, Ph.D.       Director                                          12,500               *
  (5)

  Cherry Creek Investments,
  Ltd.(6)                                                                          445,000              8.16

  General Partners AG (7)
                                                                                 2,187,920             37.68
  All Officers and Directors as
  a Group (6 persons)                                                            2,957,998             49.06

        ____________________

         *        Less than 1 percent

         (1) Except as otherwise noted, c/o Eastbrokers International Incorporated, 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850.

         (2) 190,000 shares are owned directly by Martin A. Sumichrast, 50,000 shares are owned by Sumichrast Enterprises, Inc., a corporation of which Martin A. Sumichrast is an officer and director and the owner. Includes 150,000 shares issuable upon exercise of Placement Agent Warrants to acquire Common Stock at $7.00 per share and which are included, together with the Placement Agent Warrants, under this registration statement. If all such included shares are sold, the total percentage of shares owned will be 4.61%.

         (3) Includes 57,583 shares issuable upon exercise of Placement Agent Warrants to acquire Common Stock at $7.00 per share and which are included, together with the Placement Agent Warrants, under this registration statement. If all such included shares are sold, the total percentage of shares owned will be 1.01%.

         (4) 1,587,920 shares are owned indirectly through General Partners Beteiligungs AG, formerly KHS Beteiligungs AG ("GP"), of which Mr. Kossner is a principal stockholder. 200,000 shares were owned by Karntner Landes und Hypothekenbank AG (the "Bank") as nominee for GP. Mr. Kossner may be deemed to have shared voting and investment power with respect to these shares. Also includes 32,500 shares held by the Bank as nominee for Central and Eastern European Fund ("Fund"), of which Mr. Kossner is a director. This inclusion of such Fund shares shall not be construed as an admission that Mr. Kossner is the beneficial owner of such shares. Includes 200,000 shares issuable upon exercise of options to acquire Common Stock at $10.00 per share held by GP, and 400,000 shares issuable upon the exercise of warrants to acquire Common Stock at $7.00 per share held by GP. The 400,000 shares issuable upon the exercise of warrants held by GP and 400,000 of the shares of Common Stock owned indirectly through GP are included under this registration statement by GP. If all of such shares are sold by GP the total percentage of shares owned will be 29.97%.

         (5) Includes 7,500 shares of restricted Common Stock and 5,000 options to acquire shares of Common Stock at $5.00 per share.

         (6) Cherry Creek Investments, Ltd.'s address is c/o EBI Securities Corp., 6300 South Syracuse Way, Suite 645, Englewood, Colorado 80111.

         (7) Includes 200,000 shares issuable upon exercise of options to acquire Common Stock at $10.00 per share, and 400,000 shares issuable upon the exercise of warrants to acquire Common Stock at $7.00 per share. GP is including under this registration statement all such 400,000 Class C Purchase Warrants and 400,000 of its shares of Common Stock. If all such securities registered hereunder are sold, GP will own 25.67% of Eastbrokers, including 200,000 shares issuable upon exercise of options to acquire Common Stock at $10.00 per share held by GP.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE



                                                                                              Long Term Compensation
                                                                        ----------------------------------------------------------
                                     Annual Compensation                         Awards                         Payouts
                            -----------------------------------------   ----------------------------------------------------------

            (a)               (b)       (c)       (d)         (e)            (f)             (g)       (h)            (i)

                                                                                        SECURITIES
NAME AND PRINCIPAL POSITION                              OTHER ANNUAL    RESTRICTED     UNDERLYING     LTIP        ALL OTHER
                              YEAR     SALARY    BONUS   COMPENSATION  STOCK AWARDS($) OPTIONS/SARs(#) PAYOUTS    COMPENSATION

Martin A. Sumichrast(1)       1999    $ 175,000   $   --      --              --           75,000        --           --
 Chairman, President          1998    $ 120,000   $ 20,000    --              --               --        --           --
  and Chief Executive         1997    $ 120,000   $ 11,000    --              --               --        --           --
  Officer

Kevin D. McNeil(2)            1999    $   75,000  $ 25,000    --              --           50,000        --           --
 Chief Financial              1998    $   57,500  $ 17,250    --              --               --        --           --
 Officer, Executive Vice      1997            --       --     --              --               --        --           --
 President of Finance,
 Treasurer, and Secretary

Peter Schmid(3)               1999            --       --     --              --               --        --           --
  Former Chairman, President  1998    $ 138,305   $ 30,000    --              --               --        --           --
  and Chief Executive         1997    $ 129,988        --     --              --               --        --           --
  Officer

         __________________

(1) Martin A. Sumichrast became Chairman of the Board, President and Chief Executive Officer of Eastbrokers in December 1998, and was Vice Chairman of the Board since March 1997. Prior to that, he was Executive Vice President and Chief Financial Officer.

(2) Kevin D. McNeil became Executive Vice President and Secretary of Eastbrokers in December 1998. He continues to serve as Chief Financial Officer and Treasurer.

(3) Mr. Schmid was the Chairman of the Board and Chief Executive Officer from March 1997 through December 15, 1998 and President of Eastbrokers from August 1996 through December 1998.

     EMPLOYMENT AGREEMENTS

         Effective January 1995, Eastbrokers entered into an employment agreement with Mr. Martin A. Sumichrast. Effective as of December 31, 1998, Mr. Sumichrast entered into a new Employment Agreement which will expire in December 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. Eastbrokers also entered into an Employment Agreement, effective as of December 31, 1998 with Kevin D. McNeil, which agreement will expire in December 2002, unless contrary notice is given by either party. The annual salaries for Martin A. Sumichrast and Mr. McNeil have been initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of the agreements as may be determined by the Board of Directors. Messrs. Martin A. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 of 1 percent, respectively, of total revenue of Eastbrokers in excess of $6,000,000 per quarter. Mr. Sumichrast and Mr. McNeil have forgiven any bonuses owed to them through the period ending March 31, 1999. As an inducement for entering into each of their respective agreements, Eastbrokers has agreed to sell 200,000 shares and 50,000 shares at $3.50 and $3.00 per share of Common

Stock, respectively, to Mr. Martin A. Sumichrast and Mr. McNeil, in exchange for each of Messrs. Sumichrast and McNeil issuing to Eastbrokers a promissory note in the amount of $700,000 and $150,000, respectively. On January 1, 1999, Martin
A. Sumichrast and Kevin D. McNeil purchased 70,000 Placement Agent Common Stock Warrants and 32,583 Placement Agent Common Stock Warrants from Eastbrokers NA, respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr. McNeil, each, to purchase one (1) share of Eastbrokers' common stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent. The agreements provide, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in employee benefits applicable to employees and executives of Eastbrokers. The agreements further provide for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities. The agreements also provide for benefits in the event of disability.

         Pursuant to the agreements, employment may be terminated by Eastbrokers with cause or by the executive with or without good reason. Termination by Eastbrokers without cause, or by the executive for good reason, would subject Eastbrokers to liability for liquidated damages in an amount equal to the terminated executive's current salary and a pro rata portion of their prior year's bonus for the remaining term of the agreement, payable in equal monthly installments, without any set-off for compensation received from any new employment. In addition, the terminated executive would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the agreement to the extent permitted by law. Under the agreements, Eastbrokers is obligated to purchase insurance policies on the lives of Messrs. Martin A. Sumichrast and McNeil. Eastbrokers will pay the premiums on these policies and upon the death of the employee, the Company will receive an amount equal to the premiums it paid under the policy and the remaining proceeds will go to the employee's designated beneficiary. Eastbrokers has a one million dollar key man life insurance policy on Martin A. Sumichrast and a $500,000 key man life insurance policy on Mr. McNeil, in each case with the Company as the beneficiary.

         Effective January 1, 1999, Wolfgang Kossner, Vice Chairman of the Board, entered into a one-year Consulting Agreement with Eastbrokers. Mr. Kossner will receive compensation for his services as a consultant to the Company of 200,000 Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Scholes method at the time of grant. As additional compensation under the agreement, Mr. Kossner will receive project success fees to be determined. The agreement may be terminated by Eastbrokers for cause and in the event that Eastbrokers terminates the agreement for any reason other than "for cause," Mr. Kossner shall be entitled to the remaining payments that would have otherwise been payable had his services not been terminated. The agreement also provides for full compensation and reimbursement of expenses in the event of disability.

     OPTION/SAR GRANTS

         There were no grants to any of the named executive officers or Directors of options, stock appreciation rights or similar instruments during the fiscal year ended March 31, 1998. On December 23, 1998, the Board of Directors of Eastbrokers granted stock options to Martin A. Sumichrast, Wolfgang Kossner and Kevin D. McNeil. Pursuant to these grants, Martin A. Sumichrast and Wolfgang Kossner are each entitled for 10 years to purchase 75,000 shares of Eastbrokers' Common Stock at $4.00 per share and Kevin D. McNeil is entitled for 7 years to purchase 50,000 shares of Eastbrokers' Common Stock at $4.00 per share.

     OPTION/SAR EXERCISES

         Options for 7,750 shares of Common Stock were exercised during the fiscal year ended March 31, 1998. Options for 10,000 shares of Common Stock were exercised during the fiscal year ending March 31, 1999.

     FISCAL YEAR-END OPTION/SAR VALUES

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

                                                                                            Value of Unexercised
                                                                  Number of Securities          In-The-Money
                                                                 Underlying Unexercised       Options/SARs at
                                                                 Options/SARs at FY-End    FY-End($) Exercisable/
                              Shares Acquired       Value           (#) Exercisable/           Unexercisable
                              on Exercise (#)     Realized           Unexercisable                  (e)
           Name                     (b)              ($)                  (d)
            (a)                                      (c)
---------------------------- ------------------ -------------- --------------------------- -----------------------

Martin A. Sumichrast                 0                -                 0/75,000                     -
Kevin D. McNeil                      0                -                 0/50,000                     -


     1996 STOCK OPTION PLAN

         At the Annual Meeting held on December 10, 1996, the stockholders approved the 1996 Stock Option Plan (the "Plan") pursuant to which officers, employees, directors and consultants of the Company and its Affiliates are eligible to be granted Awards. The Plan is administered by the Stock Award Committee, or, in the absence of such a committee by the entire Board, which has the plenary authority to grant Awards including Stock Options, Stock Appreciation Rights, Restricted Stock, or any combination of the foregoing, and to determine the terms and conditions of the Awards.

         The total number of shares of Common Stock reserved and available for distribution as Awards under the Plan was 400,000. In October 1997, the Plan was initially amended to provide an additional 200,000 shares available for distribution. In 1999, the Plan was amended to provide an additional 250,000 shares for distribution. Currently, the total number of shares of Common Stock available under the Plan is 850,000.

         In the fiscal year ended March 31, 1997, an aggregate of 25,000 shares of Common Stock and options to purchase 35,000 shares were awarded pursuant to the Plan.

         During the fiscal year ended March 31, 1997, an additional 12,000 shares of Common Stock were issued outside of the Plan as compensation for services to the Company. During the fiscal year ended March 31, 1998, an additional 10,000 shares were issued outside of the Plan as compensation for services to the Company.

         During the year ended March 31, 1999, 220,000 options to purchase shares of Common Stock were granted under this plan.

                            SELLING SECURITY HOLDERS

         This Prospectus relates to the resale of 814,500 Common Stock Shares, 1,545,900 Warrants, 1,545,900 Warrant Shares, 1,237,222 Placement Agent Warrants, 1,237,222 Placement Agent Warrant Shares, 234,781 Note Shares and 475,000 Debenture Shares. The following table sets forth information with respect to this resale. The following table sets forth, to the knowledge of Eastbrokers, (i) the number of shares of Common Stock beneficially owned by each selling security holder, (ii) the number of shares of Common Stock, Warrants and Placement Agent Warrants to be offered and sold by such selling security holder and (iii) the number of shares of Common Stock and percentage of outstanding shares of Common Stock to be beneficially owned by such selling security holder after such offering and sale, assuming that all the shares offered by such selling security holder are in fact sold. Unless otherwise indicated, to our knowledge, each person has sole investment and voting power, if applicable (or shares such powers with his or her spouse), with respect to the securities set forth in the following table. As of July 1, 1999 Eastbrokers had 5,206,706 shares of Common Stock issued and outstanding.

                                           ----------------------------                --------------------------------
                                           Beneficial Ownership                        Beneficial Ownership After the
                                           Prior to the Offering                       Offering (1)
                                           ----------------------------                --------------------------------
                                                                          NUMBER OF
                                                     NUMBER               SHARES TO       NUMBER OF
                                                    OF SHARES              BE SOLD         SHARES      PERCENTAGE
  COMMON STOCK:
  Allied International Fund Inc.                       10,000               10,000              0            *
  Robert Alloway                                       10,000               10,000              0            *
  Don Asher                                             5,000                5,000              0            *
  Ellis Belodoff                                       10,000               10,000              0            *
  Ted Burns                                            66,203               66,203              0            *
  Steve Caruso                                        183,009              183,009              0            *
  Barry Cassese                                         2,000                2,000              0            *
  Castletownbere Associates, LLC                       10,000               10,000              0            *
  Cherry Creek Investments, Ltd. (2)                  445,000               20,000        425,000         8.16%
  Bud Clarke                                          183,008              183,008              0            *
  Peter Cohen                                         148,061              148,061              0            *
  Michael P. Curtis                                    20,000               20,000              0            *
  James E. Duncan (3)                                   8,038                8,038              0            *
  Susan M. Duncan -
     The Kingdom Enlightenment
     Scholarship Foundation (3)                        26,791               26,791              0            *
  Susan M. Duncan (3)                                  49,563               49,563              0            *
  Susan M. Duncan -
     Irrevocable Gift Trust (3)                        20,094               20,094              0            *
  de Castro Trust, Fred & Barbara
     de Castro Trustees (3)                             6,698                6,698              0            *
  Daleford Way                                        200,000              200,000              0            *
  Michael Finnan                                        2,000                2,000              0            *
  Greg Fulton -
     Fiserv IRA Rollover (3)                           29,634               29,634              0            *
  General Partners Beteiligungs,
     AG (4)                                         2,187,920              800,000(5)   1,387,920        25.67%(5)
  Michael Gottlieb                                      5,000                5,000              0            *
  Craig Gross                                          26,482               26,482              0            *
  Warren Hardy                                        182,500              182,500              0            *
  Colin Harvey                                         20,000               20,000              0            *
  Jim Heckman, & Lee
     Schlessman - FBO Schlessman
     Family Foundation (3)                            104,486              104,486              0            *


                                          ----------------------------                --------------------------------
                                           Beneficial Ownership                        Beneficial Ownership After the
                                           Prior to the Offering                       Offering (1)
                                          ----------------------------                --------------------------------
                                                                          NUMBER OF
                                                     NUMBER               SHARES TO      NUMBER OF
                                                    OF SHARES              BE SOLD        SHARES      PERCENTAGE
                                                    --------               -------       --------     ----------

Nelse Hendricks -
     Pension Trust Account'   FBO
     Comet Press, Limited (3)                          42,866               42,866              0            *
  Nelse Hendricks -
     Profic Sharing Plan
     FBO Comet Press, Limited (3)                       8,038                8,038              0            *
  Interpacific Capital Corp.                           80,000               80,000              0            *
  Katie Johnson                                         5,400                5,400              0            *
  Lawrence Kaplan                                      20,000               20,000              0            *
  Gary and Linda Kircher                                5,000                5,000              0            *
  Loren Kramer and Vivian Kramer                       10,000               10,000              0            *
  Limerick Associates, LLC                             10,000               10,000              0            *
  Kevin Loomis                                          5,516                5,516              0            *
  Maccabee Investors II LLC                           139,000              139,000              0            *
  Kevin McNeil (6)                                    110,078               57,583         52,495         1.00%
  Ralph Olson                                          15,500               13,000          2,500            *
  William Orzolek                                      20,000               20,000              0            *
  Punta Investors LLC(7)                              515,000              515,000              0            *
  Cal J. Rickel &
     Amanda Mae Rickel
     JTWROS (3)                                        13,396               13,396              0            *
  Paul Savage                                           4,414                4,414              0            *
  Gary L. Schlessman (3)                               20,094               20,094              0            *
  Lee Schlessman
     c /o Dolo Investment
     Company (3)                                       53,583               53,583              0            *
  Richard Schmidt                                      40,000               40,000              0            *
  Stephen Schoffman                                   307,232              307,232              0            *
  Robert J. Sforza                                     15,000               15,000              0            *
  Jonathan Siegal                                     367,232              367,232              0            *
  Frank Skelley                                        26,482               26,482              0            *
  Dale Sobek                                           30,000               30,000              0            *
  Martin S. Sumichrast (8)                            390,000              150,000        240,000          4.61%
  Vincent Trugilio                                     20,000               20,000              0            *
  Hugo Tsai                                           120,000              120,000              0            *

                                                                          NUMBER OF
CLASS C COMMON STOCK                                NUMBER OF            WARRANTS TO     NUMBER OF
PURCHASE WARRANTS: (9)                              WARRANTS               BE SOLD       WARRANTS        PERCENTAGE
                                                    --------               -------       --------        ----------
  Allied International Fund Inc.                       10,000               10,000              0            *
  Robert Alloway                                       10,000               10,000              0            *
  Ellis Belodoff                                        5,000                5,000              0            *
  Steve Caruso                                         50,191               50,191              0            *
  Castletownbere Associates, LLC                       10,000               10,000              0            *
  Bud Clarke                                           50,191               50,191              0            *
  Peter Cohen                                          50,190               50,190              0            *


                                       50

  Michael P. Curtis                                    10,000               10,000              0            *
  James E. Duncan                                       2,820                2,820              0            *
  Susan M. Duncan -
     The Kingdom Enlightenment
     Scholarship Foundation                             9,400                9,400              0            *
  Susan M. Duncan                                      17,390               17,390              0            *
  Susan M. Duncan -
     Irrevocable Gift Trust                             7,050                7,050              0            *
  de Castro Trust, Fred &
     Barbara de Castro Trustees                         2,350                2,350              0            *
  Daleford Way                                        100,000              100,000              0            *
  Greg Fulton -
     Fiserv IRA Rollover                               24,420               24,420              0            *
  General Partners Beteiligungs,
     AG (4)                                           400,000              400,000              0            *
  Michael Gottlieb                                      5,000                5,000              0            *
  Warren Hardy                                        100,000              100,000              0            *
  Colin Harvey                                         10,000               10,000              0            *
  Jim Heckman & Lee
     Schlessman - FBO
     Schlessman Family Foundation                      36,660               36,660              0            *
  Nelse Hendricks -
     Pension Trust Account
     FBO Comet Press, Limited                          15,040               15,040              0            *
  Nelse Handricks -
     Profit Sharing Plan
     FBO Comet Press, Limited                           2,820                2,820              0            *
  Interpacific Capital Corp.                           40,000               40,000              0            *
  Katie Johnson                                         5,400                5,400              0            *
  Lawrence Kaplan                                      20,000               20,000              0            *
  Gary and Linda Kircher                                5,000                5,000              0            *
  Loren Kramer and Vivian
     Kramer                                            10,000               10,000              0            *
  Limerick Associates, LLC                             10,000               10,000              0            *
  Maccabee Investors II LLC                           125,000              125,000              0            *
  William Orzolek                                      10,000               10,000              0            *
  Punta Investors LLC                                  40,000               40,000              0            *
  Cal J. Rickel &
     Amanda Mae Rickel JTWROS                           4,700                4,700              0            *
  Lee Schlessman                                       18,800               18,800              0            *
  Gary L. Schlessman                                    7,050                7,050              0            *
  Richard Schmidt                                      20,000               20,000              0            *
  Stephen Schoffman                                   100,714              100,714              0            *
  Robert J. Sforza                                     10,000               10,000              0            *
  Jonathan Siegal                                     100,714              100,714              0            *
  Dale Sobek                                           20,000               20,000              0            *
  Vincent Trugilio                                     10,000               10,000              0            *
  Hugo Tsai                                            60,000               60,000              0            *


                                                                          NUMBER OF
                                                    NUMBER OF            WARRANTS TO     NUMBER OF
PLACEMENT AGENT WARRANTS: (9)                       WARRANTS               BE SOLD       WARRANTS        PERCENTAGE
                                                    --------               -------       --------        ----------
  Ted Burns                                            66,203               66,203              0            *
  Steve Caruso                                        132,818              132,818              0            *
  Barry Cassese                                         2,000                2,000              0            *
  Bud Clarke                                          132,817              132,817              0            *
  Peter Cohen                                          97,871               97,871              0            *
  Michael Finnan                                        2,000                2,000              0            *
  Craig Gross                                          26,482               26,482              0            *
  Kevin Loomis                                          5,516                5,516              0            *
  Kevin McNeil (6)                                     57,583               57,583              0            *
  New Technologies Marketing, Inc.                     60,000               60,000              0            *
  Paul Savage                                           4,414                4,414              0            *
  Stephen Schoffman                                   206,518              206,518              0            *
  Jonathan Siegal                                     266,518              266,518              0            *
  Frank Skelley                                        26,482               26,482              0            *
  Martin A. Sumichrast (8)                            150,000              150,000              0            *

         _______________________
         *        Less than 1 percent

               (1)  Assumes the sale of all securities registered hereby.

               (2) Cherry Creek Investments, Ltd. ("Cherry Creek") was a party with Eastbrokers to an agreement, dated as of May 14, 1998, by which Cherry Creek sold EBI Securities to Eastbrokers.

               (3) Includes shares issuable upon conversion of 10 percent Notes and shares issuable upon exercise of Class C Common Stock Purchase Warrants.

               (4) Beneficial ownership prior to the offering includes 200,000 shares issuable upon exercise of options to acquire Common Stock at $10.00 per share, and 400,000 shares issuable upon the exercise of warrants to acquire Common Stock at $7.00 per share. As of July 1, General Partners beneficially owns 37.68% of Eastbrokers (including the 200,000 shares issuable upon exercise of options to acquire Common Stock and the 400,000 shares issuable upon the exercise of warrants). See "Security Ownership of Certain Beneficial Owners and Management." Wolfgang Kossner, a Director of Eastbrokers, is a principal stockholder of General Partners.

               (5) The securities to be sold include the 400,000 shares of Common Stock and 400,000 shares underlying Class C Common Stock Purchase Warrants, and which are included, together with 400,000 Class C Common Stock Purchase Warrants, under this registration statement. If all such shares are sold, after the offering General Partners will beneficially own 25.67% of the Common Stock (including 200,000 shares of Common Stock issuable upon exercise of options). See "Security Ownership of Certain Beneficial Owners and Management."

               (6) Beneficial ownership prior to the offering includes 57,583 shares of Common Stock issuable upon exercise of Placement Agent Warrants to acquire Common Stock at $7.00 per share and which are included, together with the 57,583 Placement Agent Warrants, under this registration statement. Mr.

                    McNeil is not registering shares of Common Stock other than those underlying the Placement Agent Warrants; if all such shares are sold, his beneficial ownership of Eastbrokers' Common Stock will be 1.01%. Kevin McNeil is Secretary, Treasurer and Chief Financial Officer of Eastbrokers. See "Security Ownership of Certain Beneficial Owners and Management."

               (7) Includes 475,000 shares of Common Stock underlying the 5 percent Debentures and 40,000 shares of Common Stock underlying 40,000 Class C Common Stock Purchase Warrants.

               (8) Beneficial ownership prior to the offering includes 190,000 shares of Common Stock owned directly by Martin A. Sumichrast, 50,000 shares of Common Stock owned by Sumichrast Enterprises, Inc., a corporation of which Martin
                    A. Sumichrast is an officer and director and the owner, and 150,000 shares of Common Stock issuable upon exercise of Placement Agent Warrants to acquire Common Stock at $7.00 per share. Such Placement Agent Warrant Shares are included, together with the Placement Agent Warrants, under this registration statement. Mr. Sumichrast is not registering shares of Common Stock other than those underlying the Placement Agent Warrants; if all such included shares are sold, his beneficial ownership of Eastbrokers' Common Stock will be 4.63%. Martin A. Sumichrast is Chairman of the Board, President, Chief Executive Officer and Director of Eastbrokers. See "Security Ownership of Certain Beneficial Owners and Management."

               (9) Assuming each selling security holder sells all of the Class C Common Stock Purchase Warrants and Placement Agent Warrants indicated, no holder will beneficially own any Class C Common Stock Purchase Warrants or Placement Agent Warrants.


                            DESCRIPTION OF SECURITIES

         The authorized capital of Eastbrokers consists of 10 million shares of Common Stock, par value $.05, and 10 million shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of July 1, 1999 5,206,750 shares of Common Stock are currently issued and outstanding by approximately
70 holders of record, and no shares of Preferred Stock have been issued or are outstanding.

         PREFERRED STOCK

         The Board of Directors is authorized, without further action by the stockholders, to issue 10 million shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences and the number of shares constituting and the designation of any such series.

         The rights and terms relating to any new series of Preferred Stock could adversely affect the voting power or other rights of the holders of Common Stock or such Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

         COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record in the election of directors and with respect to all other matters to be voted on by stockholders. Holders of shares of Common Stock do not have cumulative voting rights. Therefore, the holders of more than 50 percent of such shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. See "Dividend Policy." In the event of liquidation, dissolution or winding up of Eastbrokers, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is issued. All of the shares of Common Stock currently outstanding are duly authorized, validly issued, fully paid and non-assessable.

         WARRANTS

         There are currently outstanding 1,101,000 Class A Common Stock Purchase Warrants, 250,000 Class B Common Stock Purchase Warrants, 1,545,900 Class C Common Stock Purchase Warrants and 1,237,222 Placement Agent Warrants. With respect to the Class A Warrants, each such warrant entitles the registered holder to purchase one share of Common Stock, $.05 par value, of Eastbrokers at an exercise price of $18.00 per share, exercisable until June 6, 2000.

         Each Class B Warrant entitles the registered holder to purchase one share of Common Stock, $.05 par value, of Eastbrokers at an exercise price of $19.00 per share, exercisable until June, 2000.

         Each Class C Warrant entitles the registered holder to purchase one share of Common Stock, $.05 par value, of Eastbrokers at an exercise price of $7.00 per share, exercisable from February 20, 1999 until February 20, 2002. The shares underlying these warrants are subject to a "demand registration" right upon receipt of a demand for registration from a majority of the holders of the common stock and the warrants issued in the private placement. Under certain circumstances, each Class C Warrant is subject to redemption by Eastbrokers at Eastbrokers' option at a redemption price equal to $0.10 per share.

         The Placement Agent Warrants are identical in all material respects to the Class C Warrants described above except that the Placement Agent Warrants are not redeemable by Eastbrokers.

         TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, whose address is 40 Wall Street, New York, New York, 10005, telephone number (212) 936-5100.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with Mr. Randall F. Greene's resignation from the Board of Directors of Eastbrokers, Eastbrokers entered into a six month consulting agreement dated March 27, 1997 pursuant to which Mr. Greene was paid $24,000 and granted options to purchase 7,750 shares of Eastbrokers' Common Stock at $6.50 per share. A related letter agreement was entered into with Mr. Green on March 27, 1997, as amended by a letter dated April 29, 1997. Under the related letter agreement, Mr. Greene was paid $13,750 and granted 12,500 shares of Eastbrokers' Common Stock in full satisfaction for consulting services rendered during the period August 1, 1996 through March 31, 1997. Also pursuant to this agreement, Eastbrokers agreed to indemnify Mr. Greene against certain liabilities, the parties exchanged mutual releases and Mr. Greene agreed to sell his shares of Eastbrokers' Common Stock to the Company's primary market maker subject to certain conditions.

         Eastbrokers entered into a one year consulting agreement dated March 31, 1997 with Dr. Sumichrast, a Director of Eastbrokers, pursuant to which Dr. Sumichrast was granted 20,000 shares of Eastbrokers' Common Stock to vest ratably over the term of the agreement. Dr. Sumichrast provided services to Eastbrokers during the period April 1, 1997 through September 30, 1997 and received 10,000 shares at an average price of $6.598 per share as compensation for these services.

         In December 1996, Eastbrokers Vienna loaned Dr. Muller-Tyl approximately $72,000 USD. Interest on the outstanding balance of this obligation is computed at 8 percent per annum until paid in full. Dr. Muller-Tyl was the Chief Operating Officer of Eastbrokers until his resignation in January 1998.

         Eastbrokers leases office space from General Partners Immobilenz ("GPI")(formerly Residenz Realbesitz AG ("Residenz")) for its Vienna operations pursuant to a month-to-month lease. Under the terms of the leases, the Company incurred occupancy costs of approximately 1,200,000 Austrian Schillings (approximately $95,000 USD) in the fiscal years ended March 31, 1998 and 1999. The terms of this lease were negotiated such that Eastbrokers is subject to occupancy expenses no greater than the current market rates. GPI is a subsidiary of General Partners, an Austrian holding company and the beneficial owner of 2,187,920 shares of Common Stock. Mr. Kossner, a Director of Eastbrokers and an officer of Eastbrokers from August, 1996 until November, 1996, owns approximately 30 percent of the outstanding shares of General Partners. He is a member of General Partners' Supervisory Board, WMP's Supervisory Board, the Eastbrokers AG Supervisory Board, and is a Director of Eastbrokers.

         At December 31, 1998, Eastbrokers has a receivable related to securities transactions from Mr. Kossner in the amount of 1,132,776 Austrian Schillings (approximately $97,000 USD).

         At December 31, 1998, Eastbrokers has a receivable related to share transactions from Z.E. Beteiligungs AG ("ZE") in the amount of 7,745,600 Austrian Schillings (approximately $661,000 USD). ZE is a subsidiary of General Partners.

         WMP is an Austrian broker-dealer, market maker, and member of the Vienna Stock Exchange. WMP's common stock is publicly traded on the Main Market of the Vienna Stock Exchange. From time to time, WMP will make a market in stock of companies that have a direct relationship to Eastbrokers through its Directors or Shareholders. For the year ended March 31, 1999, Eastbrokers generated profits of approximately $1,190,000 USD related to the trading of shares of these companies.

         In October 1997, WMP sold its interest in WMP Vermogensverwaltungs GmbH ("WMP GmbH"), primarily an inactive subsidiary to COR Industrieberatung GmbH, for 2.5 million Austrian Schillings (approximately $200,000 USD). The sales price approximated the cost basis of WMP GmbH at the date of disposition.

         In December 1997, Eastbrokers Vienna sold its 51 percent interest in SuBwarenindustrie Beteiligungs GmbH ("SWIB") to Mr. Schmid for 13 million Austrian Schillings (approximately $1,025,000 USD). Eastbrokers acquired its ownership interest in SWIB in mid-1997 for 510,000 Austrian Schillings (approximately $40,000 USD). At the time of acquisition, the principal asset of SWIB was an investment in a company which was entering bankruptcy proceedings and there was considerable uncertainty regarding the future realizable value of this asset. By December 1997, bankruptcy proceedings had progressed to a point where an estimate could be made on the net realizable value of this asset. Based on the information available at that time, SWIB's value at the date of disposition was determined by the Board of Directors to be in the range of 12 million to 14 million Austrian Schillings (approximately $950,000 to $1,100,000
USD). The sale of SWIB resulted in a gain of approximately $1.0 million USD and is included in the accompanying consolidated statement of operations.

         As of December 31, 1998, ZE, a 26.27 percent owned subsidiary of General Partners, owned approximately 25 percent of UCP Beteiligungs AG ("UCP AG"), an Austrian holding company. UCP AG, in turn, owns 27.7 percent of a Russian chemical company, UCP AOOT. Shares of UCP AOOT are listed over-the-counter on the Vienna Stock Exchange. WMP is a market maker in the shares of UCP AOOT on the Vienna Stock Exchange.

         Upon acquiring Eastbrokers Beteiligungs AG on August 1, 1996, Eastbrokers assumed a receivable in the amount of 7,387,697 ATS (approximately $704,000 USD, at the then current exchange rates) from Mr. Schmid. As of December 31, 1997, the receivable increased due to cash advances to 8,046,177 ATS (approximately $635,000 USD, at the then current exchange rates). These cash advances included the U.S. Dollar denominated amount fluctuates based on the foreign currency exchange rate. On May 31, 1998, Mr. Schmid entered into a Non-Negotiable Term Note in the amount of 8,046,177 Austrian Schillings. This amount is reported in the Receivable from executive officer in the consolidated statement of financial condition. This Note bears interest at 8 percent per annum and matures May 31, 2000. It was collateralized by 150,000 shares of Eastbrokers' Common Stock. On October 8, 1998, Mr. Schmid repaid 6,748,111 Austrian Schillings of the total amount due. As of March 31, 1999, Mr. Schmid did not owe any remaining balance under these arrangements.

         Periodically, Eastbrokers engages in securities transactions with URBI S.A. ("URBI"), a Spanish investment company. Mr. Kossner was a member of URBI's Supervisory Board from November 1996 through June 1998 and Mr. Schmid was a member until May 1997. All transactions between URBI and Eastbrokers were consummated at the then current market prices. At December 31, 1997, the amount due from URBI was 7,023,576 Austrian Schillings or approximately $555,000, arising exclusively from various securities transactions. This amount is reported in the Receivable from affiliated companies in the consolidated statement of financial condition. Prior to June 30, 1998, URBI had repaid all amounts due with respect to the transactions open at December 31, 1997. As of December 31, 1998, Eastbrokers had a receivable from URBI in the amount of 2,780,030 Austrian Schillings or approximately $236,000 related to transactions occurring subsequent to December 31, 1997. In addition, Eastbrokers entered into a repurchase agreement with URBI in June 1997. This repurchase agreement and the related shares of Vodni Stavby a.s., a Czech construction company, were sold to a non-affiliated Czech Republic company in October 1997.

         During October 1997, WMP entered into a stock loan transaction with VCH in the amount of 4,065,000 Austrian Schillings (approximately $325,000). In August, 1998, VCH repaid Eastbrokers in full for this stock loan transaction. WMP periodically engages in stock loan transactions as a portion of its normal business operations.

         In December 1997, WMP purchased 7,200,000 ATS (approximately $576,000) of 8 percent bonds due April 1, 2000 of ZE. This amount is reported in the Securities owned at value, corporate equities in the consolidated statement of financial condition. The ZE bonds earn a comparatively higher interest rates (350 basis point above comparable Austrian governmental rates).

         Eastbrokers conducts various business transactions with General Partners throughout the year. As of December 31, 1998, the Company was owed $3,787,339 relating to these transactions.

         As of December 31, 1997, Eastbrokers had a receivable from C.R.F. a.s., a Slovak privatization company, related to a stock sale transaction and consulting fees. The total amount due from these transactions was 7,078,500 Austrian Schillings (approximately $559,000). This amount is reported in the Receivable from affiliated companies in the consolidated statement of financial condition. Mr. Schmid was the Chairman of the Board of C.R.F. a.s. from November 1995 through October 1997.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note payable in the amount of $300,000 to the Company. This amount is recorded in the Note receivable-common stock in the consolidated statement of financial condition. This note bears interest at 8 percent per annum and is due September 15, 1999. This note was paid in full, with accrued interest in February 1999.

         On December 23, 1998, the Board of Directors of the Company granted stock options to Martin A. Sumichrast, Wolfgang Kossner and Kevin D. McNeil. Pursuant to these grants, Martin A. Sumichrast and Wolfgang Kossner are each entitled for 10 years to purchase 75,000 shares of Eastbrokers' Common Stock at $4.00 per share and Kevin D. McNeil is entitled for 7 years to purchase 50,000 shares of Eastbrokers' Common Stock at $4.00 per share.

         Effective as of December 31, 1998, Mr. Martin A. Sumichrast entered into a new Employment Agreement which will expire in December 2004, and will renew for a period of five years following the expiration date, unless contrary notice is given by either party. Eastbrokers also entered into an Employment Agreement, effective as of December 31, 1998, with Kevin D. McNeil, which agreement will expire in December 2002, unless contrary notice is given by either party. The annual salaries for Martin A. Sumichrast and Mr. McNeil have been initially fixed at $240,000 and $120,000, respectively, with such subsequent increases in salary during the term of the agreements as may be determined by the Board of Directors. Messrs. Martin A. Sumichrast and McNeil are each eligible to receive a quarterly performance bonus of up to 1 percent and 1/4 of 1 percent, respectively, of total revenue of the Company in excess of $6,000,000 per quarter, respectively. Mr. Sumichrast and Mr. McNeil have forgiven any bonuses owed to them through the period ending March 31, 1999. See "Executive Officer Compensation--Employment Agreements."

         On January 1, 1999, Martin A. Sumichrast and Kevin D. McNeil purchased 70,000 Class C Warrants and 32,583 Class C Warrants from Eastbrokers N.A., respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr. McNeil, each, to purchase one (1) share of the Company's common stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent. Eastbrokers sold 200,000 shares at $3.50 per share and 50,000 shares at $3.00 per share of common stock to Mr. Martin A. Sumichrast and Mr. McNeil, respectively, in exchange for each of Messrs. Sumichrast and McNeil issuing to the Company a promissory note in the amount of $700,000 and $150,000, respectively.

         Effective January 1, 1999, Wolfgang Kossner, Vice Chairman of the Board, entered into a one-year Consulting Agreement with Eastbrokers. Mr. Kossner will receive compensation for his services as a consultant to Eastbrokers of 200,000 Class C Warrants, payable in equal installments on March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999. The value of the Class C Warrants will be determined for compensation purposes using the Black Scholes method at the time of grant. As additional compensation under the agreement, Mr. Kossner will receive project success fees to be determined. See "Executive Officer Compensation--Consulting Agreements."

         Effective January 1, 1999, Jay R. Schifferli, a Partner at Kelley Drye & Warren LLP, became a director of Eastbrokers. Kelley Drye & Warren LLP received from Eastbrokers legal fees in the amount of $345,311.64 during the fiscal year ended March 31, 1999. As of the date of this Prospectus, Mr. Schifferli has received 7,500 shares of restricted Common Stock and 5,000 options to acquire shares of Common Stock at $5.00 per share as non-employee director compensation.

                              PLAN OF DISTRIBUTION

         The Common Stock Shares, the Warrants, the Warrant Shares, the Debenture Shares, the Note Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares may be offered and sold from time to time by one or more of the selling security holders, or by pledgees, donees, transferees or other successors in interest. No selling security holder is required to offer or sell any of his or its Common Stock Shares, Warrants, Warrant Shares, Debenture Shares, Note Shares, Placement Agent Warrants or Placement Agent Warrant Shares. The selling security holders anticipate that, if and when offered and sold, the Common Stock Shares, the Warrant Shares, the Debenture Shares, the Note Shares and the Placement Agent Warrant Shares will be offered and sold in transactions (which may include block transactions) effected on the Nasdaq SmallCap at then prevailing market prices. The selling security holders reserve the right, however, to offer and sell the Common Stock Shares, the Warrant Shares, the Debenture Shares, the Note Shares and the Placement Agent Warrant Shares on any other national securities exchange on which the Common Stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions each at a price then to be negotiated. The Warrants and the Placement Agent Warrants will not be listed on any exchange or in the over-the-counter market and therefore, the selling security holder may offer and sell the Warrants and the Placement Agent Warrants in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the Nasdaq SmallCap or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. No agreements, arrangements or understandings have been entered into with any broker or dealer, and no brokers or dealers have been selected, in connection with the offer and sale of the Common Stock Shares, the Warrants, the Warrant Shares, the Debenture Shares, the Note Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares. All proceeds from the sale of the Common Stock Shares, the Warrant Shares, the Debenture Shares, the Note Shares and the Placement Agent Warrant Shares will be paid directly to the selling security holders and will not be deposited in an escrow, trust or other similar arrangement. Eastbrokers will not receive any of the proceeds from the sales of the Common Stock Shares, the Warrant Shares, the Debenture Shares or the Placement Agent Warrant Shares by the selling security holders. However, Eastbrokers will receive proceeds from the exercise of the Warrants and the Placement Agent Warrants by the selling security holders. No discounts, commissions or other compensation will be allowed or paid by the selling security holders or the Company in connection with the offer and sale of the Common Stock Shares, the Warrants, the Warrant Shares, the Debenture Shares, the Note Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares, except that usual and customary brokers' commissions may be paid by the selling security holders.

         The selling broker may act as agent or may acquire the Shares or interests therein as principal or pledgee and may, from time to time, effect distributions of the Shares or interests. If a dealer is utilized in the sale of the Shares in respect of which the Prospectus is delivered, the selling security holders will sell the Shares to the dealer, as principal. The dealer may then resell the Shares to the public at varying prices to be determined by such dealer at the time of resale.

         Eastbrokers has agreed to indemnify the selling security holders and the selling security holders have agreed to indemnify Eastbrokers, its officers, directors, employees, agents and controlling persons from certain damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in or material omission or alleged omission from the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, to the extent such untrue statement or omission was made in the Registration Statement or other document in reliance upon information furnished by the indemnifying party.

         The legal, accounting and other fees and expenses related to the offer and sale of the Shares and Warrants contemplated hereby are estimated to be $40,000 and will be paid by Eastbrokers. Eastbrokers will pay all expenses incurred in connection with this offering, excluding commissions charged by any broker or dealer acting on behalf of a selling security holder.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The Eastbrokers Group has changed its accountants from Deloitte & Touche LLP to Spicer, Jeffries & Co. This change was reported in Eastbrokers' Current Reports on Form 8-K, dated February 22, 1999 and March 9, 1999. The decision to change was approved by the Board of Directors. The report of Deloitte & Touche LLP on the Eastbrokers Group's financial statements for the fiscal year ended March 31, 1998, contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The Eastbrokers Group has had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference thereto in their report on the financial statements of the Eastbrokers Group.

         In 1997, Eastbrokers had changed its accountants from Pannell Kerr Forster PC to Deloitte & Touche LLP. This change was reported in Eastbrokers' Current Reports on Form 8-K, dated November 4, 1997 and January 22, 1998. The decision to change was approved by the Board of Directors. The reports of Pannell Kerr Forster PC on the Eastbrokers Group's financial statements for the fiscal year ended March 31, 1997, the transition period ended March 31, 1996 and the fiscal year ended December 31, 1995 contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. The Eastbrokers Group has had no disagreements with Pannell Kerr Forster PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Pannell Kerr Forster PC, would have caused it to make reference thereto in their report on the financial statements of the Eastbrokers Group.

                                     EXPERTS

         The consolidated statement of financial condition as of March 31, 1998 and March 31, 1999 and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity and cash flows for the years then ended included in this prospectus have been audited by Spicer, Jeffries & Co., independent auditors, as stated in their report appearing herein (which report expressed an unqualified opinion), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters in connection with the legality of the securities offered hereby have been passed upon for Eastbrokers by Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901. Jay
R. Schifferli, a Director of Eastbrokers, is a Partner of Kelley Drye & Warren LLP. Mr. Schifferli owns 7,500 shares of restricted Common Stock and 5,000 options to acquire shares of Eastbrokers' Common Stock as non-employee director compensation.

                                    * * * * *

                          INDEX TO FINANCIAL STATEMENTS

                       Historical Financial Statements for
                     Eastbrokers International Incorporated

                                                                            PAGE

Independent Auditors' Report............................................     F-2

Consolidated Statements of Financial Condition..........................     F-3

Consolidated Statements of Operations...................................     F-4

Consolidated Statements of Comprehensive Income.........................     F-5

Consolidated Statements of Changes in Shareholders' Equity..............     F-6

Consolidated Statements of Cash Flows...................................     F-7

Notes to Consolidated Financial Statements..............................     F-9

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Shareholders
Eastbrokers International Incorporated

We have audited the accompanying consolidated statements of financial condition of Eastbrokers International Incorporated and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eastbrokers International Incorporated and subsidiaries as of March 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.







                             SPICER, JEFFRIES & CO.









Denver, Colorado
June 29, 1999

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                             MARCH 31,           MARCH 31,
                                                                                               1999                 1998
                                                                                          ----------------    -----------------
ASSETS
     Cash and cash equivalents                                                            $     2,214,705     $    7,156,702
     Cash and securities segregated for regulatory
         purposes or deposited with clearing organizations                                         50,431            986,233
     Securities purchased under agreements to resell                                                    -            887,170
     Securities borrowed                                                                        1,653,742                  -
     Receivables
         Customers                                                                              4,140,016          4,819,958
         Broker dealers and other                                                               2,356,965          4,404,608
         Affiliated companies                                                                   2,103,929          2,286,277
         Related to disposition of subsidiary                                                   1,782,814          1,493,913
         Financial institutions, net                                                              549,938          1,018,642
         Receivable from shareholders and executive officers                                    3,787,339            517,221
         Other                                                                                  3,414,674          1,890,212
     Securities owned, at value
         Government and agencies                                                                        -            692,428
         Corporate debt                                                                         1,876,229                  -
         Equities and other                                                                    11,665,327          7,985,484
     Net assets held for resale                                                                 1,836,442          2,362,873
     Furniture and equipment, at cost (net of accumulated depreciation
         and amortization of $1,140,140 and $766,898, respectively)                             2,061,612          1,142,281
     Deferred taxes                                                                             5,499,245          4,162,615
     Goodwill, net                                                                              2,215,910          2,073,774
     Other assets and deferred amounts                                                          1,670,721            551,118
                                                                                             ------------       ------------
         Total Assets                                                                        $ 48,880,039       $ 44,431,509
                                                                                             ============       ============


LIABILITIES AND SHAREHOLDERS' EQUITY
     Short-term borrowings                                                                $     2,408,354     $    2,570,499
     Advances from affiliated companies                                                         4,699,821             31,937
     Payables
         Customers                                                                              2,684,343          5,405,464
         Broker dealers and other                                                               2,833,028          6,169,159
     Securities sold not yet purchased, at value
         Government  and agencies                                                               1,036,428                  -
         Equities and other                                                                     1,567,290                  -
     Accounts payable and accrued expenses                                                      1,185,551            727,512
     Other liabilities and deferred amounts                                                     1,994,925          1,118,179
                                                                                             ------------      -------------
                                                                                               18,409,740         16,022,750
     Deferred tax                                                                                       -             51,093
     Long-term borrowings                                                                       5,204,262          2,020,087
                                                                                             ------------      -------------
         Total liabilities                                                                     23,614,002         18,093,930
                                                                                             ------------      -------------
     Minority interest in consolidated subsidiaries                                             7,619,233          7,173,873
                                                                                             ------------      -------------
     Commitments and contingencies
     Shareholders' equity
         Preferred stock; $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 1999 and 1998,
              respectively                                                                              -                  -
         Common stock; $.05 par value; 10,000,000 shares authorized; 5,160,250 and 4,297,750 shares issued and outstanding at March 31, 1999 and
              1998, respectively                                                                  258,013            214,888
         Paid-in capital                                                                       29,650,450         25,614,348
         Accumulated deficit                                                                  (10,158,283)        (4,246,436)
         Notes receivable - common stock and warrants                                            (893,214)          (313,133)
         Accumulated other comprehensive income                                                (1,210,162)        (2,105,961)
                                                                                          ----------------    -----------------
              Total shareholders' equity                                                       17,646,804         19,163,706
                                                                                          ----------------    -----------------
              Total Liabilities and Shareholders' Equity                                  $    48,880,039     $   44,431,509
                                                                                          ================    =================

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                          FOR THE YEARS
                                                                                         ENDED MARCH 31,
                                                                              ---------------------------------------
                                                                                    1999                 1998
                                                                              -----------------    ------------------
Revenues
     Commissions                                                              $    14,246,465      $     2,539,260
     Investment banking                                                             2,165,753              807,803
     Interest and dividends                                                         1,908,288              401,107
     Principal transactions, net
         Trading                                                                    2,370,734            4,738,701
         Investment                                                                 7,671,982             (462,221)
     Gain on sale of interest in subsidiary                                         1,312,057                    -
     Gain on sale of investment - related party                                             -            1,025,429
     Other                                                                          3,315,684            1,260,821
     Equity in earnings of unconsolidated affiliates                                  (39,483)              32,076
                                                                              -----------------    ------------------
              Total revenues                                                       32,951,480           10,342,976
                                                                              -----------------    ------------------

Costs and expenses
     Compensation and benefits                                                     15,830,533            3,818,549
     Brokerage, clearing, exchange fees and other                                   9,195,493            1,163,171
     General and administrative                                                     2,608,037            3,476,026
     Occupancy                                                                      2,389,741              997,814
     Communications                                                                 1,962,495              698,688
     Consulting fees                                                                1,446,669            2,233,543
     Interest                                                                       1,340,421              746,821
     Professional Fees                                                              1,075,393              213,913
     Travel                                                                           792,163              622,722
     Office supplies and expense                                                      738,223              435,173
     Loss on disposition of subsidiary                                                491,886                    -
     Loss on liquidation of subsidiaries                                              934,444                    -
     Depreciation and amortization                                                    527,233              604,395
                                                                              -----------------      ----------------
         Total costs and expenses                                                  39,332,731           15,010,815
                                                                              -----------------    ------------------
Loss before benefit for income taxes and
     minority interest in earnings of subsidiaries                                 (6,381,251)          (4,667,839)
     Benefit for income taxes                                                         789,315              640,163
                                                                                     (319,911)             351,069
                                                                              -----------------    ------------------
     Net loss                                                                 $    (5,911,847)     $    (3,676,607)
                                                                              -----------------    ------------------
     Weighted average number of common shares outstanding
     Basic and diluted                                                              4,800,551            3,149,009
                                                                              -----------------    ------------------
     Loss per common share
     Basic and diluted                                                        $         (1.23)     $         (1.17)
                                                                              -----------------    ------------------


                 See notes to consolidated financial statements

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                                             FOR THE YEARS ENDED
                                                                                                  MARCH 31,
                                                                                     ------------------------------------
                                                                                          1999                1998
                                                                                     ----------------    ----------------


Net loss                                                                             $   (5,911,847)     $    (3,676,607)

       Other comprehensive income (loss)
              Foreign currency translation adjustments                                      895,799           (1,475,152)
              Unrealized holding gains                                                            -              246,794
              Less: recovery of unrealized holding losses                                         -             (246,794)
                                                                                     ----------------    ----------------

Comprehensive income (loss)                                                          $   (5,016,048)     $    (5,151,759)
                                                                                     ----------------    ----------------



                 See notes to consolidated financial statements

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                   FOR THE YEARS ENDED MARCH 31, 1998 AND 1999



                                          COMMON STOCK             PAID-IN       ACCUMULATED
                                      SHARES       PAR VALUE       CAPITAL         DEFICIT
                                   -------------  ------------- --------------  --------------

Balances at March 31, 1997            2,923,000   $  146,150    $ 19,314,883    $   (569,829)
   Issuance of common stock in
     private placement                 125,000         6,250         716,945               -
   Retirement of treasury stock        (45,000)       (2,250)       (211,500)              -
   Issuance of common stock in
     compensation for services          10,000           500          65,480               -
   Issuance of common stock to
     officer for note receivable        50,000         2,500         297,500               -
   Net unrealized gain on
investments
     investments                             -             -               -               -
   Issuance of common stock
     in private placement
                                      1,227,000       61,350       5,354,619               -
   Exercise of stock options             7,750           388          49,987               -
   Sale of subsidiary stock                  -             -          26,434               -
   Net loss                                  -             -               -      (3,676,607)
   Accrued interest on note
     receivable                              -             -               -               -
   Cumulative translation
adjustment                                   -             -               -               -
                                   -------------  ------------- --------------  --------------
Balances at March 31, 1998            4,297,750   $  214,888    $ 25,614,348    $ (4,246,436)
   Issuance of common stock in
     Cohig & Assoc. acquisition        470,000        23,500       2,326,500               -
   Redemption of note receivable             -             -               -               -
   Issuance of common stock to
     officer for note receivable       200,000        10,000         690,000               -
   Issuance of common stock to
     officer for note receivable        50,000         2,500         147,500               -
   Issuance of common stock
     in private placement              125,000         6,250         463,750               -
   Exercise of stock options            10,000           500          69,500               -
   Issuance of common stock in
     compensation for services           7,500           375          29,625               -
   Issuance of warrants in
     connection with debt
     offerings                               -             -         283,581               -
   Issuance of warrants to
     officers for note receivables           -             -          25,646               -
   Net loss                                  -             -               -      (5,911,847)
   Accrued interest on notes
receivable                                   -             -               -               -
   Cumulative translation
adjustment                                   -             -               -               -
                                   -------------  ------------- --------------  --------------
Balances at March 31, 1999            5,160,250   $  258,013    $ 29,650,450    $ (10,158,283)
                                   -------------  ------------- --------------  --------------



                 See notes to consolidated financial statements

                   UNREALIZED
    TREASURY        LOSS ON                       ACCUMULATED
     STOCK &       AVAILABLE      CUMULATIVE         OTHER
      NOTE          FOR SALE      TRANSLATION    COMPREHENSIVE
   RECEIVABLE     INVESTMENTS     ADJUSTMENT        INCOME          TOTAL
  -------------- --------------- --------------  -------------- --------------

  $  (213,750)   $   (246,794)   $   (630,809)   $   (877,603)  $  17,799,851

            -               -               -               -         723,195
      213,750               -               -               -               -

            -               -               -               -          65,980

     (300,000)              -               -               -               -


            -         246,794               -         246,794         246,794


            -               -               -               -       5,415,969
            -                               -               -          50,375
            -               -               -               -          26,434
            -               -               -               -      (3,676,607)


      (13,133)              -               -               -         (13,133)

            -               -      (1,475,152)     (1,475,152)     (1,475,152)
  -------------- --------------- --------------  -------------- --------------

  $  (313,133)   $          -    $ (2,105,961)   $ (2,105,961)  $  19,163,706

            -               -               -               -       2,350,000
      335,304               -               -               -         335,304

     (700,000)              -               -               -               -

     (150,000)              -               -               -               -

            -               -               -               -         470,000
            -               -               -               -          70,000

            -               -               -               -          30,000

            -               -               -               -         283,581

      (25,646)              -               -               -               -
            -               -               -               -      (5,911,847)

      (39,739)              -               -               -         (39,739)

            -               -         895,799         895,799         895,799
  -------------- --------------- --------------  -------------- --------------
  $  (893,214)   $          -    $ (1,210,162)   $ (1,210,162)  $  17,646,804
  ============== =============== ==============  ============== ==============



                 See notes to consolidated financial statements
                                F-6 (continued)

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            FOR THE YEARS ENDED
                                                                                                 MARCH 31,
                                                                                          1999               1998
                                                                                    -----------------   ----------------
Cash flows from operating activities
     Net loss                                                                       $    (5,911,847)    $   (3,676,607)
     Adjustments to reconcile net loss to net cash
         provided by (used in) operating activities:
              Minority interest in earnings of subsidiaries                                 319,911           (351,069)
              Losses on dispositions of subsidiaries                                      1,426,330                  -
              Gain on sale of subsidiary                                                 (1,312,057)        (1,025,429)
              Allowance for doubtful accounts                                               549,938                  -
              Depreciation and amortization                                                 527,233            604,395
              Deferred taxes                                                               (919,768)        (2,305,662)
              Other                                                                        (410,572)           104,368
         Changes in operating assets and liabilities
              Cash and securities segregated for regulatory purposes
                  or deposited with regulatory agencies                                     914,625             82,415
         Securities purchased under agreements to resell                                    887,170           (478,305)
         Securities borrowed                                                             (1,653,742)                 -
         Receivables                                                                     (3,851,453)        (3,744,971)
         Securities owned, at value                                                      (2,239,065)        (6,443,982)
         Other assets                                                                      (696,035)           827,875
         Payables
              Customers                                                                   1,366,143          4,353,654
              Brokers, dealers and others                                                (2,988,422)         5,208,933
         Accounts payable and accrued expenses                                              (77,837)          (879,123)
                                                                                    -----------------   ----------------
Net cash provided by (used in) operating activities                                     (14,069,448)        (7,723,508)
                                                                                     -----------------   ----------------


Cash flows from investing activities
     Net proceeds from (payments for)
         Net cash acquired on acquisition of EBI Securities                                 970,056                  -
         Investments in affiliates                                                         (386,345)          (264,036)
         Sales of interests in subsidiaries                                               2,159,204                  -
         Investments held for resale                                                       (526,431)         2,378,054
         Capital expenditures                                                            (1,384,072)          (289,070)
                                                                                    -----------------   ----------------
Net cash provided by (used in) investing activities                                         832,412          1,824,948
                                                                                    -----------------   ----------------
Cash flows from financing activities
     Net proceeds from (payments for)
         Net proceeds from private placement                                                500,000          6,139,164
         Short-term financings                                                                    -         (1,339,183)
         Advances from affiliates                                                         4,850,232                  -
         Securities sold under agreements to repurchase                                           -         (1,200,793)
         Proceeds from long term debt                                                     3,284,426          1,085,713
         Dividends paid to minority interests on subsidiary's stock                        (190,277)                 -
         Other                                                                              104,702            102,575
                                                                                    -----------------   ----------------
Net cash provided by (used in) financing activities                                       8,549,083          4,787,476
                                                                                    -----------------   ----------------
Foreign currency translation adjustment                                                    (254,044)         1,400,162
                                                                                    -----------------   ----------------
Increase (decrease) in cash and cash equivalents                                         (4,941,997)           289,078

Cash and cash equivalents, beginning of year                                              7,156,702          6,867,624
                                                                                    -----------------   ----------------
Cash and cash equivalents, end of year                                               $    2,214,705     $    7,156,702

                                                                                    -----------------   ----------------

                 See notes to consolidated financial statements

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                       FOR THE YEARS ENDED
                                                                                            MARCH 31,
                                                                               ------------------------------------
                                                                                     1999               1998
                                                                               -----------------  -----------------
Supplemental disclosure of cash flow information
     Cash paid for income taxes                                                $        130,789    $       261,633
                                                                               -----------------  -----------------

     Cash paid for interest                                                    $        335,116    $       173,560
                                                                               -----------------  -----------------
     Non-cash transactions
         Eastbrokers International shares issued as part of
              EBI Securities Corporation acquisition                           $      2,350,000    $             -
                                                                               -----------------  -----------------

         Retirement of treasury stock                                          $              -    $       213,750
                                                                               -----------------  -----------------

         Eastbrokers International shares issued in compensation for           $         30,000    $        65,980
              services
                                                                               -----------------  -----------------
         Issuance of Eastbrokers International Class C warrants
              in connection with debt offerings                                $        283,581    $             -
                                                                               -----------------  -----------------




                 See notes to consolidated financial statements

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998



NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND BASIS OF PRESENTATION

         The consolidated financial statements include Eastbrokers International Incorporated (formerly Czech Industries, Inc.) and its U.S. and international subsidiaries (collectively, "Eastbrokers" or the "Company"). The shareholders of the Company approved the name change on December 10, 1996 at its Annual Meeting of Shareholders. All significant intercompany balances and transactions have been eliminated in consolidation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ from these estimates. See Note 7 -"Significant Estimates."

         The Company, through its subsidiaries, provides a wide range of financial services primarily in the United States, Central Europe, and Eastern Europe. Its businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring, and other corporate finance advisory activities; asset management; merchant banking and other principal investment activities; brokerage and research services; and securities clearance services. These services are provided to a diversified group of clients and customers, including corporations, governments, financial institutions, and individuals. Substantially all of the Company's revenues and expenses are generated through its European subsidiaries and affiliates.

         FISCAL YEAR-END

         The fiscal year-end of Eastbrokers International Incorporated and its U.S. subsidiaries is March 31.

         FISCAL YEAR-END OF THE COMPANY'S EUROPEAN SUBSIDIARIES

         The fiscal year-end of the Company's European Subsidiaries is December
31. These subsidiaries are included on the basis of closing dates that precede the Company's closing date by three months.

         FINANCIAL INSTRUMENTS

         Proprietary securities transactions, commission revenues and related expenses are recorded on a trade date basis. Securities owned and securities sold, but not yet purchased are recorded at fair value with resulting net unrealized gains and losses reflected in earnings. Fair value is generally based on quoted market prices. If quoted market prices are not available, fair value is estimated based on other relevant factors, including dealer price quotations and recent price activity. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular security. The Company has no investments in derivatives.

         Equity securities purchased in connection with merchant banking and other principal investment activities are initially carried at their original costs. The carrying value of such equity securities is adjusted when changes in the underlying fair values are readily ascertainable, generally as evidenced by listed market prices or transactions which directly affect the value of such equity securities. Downward adjustments relating to such equity securities are made in the event that the Company determines that the eventual realizable value is less than the carrying value.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Securities classified as available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity. Realized gains and losses on these securities are determined on a specific identification basis and are included in earnings.

         COLLATERALIZED SECURITIES TRANSACTIONS

         Accounts receivable from and payable to customers include amounts due on cash transactions. Securities owned by customers are held as collateral for these receivables. Such collateral is not reflected in the consolidated financial statements.

         Securities purchased under agreements to resell are treated as financing arrangements and are carried at contract amounts reflecting the amounts at which the securities will be subsequently resold as specified in the respective agreements. The Company takes possession of the underlying securities purchased under agreements to resell and obtains additional collateral when the market value falls below the contract value. The maximum term of these agreements is generally less than ninety-one days.

         Securities borrowed transactions facilitate the settlement process and may require the Company to deposit cash or other collateral with the lender.

         OTHER RECEIVABLES

         From time to time, the Company provides operating advances to select companies as a portion of its merchant banking activities. These receivables are due on demand.

         UNDERWRITINGS

         Underwritings include gains, losses, and fees, net of syndication expenses arising from securities offerings in which the Company acts as an underwriter or agent. Underwriting fees are recorded at the time the underwriting is completed and the income is reasonably determinable. The Company reflects this income in its investment banking revenue.

         FEES

         Fees are earned from providing merger and acquisition, financial restructuring advisory, and general management advisory services. Fees are recorded based on the type of engagement and terms of the contract entered into by the Company. The Company reflects this income in its investment banking revenue.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         SFAS 107, "Disclosures about Fair Value of Financial Instruments," requires the Company to report the fair value of financial instruments, as defined. Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts which approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Securities owned and securities sold, but not yet purchased are carried at fair value. Assets which are recorded at fair value consist largely of short-term receivables and include reverse repurchase agreements, securities borrowed and certain other receivables. Similarly, the Company's short-term liabilities are recorded at contracted amounts approximating fair value. The estimated fair value of the Company's long-term borrowings, based on market rates of interest and similar maturities, approximates their carrying value or contracted amounts.

         TRANSLATION OF FOREIGN CURRENCIES

         Assets and liabilities of operations in foreign currencies are translated at year-end rates of exchange, and the income statements are translated at weighted average rates of exchange for the year. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," gains or losses resulting from translating foreign currency financial statements, net of hedge gains or losses and their related tax effects, are reflected in cumulative translation adjustments, a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in earnings.

         FURNITURE, AND EQUIPMENT

         Furniture and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from three to ten years.

         COMMON STOCK DATA

         Loss per share is based on the weighted average number of common stock and stock equivalents outstanding. The outstanding warrants and stock options are currently excluded from the earnings per share calculation as their effect would be antidilutive.

         STOCK-BASED COMPENSATION

         In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation expense for stock-based employee compensation plans at fair value. The Company has elected to account for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the stock.

         DEFERRED INCOME TAXES

         Deferred income taxes in the accompanying financial statements reflect temporary differences in reporting results of operations for income tax and financial accounting purposes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CASH AND CASH EQUIVALENTS

         For purposes of the consolidated financial statements, the Company considers all demand deposits held in banks and certain highly liquid investments with maturities of 90 days or less other than those held for sale in the ordinary course of business to be cash equivalents.

         GOODWILL

         Goodwill is amortized on a straight-line basis over periods from 5 to 25 years and is periodically evaluated for impairment on an undiscounted cash flow basis. The accumulated amortization was $62,492 and $132,015 for the years ended March 31, 1999 and 1998, respectively.

         RECLASSIFICATIONS

         Certain amounts in the prior year have been reclassified to conform to the current year's presentation.

NOTE 2.   CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

         Cash and securities segregated for regulatory purposes or as deposits with clearing organizations was $50,431 and $986,233 as of March 31, 1999 and 1998, respectively.

NOTE 3.   FINANCIAL INSTRUMENTS

         Financial instruments owned consist of the Company's proprietary trading and investment accounts, securities purchased under agreements to resell, and investments held for resale. The Company's financial instruments, at estimated fair market value, are as follows:

                                                                       March 31,                March 31,
                                                                         1999                     1998
                                                                   ------------------        ----------------
Securities purchased under agreements to resell
     Sovereign government debt - Austria                           $              --           $   887,170
                                                                   ------------------        ----------------

Securities borrowed
     Sovereign government debt - Austria                             $ 1,036,430             $
                                                                                                        --
     Corporate equities - Austria                                        617,312                        --
                                                                   ------------------        ----------------
                                                                     $ 1,653,742             $
                                                                                                        --
                                                                   ------------------        ----------------

Securities owned at fair value
     Corporate debt - Austria                                        $ 1,876,229             $
                                                                                                        --
                                                                   ------------------        ----------------

     Corporate equities - United States                              $ 2,972,800             $
                                                                                                        --
     Corporate equities - Austria                                      8,009,235(1)              6,587,220(2)
     Corporate equities - Hungary                                             --                   410,244
     Corporate equities - Czech Republic                                      --                        --



                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 3.   FINANCIAL INSTRUMENTS (CONTINUED)


                                                                       March 31,                March 31,
                                                                         1999                     1998
                                                                   ------------------        ----------------
     Corporate equities - Slovak Republic                                     --                    84,074
     Corporate equities - Poland                                         145,725                   760,552
     Corporate equities - Other                                          537,567                   143,394
                                                                   ------------------
                                                                                             ----------------
                                                                     $11,665,327                $7,985,484
                                                                   ------------------        ----------------

Sovereign government debt
     Austria                                                       $                           $   621,353
                                                                              --
     Hungary                                                                  --                    71,075
                                                                   ------------------
                                                                                             ----------------
                                                                   $                           $   692,428
                                                                              --
                                                                   ------------------        ----------------


(1) As of March 31, 1999, the Company has significant concentrations in the securities portfolio. A description of these securities and their respective carrying amounts are as follows: a security of a Russian chemical producer traded on the OTC market of the Vienna Stock Exchange -- $1,420,095 and securities (both debt and equity) of a significant shareholder of the Company traded on the Vienna Stock Exchange -- $6,011,048. The Company does not have any material concentrations to high yield issuers or commitments to high-yield issuers as of the balance sheet date.

(2) As of March 31, 1998, the Company has 3 significant concentrations in the securities portfolio. A description of these securities and their respective carrying amounts are as follows: a security of a Russian chemical producer traded on the OTC market of the Vienna Stock Exchange -- $1,030,270, a security of a Bulgarian pharmaceutical company traded on the Bulgarian Stock Exchange --$3,185,630, and a security of a Bulgarian oil refinery traded on the Bulgarian Stock Exchange -- $1,354,830. All other securities are relatively liquid and the carrying value approximates the market value as of the balance sheet date. The Company does not have any material concentrations to high yield issuers or commitments to high-yield issuers as of the balance sheet date.

NOTE 4.   INVESTMENTS IN SUBSIDIARIES

         EASTBROKERS BETEILIGUNGS AKTIENGESELLSCHAFT

         Eastbrokers Vienna is an Austrian based holding company that originally had established a presence in 12 Central and Eastern European countries through its network of subsidiaries and affiliate offices. On August, 1, 1996, the Company acquired 80 percent of the outstanding stock of Eastbrokers Beteiligungs Aktiengesellschaft ("Eastbrokers Vienna") through the issuance of 1,080,000 shares of the Company's common stock valued at $5,400,000. As a participant in Eastbrokers Vienna's capital increase in the fiscal year ended March 31, 1997, the Company later acquired an additional 245,320 (out of a total issue of 270,000 shares) for cash, increasing its ownership percentage to 83.62 percent. In three separate transactions in November and December 1996 and March 1997, the Company purchased 81,550 additional shares, increasing its ownership percentage to approximately 94 percent.

         The fair value of the net assets acquired under these transactions approximated $8,200,000. The acquisition has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired resulted in the Company recording approximately $1,950,000 in goodwill, which is being amortized over 25 years on a straight-line basis. The 1997 consolidated financial statements include the consolidated results of operations of Eastbrokers Vienna from the date of acquisition through December 31, 1996 in accordance with Note 1. The purchase agreement contains certain provisions whereby the selling shareholders may be eligible to receive an additional 120,000 shares of the Company's

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 4.   INVESTMENTS IN SUBSIDIARIES (CONTINUED)

common stock in the event certain earnings targets are achieved by December 31, 1998. No such shares have been earned to date.

         In a capital increase for Eastbrokers Vienna in the fiscal year ended March 31, 1998, the Company purchased 389,925 shares (out of a total issue of 390,000) for cash, increasing its ownership to 96 percent.

         Eastbrokers Vienna completed the acquisition of its subsidiary, Eastbrokers Warsaw, in September 1996. This acquisition has been accounted for under the purchase method of accounting. The fair value of the net assets acquired under this transaction approximated $1,124,000 as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired by Eastbrokers Vienna approximated $173,000 which has been recorded as goodwill and is being amortized over 25 years on a straight-line basis.

         WMP BANK AKTIENGESELLSCHAFT

         Through its subsidiary, Eastbrokers Vienna, the Company acquired a 48.1 percent interest in the outstanding capital stock of WMP on August 1, 1996. WMP is a stock broker-dealer and market maker in Vienna, Austria and is licensed as a class B bank under Austrian law. A Class B bank may, at its discretion, conduct any of the normal activities associated with a bank with one major exception; it cannot accept customer deposits. From time to time Eastbrokers Vienna has carried shares of WMP. Accordingly, since August 1996, the Company's ownership of WMP has exceeded 50 percent including WMP shares in its trading portfolio. At December 31, 1996, the Company's aggregate ownership percentage in WMP, including its trading position, was 55 percent. This investment was accounted for using the equity method in the March 31, 1997 financial statements as the Company believed that its control of WMP may likely have been lost as the result of the probable occurrence of certain events that lay outside of its control. In September, 1997 circumstances surrounding these events were resolved such that these events were no longer considered probable of occurrence and the Company deemed its control of WMP was no longer temporary. Accordingly, the Company began consolidating its investment in WMP effective with its third quarter of fiscal 1998 financial statements.

         EBI SECURITIES CORPORATION

         In May 1998, the Company acquired all of the outstanding common stock of Cohig & Associates, Inc. a Denver, Colorado based investment banking and brokerage firm, in exchange for 445,000 unregistered shares of the Company's common stock and an agreement to advance $1,500,000 in additional working capital. Following the acquisition, the name was changed to EBI Securities Corporation ("EBI Securities"). The fair value of the net assets acquired under this transaction approximated $1,700,000 as of the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired approximated $750,000 and has been recorded as goodwill and is being amortized over 25 years on the straight-line method. EBI Securities operates pursuant to the exemptive provisions of SEC Rule 15c3-3(k)(2)(ii) and clears all transactions with and for customers on a fully disclosed basis.

         PRO FORMA RESULTS OF OPERATIONS

         The following summarized, unaudited, pro forma results of operations for the year ended March 31, 1999 and 1998 assumes the above listed acquisition occurred at the beginning of fiscal 1998.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 4.   INVESTMENTS IN SUBSIDIARIES (CONTINUED)


                                                         Year Ended               Year Ended
                                                          March 31,                March 31,
                                                            1999                     1998
                                                      ------------------        ----------------

      Revenues from continuing operations             $37,507,686                 $28,071,825

      Net loss from continuing operations             ( 5,835,951)              ( 4,290,719)

      Net loss per share from continuing operations         (1.22)                    (1.36)



         SALES OF INTERESTS IN SUBSIDIARIES

         In June 1998, the Company sold 73.55 percent of its interest in Eastbrokers Prague a.s for 15 million Austrian schillings (approximately $1,180,000 USD at the then current exchange rates). The Company recognized a gain on the sale of this interest before taxes of approximately $1,312,000 USD, at the then current exchange rates.

         In December 1998, the Company sold its entire interest in its subsidiary, Eastbrokers Budapest RT. for 217,000,000 HUF (approximately $1,000,000 USD at the then current exchange rates). The Company recognized a loss on this sale of approximately $490,000 USD, at the then current exchange rates.

         LIQUIDATION OF INTERESTS IN SUBSIDIARIES

         The Company also has liquidated its investments Eastbrokers Romania and Eastbrokers Slovakia as of December 31, 1998. The effects are a net loss of $776,197 on the liquidation of Eastbrokers Slovakia and a net loss on the liquidation of Eastbrokers Romania of $158,247 for a total loss on liquidations of $934,444.

NOTE 5.   INVESTMENTS IN UNCONSOLIDATED AFFILIATES

         The Company also has other investments in unconsolidated affiliates through Eastbrokers Vienna. These affiliates are accounted for using the equity method of accounting. These investments are predominantly start-up operations. As of December 31, 1997, these unconsolidated affiliate investments included the following offices: Zagreb, Croatia; Ljubljana, Slovenia; Moscow, Russia; Sofia, Bulgaria; and NIF TRUD Investment Fund. As of December 31, 1998, these unconsolidated affiliate investments included the following offices: Zagreb, Croatia and Ljubljana, Slovenia. The combined carrying amounts of these investments as of December 31, 1999 and 1998 was $460,900 and $156,800, respectively.

         RECEIVABLES FROM AFFILIATED COMPANIES

         Periodically, the Company provides operating advances to its unconsolidated affiliates. These advances are generally due on demand and are not subject to interest charges.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 6.   SHORT-TERM BORROWINGS

         The Company meets its short-term financing needs through lines of credit with financial institutions, advances from affiliates, and by entering into repurchase agreements whereby securities are sold with a commitment to repurchase at a future date.

         LINES OF CREDIT

         The Company had outstanding advances on its lines of credit totaling $1,182,719 and $2,570,499 as of March 31, 1999 and 1998, respectively. As of
March 31, 1999, the Company had unsecured credit lines available of approximately $3.5 million. These lines of credit carry interest rates between
7.00 percent and 12.00 percent.

         ADVANCES FROM AFFILIATED COMPANIES

         Periodically, the Company's subsidiaries and affiliates will provide operating advances to other members in the affiliated group. These advances are generally due on demand and are not subject to interest charges.

         UNSECURED BONDS PAYABLE

         The Company had unsecured bonds with a face value of 25 million Austrian Schillings requiring annual interest payments at 10 percent per annum which matured on July 31, 1997. These unsecured bonds were redeemed by the Company on July 31, 1997.

         In June 1998, the Company's largest Austrian subsidiary, raised 60 million Austrian schillings (approximately $4,800,000 USD) in a bond offering. The bonds bear interest at 7.5 percent, payable at maturity, and are scheduled to mature in June 2002. As of March 31, 1999, the Company has redeemed bonds equal to 44,850,000 Austrian schillings and is attempting to redeem the remaining amount outstanding.

         UNSECURED DEBENTURES

         On November 25, 1998, the Company sold 10 newly issued units in a private placement consisting in the aggregate of $1,100,000 in 7 percent convertible debentures and Class C series warrants to purchase 125,000 shares of common stock. The Company redeemed the debentures prior to its fiscal year end.

NOTE 7.   SIGNIFICANT ESTIMATES

         As part of the preparation of its fiscal 1999 financial statements, the Company has made several valuation estimates. Such estimates could be impacted by changes in facts and circumstances in the near term. Such changes, if they occur, could have a significant effect on the Company's financial position and results of operations. The net amounts recorded related to these estimates are summarized as follows:

o An approximate $550,000 receivable from a Yugoslavian financial institution related to the Company selling its creditor position with a bankrupt company. This amount is included in financial institution receivable in the accompanying statement of financial condition.

o    An approximate $1.4 million investment in the shares of UCP AOOT (See Note
     12), a Russian chemical company. This amount is included in securities owned - corporate equities in the accompanying statement of financial condition.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 7.   SIGNIFICANT ESTIMATES (CONTINUED)

o An approximate $724,000 receivable related to a repurchase agreement and the related shares of Vodni Stavby, a.s. This amount is included in other receivables in the accompanying statement of financial condition.

NOTE 8.   LONG-TERM BORROWINGS

         Long-term borrowings consist of the following:

                                                                             March 31,                March 31,
                                                                               1999                     1998
                                                                          ----------------         ----------------

Long-term borrowing arrangement with a financial institution requiring Note payable to a finance company, requiring annual interest payments which cannot exceed the 10 year government bond rate plus 2 percent (approximately 10.00 percent),
  principal of 12,000,000 Austrian Schillings, principal due at
  maturity on December 31, 2001                                             $ 1,023,601              $   948,000

Notes payable to a financial institution requiring quarterly interest payments computed at 6.50 percent on a 360 day year, collateralized by 157,061 shares of WMP (representing
  approximately 24 percent of the Company's WMP shares as of
  March 31, 1999), principal of 10,000,000 Austrian Schillings
  and accrued interest payable in full on November 30, 2001                   430,912                  804,308

Notes payable to financial institutions requiring quarterly
  interest payments computed at varying percentages on a 360 day
  year, with varying maturity dates but all due in 1999                         --                     267,779

Convertible promissory notes, convertible at $5.75 per share of common stock, secured by the common stock of EBI Securities and certain securities with a fair value of $400,000 bearing
  interest at 10 percent and due March 25, 2002                              1,249,749                       --

Subordinated note payable to clearing organization, bearing
  interest at 10 percent and maturing on June 30, 2000                       2,500,000                       --
                                                                          ----------------
                                                                                                   ----------------
                                                                            $ 5,204,262              $ 2,020,087
                                                                          ----------------         ----------------


         The scheduled maturities of long-term debt outstanding at March 31, 1999 are summarized as follows: $225,697 in 2000, $2,986,829 in 2001,
$1,991,736 in 2002.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 9.   COMMITMENTS AND CONTINGENCIES

         LEASES AND RELATED COMMITMENTS

         The Company occupies office space under leases which expire at various dates through 2003. The various leases contain provisions for periodic escalations to the extent of increases in certain operating and other costs. The Company incurred rent expense under non-cancelable operating leases in the approximate amounts of $202,000 and $131,000 for the periods ended March 31, 1999, and March 31, 1998, respectively.

         Minimum future rentals under these non-cancelable leases are approximately as follows: 2000 -- $1,168,000; 2001 -- $1,076,000; 2002 --
$1,063,000; and 2003 -- $896,000; 2004 -- $514,000; thereafter $71,000 and in the aggregate $4,788,000.

         The Company's subsidiaries occupy office space under various operating leases which contain cancellation clauses whereby the Company may cancel the lease with thirty to ninety days written notice.

NOTE 10.   SHAREHOLDERS' EQUITY

         STOCK REPURCHASE

         On January 23, 1997, the Company repurchased 45,000 of its outstanding shares at $4.75 per share under a Board of Director's approved plan. Currently, no additional buy-backs are anticipated. This treasury stock was retired during the fiscal year ended March 31, 1998.

         STOCK TRANSACTIONS

         In April 1997, the Company sold 125,000 shares of Common Stock to three individuals: Calvin S. Caldwell, Frank Huang and Jay Raubvogel for a total offering price of $750,000 or $6.00 per share. The net proceeds to the Company were $723,195. There were no underwriting discounts or commissions.

         In September 1997, the Company issued 10,000 shares of Common Stock to Dr. Michael Sumichrast in compensation for services performed on behalf of the Company during the previous six months. The average price per share assigned to this transaction was $6.598 per share based on the average closing price for the period April 1, 1997 through September 30, 1997.

         In September 1997, an officer acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note receivable bearing an interest rate of 8 percent in the amount of $300,000. This note was paid in full, with accrued interest in February 1999.

         On February 20, 1998, the Company sold 1,227,000 newly issued units consisting of one share of Common Stock and one Class C Warrant in a private placement for $6,135,000 in cash, or a price of $5.00 per unit (approximately 40 percent below the then current market price as of February 19, 1998.) After deducting offering expenses of approximately $899,000, the Company netted approximately $5,416,000. These units were offered and sold to various accredited investors.

         In January 1999, an officer acquired 200,000 shares of Common Stock at a price of $3.50 per share in exchange for a note receivable bearing an interest rate of 7 percent in the amount of $700,000.

         In January 1999, another officer acquired 50,000 shares of Common Stock at a price of $3.00 per share in exchange for a note receivable bearing an interest rate of 7 percent in the amount of $150,000.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 10.  SHAREHOLDERS' EQUITY (CONTINUED)

         In January 1999, the Company sold 125,000 restricted shares of its common stock in a private placement to an individual investor for $4.00 per share. The Company also issued 7,500 shares of its common stock to a broker of EBI Securities as compensation for services provided in connection with this transaction.

         Each of the foregoing issuances was made by the Company without registration under the Securities Act of 1933, as amended (the "Securities Act"). In each such case the Company relied upon the exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated under the Securities Act.

         CLASS A WARRANTS

         In connection with its June 1995 public offering, the Company issued 5,505,000 Class A Warrants. The Class A Warrants became exercisable on June 7, 1996. By reason of the Company's September 1996 1-for-5 reverse stock split, immediately after that stock split each five (5) Class A Warrants represented the right to acquire one (1) share of Common Stock for $20. The Class A Warrants include redemption provisions at the option of the Company and, upon thirty (30) days' written notice to all holders of Class A Warrants, the Company has the right to reduce the exercise price and/or extend the term of the Class A Warrants, subject to compliance with the requirements of certain SEC rules and regulations to the extent applicable. The Class A Warrant Holders are also entitled to certain antidilution privileges. In April 1998, the Company announced an amendment relating to the number of warrants outstanding and the exercise price. The adjustment to the number of warrants reflected the September 1996 reverse stock split and reduced the number of outstanding warrants by four-fifths (4/5's), such that one warrant again represents the right to purchase one share of Common Stock. An adjustment to the exercise price of the Class A Warrants to $18.00 per share resulted in connection with the February 1998 private placement. Subsequent to this adjustment, there are 1,101,000 Class A Warrants outstanding. The Class A Warrants expire in June 2000.

         CLASS B WARRANTS

         In connection with the aforementioned public offering whereby the Class A warrants were issued, the Company issued 1,250,000 Class B Warrants to certain bridge lenders. By reason of the September 1996 1-for-5 reverse stock split, immediately after that stock split each five (5) Class B Warrants represented the right to acquire one (1) share of Common Stock for $21. The other terms of the Class B Warrants are identical to the Class A Warrants, including the antidilution provisions. In April 1998, the Company announced an amendment relating to the number of warrants outstanding and the exercise price. The adjustment to the number of warrants reflected the September 1996 reverse stock split and reduced the number of outstanding warrants by four-fifths (4/5's), such that one warrant again represents the right to purchase one share of Common Stock. An adjustment to the exercise price of the Class B Warrants to $19.00 per share resulted in connection with the February 1998 private placement. Subsequent to this adjustment, there are 250,000 Class B Warrants outstanding. The Class B Warrants have not been registered. These warrants expire in June 2000.

         CLASS C WARRANTS

         In connection with various common stock and debt offerings, the Company has issued a total of 1,505,900 Class C warrants through March 31, 1999. Each Class C Warrant entitles the holder to purchase one share of Common Stock during the period commencing February 20, 1999 and expiring February 20, 2002 at an exercise price of $7.00 per share, subject to certain adjustments. Commencing February 20, 1999 these warrants will be redeemable at a price of $.10 per warrant at any time after the closing price of the Common Stock is above $10.00 for 20 consecutive trading days. The shares underlying these warrants are subject to a "demand registration" right upon receipt of a demand for registration from a majority of the holders of the common stock and the warrants issued in this private placement. In connection with the private placement, 1,237,222 Class C

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 10.   SHAREHOLDERS' EQUITY (CONTINUED)

         Warrants were issued to the placement agents, including 312,583 Class C Warrants issued to Eastbrokers NA as one of the placement agents.

         OTHER

         Cumulative translation adjustments include gains or losses resulting from translating foreign currency financial statements from their respective currencies to USD. Increases or decreases in the value of the Company's net foreign investments generally are tax-deferred for U.S. purposes. Certain of the markets in which the Company operates (i.e., Kazakhstan and Azerbaijan) are generally reliant on the "soft" or "exotic" currencies. The Company generally elects not to hedge its net monetary investments in these markets due to the lack of availability of various currency contracts at acceptable costs.

NOTE 11.   STOCK OPTION PLAN

         During 1996, the Company adopted a non-qualified stock option plan (the "plan") as part of an overall compensation strategy designed to facilitate a pay-for-performance policy and promote internal ownership in order to align the interests of employees with the long-term interests of the Company's shareholders.

         Under the terms of the plan, stock options granted will have an exercise price not less than the fair value of the Company's Common Stock on the date of grant. Such options generally become exercisable over a three-year period and expire 5 years from the date of grant.

         A total of 35,000 options at a weighted average exercise price of $6.64 per share with exercise prices ranging from $6.50 to $7.00 per share were granted under this plan during the fiscal year ended March 31, 1997. No options were granted under this plan during the year ended March 31, 1998. As of March 31, 1999, 25,000 of these options were still outstanding. During the year ended March 31, 1999, 220,000 options were issued under this plan at a weighted average exercise price of $4.18 per share with the exercise prices ranging from $4.00 to $6.00 per share. The fair value of the options at the date of grant was estimated using the Black-Scholes option pricing model utilizing the following weighted average assumptions: risk-free interest rate - 4 percent; expected option life in years - 3 years; expected stock price volatility - 126.8 percent; and expected dividend yield - 0.0 percent.

         Had compensation cost been determined based on the fair value at the grant dates consistent with the method of FASB Statement 123, the Company's loss and loss per share would have been increased to the pro forma amounts indicated below:

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 11.   STOCK OPTION PLAN (CONTINUED)

                                                            March 31,                    March 31,
                                                               1999                        1998
                                                    --------------------------- ----------------------------
Net loss
          - as reported                                     $(5,911,847)                $(3,676,607)
          - pro forma                                        (5,991,620)                 (3,728,043)
Basic and fully diluted earnings per share
          - as reported                                 $         (1.23)            $         (1.17)
          - pro forma                                             (1.25)                      (1.18)


         During the fiscal year ended March 31, 1997, an additional 200,000 options were granted outside of the plan at a weighted average exercise price of $10.00 per share and with an expiration date of August 1, 1999. At March 31, 1999, there were 445,000 options outstanding. Of this amount, 225,000 of the options outstanding were exercisable with 220,000 options subject to various vesting requirements. The weighted average fair value of the options at the various grant dates was $6.93.

NOTE 12.   RELATED PARTY TRANSACTIONS

         In connection with Mr. Greene's resignation from the Board of Directors of the Company, the Company entered into a six month consulting agreement dated March 27, 1997 pursuant to which Mr. Greene was paid $24,000 and granted options to purchase 7,750 shares of the Company's Common Stock at $6.50 per share. A related letter agreement was entered into with Mr. Green on March 27, 1997, as amended by a letter dated April 29, 1997. Under the related letter agreement, Mr. Greene was paid $13,750 and granted 12,500 shares of the Company's Common Stock in full satisfaction for consulting services rendered during the period August 1, 1996 through March 31, 1997. Also pursuant to this agreement, the Company agreed to indemnify Mr. Greene against certain liabilities, the parties exchanged mutual releases and Mr. Greene agreed to sell his shares of the Company's common stock to the Company's primary market maker subject to certain conditions.

         The Company entered into a one year consulting agreement dated March 31, 1997 with Dr. Sumichrast, a Director of the Company, pursuant to which Dr. Sumichrast was granted 20,000 shares of the Company's Common Stock to vest ratably over the term of the agreement. Dr. Sumichrast provided services to the Company during the period April 1, 1997 through September 30, 1997 and received 10,000 shares at an average price of $6.598 per share as compensation for these services.

         In December 1996, Eastbrokers Vienna loaned Dr. Muller-Tyl approximately $72,000 USD. Interest on the outstanding balance of this obligation is computed at 8 percent per annum until paid in full. Dr. Muller-Tyl was the Chief Operating Officer of the Company until his resignation in January 1998.

         The Company leases office space from General Partners Immobilenz ("GPI")(formerly Residenz Realbesitz AG ("Residenz")) for its Vienna operations pursuant to a month-to-month lease. Under the terms of the leases, the Company incurred occupancy costs of approximately 1,200,000 Austrian Schillings (approximately $95,000 USD) in the fiscal years ended March 31, 1997 and 1998. The terms of this lease were negotiated such that the Company is subject to occupancy expenses no greater than the current market rates. GPI is a subsidiary of General Partners Beteiligungs AG ("General Partners"), an Austrian holding company and the beneficial owner of 2,420,530 shares of Common Stock. Mr. Kossner, a Director of the Company and an officer of the Company from August, 1996 until November, 1996, owns approximately 30 percent of the outstanding

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 12.   RELATED PARTY TRANSACTIONS (CONTINUED)

         shares of GP. He is a member of GP's Supervisory Board, WMP's Supervisory Board, the Eastbrokers AG Supervisory Board, and is a Director of the Company.

         At December 31, 1998, the Company has a receivable related to securities transactions from Mr. Kossner in the amount of 1,132,776 Austrian Schillings (approximately $97,000 USD).

         At December 31, 1998, the Company has a receivable related to share transactions from Z.E. Beteiligungs AG ("ZE") in the amount of 7,745,600 Austrian Schillings (approximately $661,000 USD). ZE is a subsidiary of General Partners.

                  WMP is an Austrian broker-dealer, market maker, and member of the Vienna Stock Exchange. WMP's common stock is publicly traded on the Main Market of the Vienna Stock Exchange. From time to time, WMP will make a market in stock of companies that have a direct relationship to the Company through its Directors or Shareholders. For the year ended March 31, 1999, the Company generated profits of approximately $1,190,000 USD related to the trading of shares of these companies.

         In October 1997, WMP sold its interest in WMP Vermogensverwaltungs GmbH ("WMP GmbH"), primarily an inactive subsidiary to COR Industrieberatung GmbH, for 2.5 million Austrian Schillings (approximately $200,000 USD). The sales price approximated the cost basis of WMP GmbH at the date of disposition.

         In December 1997, Eastbrokers Vienna sold its 51 percent interest in Su(beta)warenindustrie Beteiligungs GmbH ("SWIB") to Mr. Schmid for 13 million Austrian Schillings (approximately $1,025,000 USD). The Company acquired its ownership interest in SWIB in mid-1997 for 510,000 Austrian Schillings (approximately $40,000 USD). At the time of acquisition, the principal asset of SWIB was an investment in a company which was entering bankruptcy proceedings and there was considerable uncertainty regarding the future realizable value of this asset. By December 1997, bankruptcy proceedings had progressed to a point where an estimate could be made on the net realizable value of this asset. Based on the information available at that time, SWIB's value at the date of disposition was determined by the Board of Directors to be in the range of 12 million to 14 million Austrian Schillings (approximately $950,000 to $1,100,000
USD). The sale of SWIB resulted in a gain of approximately $1.0 million USD and is included in the accompanying consolidated statement of operations.

         As of December 31, 1998, ZE, a 26.27 percent owned subsidiary of General Partners, owned approximately 25 percent of UCP Beteiligungs AG ("UCP AG"), an Austrian holding company. UCP AG, in turn, owns 27.7 percent of a Russian chemical company, UCP AOOT. Shares of UCP AOOT are listed over-the-counter on the Vienna Stock Exchange. WMP is a market maker in the shares of UCP AOOT on the Vienna Stock Exchange.

         Upon acquiring Eastbrokers Beteiligungs AG on August 1, 1996, the Company assumed a receivable in the amount of 7,387,697 ATS (approximately $704,000 USD, at the then current exchange rates) from Peter Schmid. As of December 31, 1997, the receivable increased due to cash advances to 8,046,177 ATS (approximately $635,000 USD, at the then current exchange rates). The U.S. Dollar denominated amount fluctuates based on the foreign currency exchange rate. On May 31, 1998, Mr. Schmid entered into a Non-Negotiable Term Note in the amount of 8,046,177 Austrian Schillings. This amount is reported in the Receivable from executive officer in the consolidated statement of financial condition. This Note bears interest at 8 percent per annum and matures May 31, 2000. It was collateralized by 150,000 shares of the Common Stock. On October 8, 1998, Mr. Schmid repaid 6,748,111 Austrian Schillings of the total amount due. As of March 31, 1999, Mr. Schmid did not owe any remaining balance under these arrangements.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 12.   RELATED PARTY TRANSACTIONS (CONTINUED)

         Periodically, the Company engages in securities transactions with URBI S.A., ("URBI"), a Spanish investment company. Mr. Kossner was a member of URBI's Supervisory Board from November 1996 through June 1998 and Mr. Schmid was a member until May 1997. All transactions between URBI and the Company were consummated at the then current market prices. At December 31, 1997, the amount due from URBI was 7,023,576 Austrian Schillings or approximately $555,000, arising exclusively from various securities transactions. This amount is reported in the Receivable from affiliated companies in the consolidated statement of financial condition. Prior to June 30, 1998, URBI had repaid all amounts due with respect to the transactions open at December 31, 1997. As of December 31, 1998, the Company had a receivable from URBI in the amount of 2,780,030 Austrian Schillings or approximately $236,000 related to transactions occurring subsequent to December 31, 1997. In addition, the Company entered into a repurchase agreement with URBI in June 1997. This repurchase agreement and the related shares of Vodni Stavby a.s., a Czech construction company, were sold to a non-affiliated Czech Republic company in October 1997.

         During October 1997, WMP entered into a stock loan transaction with VCH in the amount of 4,065,000 Austrian Schillings (approximately $325,000). In August, 1998, VCH repaid the Company in full for this stock loan transaction. WMP periodically engages in stock loan transactions as a portion of its normal business operations.

         In December 1997, WMP purchased 7,200,000 ATS (approximately $576,000) of 8 percent bonds due April 1, 2000 of ZE. This amount is reported in the Securities owned at value, Corporate equities in the consolidated statement of financial condition. The ZE bonds earn a comparatively higher interest rates (350 basis point above comparable Austrian governmental rates).

         The Company conducts various business transactions with General Partners throughout the year. As of December 31, 1998, the Company was owed $3,787,339 relating to these transactions.

         As of December 31, 1997, the Company had a receivable from C.R.F. a.s., a Slovak privatization company, related to a stock sale transaction and consulting fees. The total amount due from these transactions was 7,078,500 Austrian Schillings (approximately $559,000). This amount is reported in the Receivable from affiliated companies in the consolidated statement of financial condition. Mr. Schmid was the Chairman of the Board of C.R.F. a.s. from November 1995 through October 1997.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note receivable in the amount of $300,000. This amount is recorded in the Note receivable-common stock in the consolidated statement of financial condition. This note bears interest at 8 percent per annum and is due September 15, 1999. This note was paid in full, with accrued interest in February 1999.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 13.   INCOME TAXES

         The tax benefit of $789,315 and $640,163 for the years ended March 31, 1999 and 1998 result primarily from foreign net operating loss carryforwards of the Company's subsidiaries.

         The differences between the tax benefit calculated at the statutory federal income tax rate and the actual tax benefit for each period is shown in the table below:

                                                                     Year Ended               Year Ended
                                                                     March 31,                March 31,
                                                                        1999                     1998
                                                                  -----------------         ---------------

Tax benefit at federal statutory rate                               $ 2,079,242               $ 1,587,065
State income taxes, net of federal benefit                              294,794                   224,991
Foreign taxes                                                           130,789                  (266,411)
Unrecognized benefit of net operating losses                         (2,183,465)                 (897,153)
Foreign currency fluctuations in deferred taxes                         467,955                        --
Other                                                                        --                    (8,329)
                                                                  -----------------         ---------------
                                                                    $   789,315               $   640,163
                                                                  -----------------         ---------------



         The significant components of the Company's deferred tax asset and liability are as follows:

                                                                     Year Ended               Year Ended
                                                                     March 31,                March 31,
                                                                        1999                     1998
                                                                  -----------------         ---------------

Unrecognized gain from marketable securities                       $     28,553                $  142,633
Adjustments to loan portfolios                                           93,548                        --
Capital loss carryforward                                                45,445                    45,445
Foreign tax credit carryforward                                          32,652                    32,652
Other                                                                   155,701                    19,428
Net operating loss carryforward                                       8,327,402                 5,202,856
                                                                  -----------------         ---------------
                                                                      8,683,301                 5,443,014
         Valuation allowance                                         (3,184,056)               (1,331,492)
                                                                  -----------------         ---------------
                                                                   $  5,499,245              $  4,111,522
                                                                  -----------------         ---------------


         The valuation allowance for deferred tax assets was increased by $1,852,564 and $634,191 during the years ended March 31, 1999 and 1998, respectively.

         At March 31, 1999, the Company has a U.S. federal net operating loss carryforward of approximately $8,042,000 that may be used against future U.S. taxable income until it expires between the years March 31, 2012 and March 31, 2019. The Company also has a U.S. capital loss carryforward of approximately $118,000 USD that expires March 31, 2002 and a U.S. foreign tax credit carryforward of approximately $33,000 USD that expires between the years March 31, 1999 and March 31, 2003. At December 31, 1998, the Company has an Austrian federal net operating loss carryforward of approximately $14,500,000 USD that has no expiration date and a Polish net operating loss carryforward of approximately $825,000.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 14.   SEGMENT INFORMATION

SEGMENT AND GEOGRAPHIC AREA DATA

         The Company is primarily engaged in a single line of business as a securities broker and dealer, which comprises several classes of services, such as principal transactions, agency transactions, and underwriting and investment banking. Information regarding the Company's operations for the fiscal years ended March 31, 1999 and 1998 is as follows:

         Segment information is as follows for the year ended March 31, 1999:

                                                               SHARE OF
                                                                LOSS OF
                                                             UNCONSOLIDATED          IDENTIFIABLE              NET
                                          REVENUES             ENTITIES                ASSETS                  LOSS

         Austria                     $    5,851,025        $       (39,483)        $  34,119,145          $    (864,163)
         Hungary                          1,795,804                   -                        -                251,624
         Kazakhstan                       7,862,783                   -                  698,584                122,643
         Poland                             484,807                   -                1,846,888               (409,260)
         Slovak Republic                    595,985                   -                        -                145,345
         United States                   16,236,483                   -               12,215,422             (5,069,249)
         Other                              124,593                   -                        -                (88,787)
                                      -------------       ----------------         --------------         --------------
                  Total               $  32,951,480        $       (39,483)        $  48,880,039          $  (5,911,847)
                                      -------------        ----------------        --------------         --------------


         Segment information is as follows for the year ended March 31, 1998:


                                                               SHARE OF
                                                                LOSS OF
                                                             UNCONSOLIDATED          IDENTIFIABLE              NET
                                          REVENUES             ENTITIES                ASSETS                  LOSS

         Austria                     $    4,168,674         $       32,076         $  22,354,754          $  (1,259,891)
         Czech Republic                   1,287,954                   -                  868,961               (279,568)
         Hungary                          2,108,992                   -                7,533,072                214,017
         Kazakhstan                         950,136                   -                  993,690                247,285
         Poland                           1,372,325                   -                2,529,672                 33,585
         Slovak Republic                      9,842                   -                1,945,028               (428,439)
         United States                      218,199                   -                8,062,958             (1,981,618)
         Other                              226,854                                      143,374               (221,978)
                                      -------------         --------------         -------------          --------------
                                                                      -
                  Total               $  10,342,976         $       32,076         $  44,431,509          $  (3,676,607)
                                      -------------         --------------         -------------          --------------


NOTE 15.   REGULATORY REQUIREMENTS

         EBI Securities is a registered broker-dealer and, accordingly, is subject to Rule 15c3-1 of the Securities Exchange Act of 1934 (the "net capital rule"). Pursuant to the net capital provisions, EBI Securities is required to maintain a minimum net capital, as defined under such provisions. At March 31, 1999, the net capital of EBI Securities of $1,207,528 exceeded the minimum requirement by $957,528.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 15.   REGULATORY REQUIREMENTS (CONTINUED)

         Other non-U.S. subsidiaries are subject to various securities, commodities and banking regulations, and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. These subsidiaries have consistently operated in excess of their local capital adequacy requirements.

         The regulatory rules referred to above may restrict the Company's ability to withdraw capital from its regulated subsidiaries, which in turn could limit the Company's ability to pay dividends.

NOTE 16.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         The Company's customer activities, through its clearing agencies, involve the execution, settlement and financing of various customer securities transactions. These transactions may expose the Company to off-balance sheet risk in the event that customers are unable to fulfill their contractual obligations. In the event the customers fail to satisfy their obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customers' obligations.

         The Company has sold securities that it does not own and it will, therefore, be obligated to purchase such securities at a future date. The Company has recorded this obligation in the financial statements at the market value or fair value of such securities. The Company may incur a loss if the market value of the securities increases subsequent to March 31, 1999.

         The Company bears the risk of financial failure by its clearing agencies. If the clearing agencies should cease doing business, the Company's receivable from these agencies could be subject to forfeiture.

NOTE 17.   CONTINGENCIES

         EBI Securities is subject to the following legal proceedings.

         USCAN FREE TRADE ZONES V. COHIG & ASSOCIATES, INC. (EBI SECURITIES), ET AL., United States District Court for the Western District of Washington. In March 1997, USCAN Free Trade Zones, Inc. ("USCAN") filed a complaint against EBI Securities and Steve Signer, an employee of EBI Securities, alleging that EBI Securities misled USCAN about the credit worthiness of a third party in connection with an introduction made by Mr. Signer. EBI Securities categorically denies this allegation. USCAN informed EBI Securities that it would be working with a certain third party to secure certain loans on behalf of USCAN which USCAN would then use to open a trading account with EBI Securities. Once EBI Securities learned of the relationship to this third party, it refused to enter into any business arrangements with USCAN as long as the third party was involved due to regulatory problems encountered in prior business dealings with this certain third party. Plaintiff alleges that as a result of Mr. Signer's referral, it lost the ability to obtain a loan and all lost profits that might have resulted. Mr. Signer was dismissed as a defendant is this case due to lack of personal jurisdiction and has received an award of fees. Plaintiff originally sought a judgment of approximately $86,000,000 in compensatory and punitive damages. However, USCAN recently stated in a pleading and during a court deposition taken in October 1998 that its damage claim had been reduced to $332,000. EBI Securities has filed counterclaims for defamation based upon certain false and defamatory representations regarding EBI Securities. The trial had been scheduled to start in January 1999 but the court removed the case from its docket after USCAN filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. In the event that that the case should ever be restored to the active docket for trial, EBI Securities believes it has meritorious defenses and intends to vigorously defend against USCAN's claims as well as aggressively pursue claims against USCAN and two of its officers for defamation, abuse of process, and civil conspiracy.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 17.   CONTINGENCIES (CONTINUED)

         FLORIDA DEPARTMENT OF INSURANCE AS RECEIVER FOR UNITED STATES EMPLOYER INSURANCE CONSUMER SELF-INSURANCE FUND OF FLORIDA ("USEC") V. DEBENTURE GUARANTY CORPORATION, ET. AL., United States District Court for the Middle District of Florida. In November, 1995, the plaintiff, USEC, commenced the above entitled action against Debenture Guaranty Corporation ("Debenture") and certain other defendants, including EBI Securities and Steve Signer, an employee of EBI Securities. In 1994, USEC entered into an arrangement whereby USEC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to USEC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby USEC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit and USEC subsequently failed. Plaintiffs alleged that EBI Securities and Signer aided, abetted and conspired with Debenture to defraud USEC and claimed damages of $11,000,000. After a trial held from September 8, 1998, to October 14, 1998, a jury returned a verdict in favor of EBI Securities. Plaintiffs' motion for a new trial was denied. EBI Securities filed a motion seeking recovery of its costs and attorney's fees incurred in connection with defending this action. The Court awarded EBI Securities $12,500 in costs but denied its motion for attorney's fees. Plaintiffs have filed an appeal to the judgment and EBI Securities has cross-appealed the denial of its motion for attorney's fees.

         EURO-AMERICAN INSURANCE COMPANY LTD., ET. AL. V. NATIONAL FAMILY CARE LIFE INSURANCE COMPANY, ET. AL., 191st Judicial District of Dallas County, Texas (the "NFC Litigation"). In April, 1996, National Family Care Life Insurance Company ("NFC") commenced the above action against, among others, EBI Securities and Steve Signer, an employee of EBI Securities. In late 1994 or early 1995, NFC entered into an arrangement with Debenture Guaranty Corporation ("Debenture"), another defendant in the NFC Litigation, whereby NFC lent money to Debenture, and Debenture opened an account in Debenture's name to trade U.S. Treasuries. The note to NFC was in the amount by which the treasuries could be margined. This transaction was allegedly part of a scheme whereby NFC was attempting to inflate its assets for regulatory purposes. Debenture allegedly misappropriated the funds for its own benefit. NFC alleged that EBI Securities and Signer aided, abetted and conspired with Debenture in allegedly defrauding Plaintiff. NFC has reduced its damages demand from approximately $11,500,000 to $1,100,000. This case is related to the USEC litigation, described above, which also involves a claim of fraud against Debenture. EBI Securities believes it has meritorious defenses and intends to vigorously defend against NFC's claims. The case is presently scheduled for trial in October 1999.

         EBI Securities also is involved in an arbitration proceeding related to the NFC Litigation entitled NATIONAL FAMILY CARE LIFE INSURANCE CO. V. PAULI COMPANY, INC., ET AL., NASDR Case No. 96-02673 (the "Arbitration"). The Arbitration panel entered an award against EBI Securities in July 1998 in favor of third-party plaintiff Pauli & Company, Inc. ("Pauli") of approximately $370,000, which was significantly below the initial award sought by Pauli of approximately $1,100,000. EBI Securities' motion to vacate this award was denied by the court. However, EBI Securities intends to appeal the decision.

         JACK G. LARSEN, AS RECEIVER FOR SOUTHWEST INCOME, TRUST ADVANTAGE INCOME TRUST AND INVESTORS TRADING TRUST V. COHIG AND ASSOCIATES, INC. ET AL., Maricopa County Superior Court, Arizona, Case No. CV 98-20281. Plaintiff commenced this action against EBI Securities and one of its brokers in December 1998 (and process was served on EBI Securities in January 1999) seeking damages in excess of $8 million dollars against EBI Securities as well as an accounting of funds allegedly in possession of EBI Securities. Plaintiff, who apparently has been appointed receiver for three trusts, alleges that customer accounts established at EBI Securities by third parties contained funds that actually belonged to the Trusts, and that EBI Securities negligently failed to supervise its employees, in failing to determine that the third parties' trading activities, which allegedly resulted in significant trading losses, were in violation of the terms of agreements between the third parties and the Trusts. Plaintiff also contends that EBI Securities has in its possession and has wrongfully refused to return approximately $270,000 belonging to the Trusts. EBI Securities has filed a Motion to Compel Arbitration and a Motion to Dismiss for Lack of Subject Matter Jurisdiction, both of which have been denied. EBI Securities has filed a motion to

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 17.   CONTINGENCIES (CONTINUED)

remove this case to the United States District Court for the District of Arizona. EBI Securities believes that it has meritorious defenses and intends to vigorously defend against Plaintiff's claims.

         In addition to the litigation described above, the Company, through its subsidiaries, is involved in various legal actions and claims arising in the ordinary course of business. Management believes that each of such matters will be resolved without material adverse effect on the Company's financial condition or operating results.

         YEAR 2000

         The Company has established a program to address the issues associated with the Year 2000. To ensure that the Company's computer systems are Year 2000 compliant, the Company has been reviewing its systems and programs to identify those that contain two-digit year codes, and the Company intends to replace them. In addition, a material portion of the Company's transactions are processed by its clearing agencies who are external counterparties. The Company has contacted these clearing agencies, as well as other suppliers, to assess their compliance and remediation efforts with respect to the Year 2000 problem and the Company's exposure to them. The ultimate success or failure of the corrective plan and the extent of such success or failure cannot presently be determined.

NOTE 18.   RECENT ACCOUNTING PRONOUNCEMENTS

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128. The new standard replaces primary and fully diluted earnings per share with basic and diluted earnings per share. SFAS No. 128 was adopted by the Company beginning with the interim reporting period ended December 31, 1997. The adoption did not affect previously reported earnings per share amounts.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement established standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement was adopted by the Company beginning with the fiscal year ended March 31, 1999.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that enterprises report selected information about operating segments in interim financial reports issued to stockholders. This statement was adopted by the Company for the fiscal year ended March 31, 1999. In the initial year of application, comparative information for earlier years is to be restated.

         In June 1998, the FASB issued SFAS No. 133, "Accounting For Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. At this time, the Company does not believe that this statement will have a significant impact on the Company.

                     EASTBROKERS INTERNATIONAL INCORPORATED
                            (A DELAWARE CORPORATION)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


NOTE 19.   SUBSEQUENT EVENTS

         In February 1999, the Company's Austrian subsidiary WMP Bank AG, purchased a forty-nine (49 percent) percent equity interest in Stratego Invest a.s. Prague, a Czech securities and investment firm. The purchase price was valued at approximately $2.9 million USD at the then current exchange rates. The book value of Stratego Invest at the time of purchase was approximately 190 million Czech koruna, or approximately $6.1 million USD at the then current exchange rates.

         Stratego Invest is one of the leading Czech securities and investment firms. The current management of Stratego Invest has a proven record of profitability and they have well positioned the firm in order to expand into the international securities marketplace. The partnership with Stratego Invest will give the Company a strong partner in the Czech marketplace, and at the same time, will provide Stratego Invest access to the international marketplace through the Company's operations in Europe and the US.

         In April 1999, Eastbrokers signed a joint venture agreement with A1 Internet.com, Inc. (formerly CyberRealm, Inc.), a website development firm, to jointly own and develop EBonlineinc.com, a newly established subsidiary. EBonlineinc.com is owned seventy percent by Eastbrokers and thirty percent by CyberRealm, Inc. Under the terms of the joint venture agreement, Eastbrokers will provide $300,000 in initial funding and CyberRealm will provide $200,000 in developmental costs. Subsequently EBonline merged into a public company and as a result the Company owns about 48% of EBonlineinc.com, the surviving company (formerly known as Cerx Venture Corporation).

         In May 1999, the Company issued 5 percent Convertible Debentures due 2002 (the "5 percent Debentures") in an aggregate principal amount of $2,000,000. Holders of the 5 percent Debentures have the right to convert their 5 percent Notes into shares of Common Stock at the lesser of $5.50 per share or 90% of the average of the three lowest closing bid prices for the 20 trading days ending five days before the date of delivery of the notice of conversion. A portion of the proceeds of the 5 percent Debentures will be used to expand operations.

NO DEALER, SALES PERSON OR OTHER PERSON
HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATION NOT CONTAINED
IN THIS PROSPECTUS, AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATION MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
US. THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER
TO BUY ANY OF THE SECURITIES OFFERED HEREBY
IN ANY JURISDICTION TO ANY PERSON TO WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH
JURISDICTION. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY           EASTBROKERS INTERNATIONAL
IMPLICATION THAT THERE HAS BEEN NO CHANGE                  INCORPORATED
IN OUR AFFAIRS SINCE THE DATE HEREOF OR
THAT THE INFORMATION CONTAINED HEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

          ----------------
                                                             4,307,403
         TABLE OF CONTENTS
                                                              SHARES OF
                                               PAGE         COMMON STOCK
                                               ----       ($.05 PAR VALUE)

Where You Can Find More Information............   2
Disclosure of Commission Position on
    Indemnification for Securities
    Act Liabilities............................   2
Special Note Regarding Forward Looking
    Statements.................................   3
Important Terms................................   4
Summary........................................   5        1,545,900
Risk Factors...................................   8
Use of Proceeds................................  16   CLASS C COMMON STOCK
Market for Common Equity and Related                    PURCHASE WARRANTS
    Stockholder Matters........................  16
Business.......................................  17
Management Discussion and Analysis
    or Plan of Operation.......................  26       1,237,222
Management.....................................  42
Security Ownership of Certain Beneficial                PLACEMENT AGENT
    Owners and Management......................  44      CLASS C COMMON
Executive Compensation.........................  46  STOCK PURCHASE WARRANTS
Selling Security Holders.......................  49
Description of Securities......................  53
Certain Relationships and Related                       _______________
    Transactions...............................  55
Plan of Distribution...........................  58        PROSPECTUS
Changes and Disagreements with Accountants
    on Accounting and Financial Disclosure.....  59     ______________
Experts........................................  59
Legal Matters..................................  59
Index to Financial Statements.................. F-1
Independent Auditors' Report................... F-2

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor, by reason of such fact as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect thereof unless he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of such fact as provided in the preceding two sentences against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. Eastbrokers has acquired officers' and directors' liability insurance of $2 million for members of its Board of Directors and executive officers.

         At present, there is no pending litigation or other proceeding involving a director or officer of Eastbrokers as to which indemnification is being sought, nor is Eastbrokers aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         Article Eighth of Eastbrokers' Certificate of Incorporation provides for indemnification of all persons whom, and to the fullest extent permitted by, Eastbrokers may indemnify as permitted by Delaware General Corporation Law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.


                                                                     AMOUNT TO
                     TYPE OR NATURE OF EXPENSE                        BE PAID
                     -------------------------                       ----------

SEC registration fee....................................             $ 6,901.87
Accounting fees and expenses............................              10,000.00
Legal fees and expenses.................................              20,000.00
Miscellaneous...........................................               3,098.13
                                                                     ----------
Total...................................................             $40,000.00
                                                                     ==========



ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         Eastbrokers believes that each of the following transactions referenced below were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a pubic offering.

         On August 1, 1996, Eastbrokers issued 1,080,000 shares of its Common Stock to the selling security holders of Eastbrokers Vienna in a transaction valued at $5,400,000. During the period surrounding the acquisition, the Common Stock was trading approximately between $6.25 and $8.00 per share for its fully registered and unrestricted shares. Due to the nature of restricted shares and the various covenants restricting the transfer of these shares, the Board of Directors assigned a value of $5,400,000 to this transaction.

         On March 6, 1997, Eastbrokers issued 22,500 shares of Common Stock valued at $4.00 per share relating to the acquisition of Eastbrokers NA. In a separate but related transaction to the Eastbrokers NA acquisition, the Company sold 2,500 shares of the Common Stock to an officer of the Company in exchange for a promissory note. These shares were transferred to the selling shareholder of Eastbrokers NA as part of the acquisition. The shares were valued at $4.00 per share.

         On March 20, 1997 Eastbrokers entered into a consulting agreement with JB Sutton Group, Inc. ("Sutton") under which Eastbrokers granted to Sutton 150,000 warrants. Pursuant to a Termination Agreement between Eastbrokers and Sutton dated August 8, 1997, the consulting agreement was terminated and the 150,000 warrants were accordingly canceled.

         During the year ended March 31, 1997, Eastbrokers issued a total of 37,000 shares of Common Stock for consulting services at a per share price approximating the then current market price for services rendered to the Company.

         In April 1997, Eastbrokers sold 125,000 shares of Common Stock to three individuals: Calvin S. Caldwell, Frank Huang and Jay Raubvogel for a total offering price of $750,000 or $6.00 per share. The net proceeds to the Company were $723,195. There were no underwriting discounts or commissions.

         In September 1997, Eastbrokers issued 10,000 shares of Common Stock to Dr. Michael Sumichrast in compensation for services performed on behalf of Eastbrokers during the previous six months. The average price per share assigned to this transaction was $6.598 based on the average closing price for the period April 1, 1997 through September 30, 1997.

         In September 1997, Martin A. Sumichrast acquired 50,000 shares of Common Stock at a price of $6.00 per share in exchange for a note payable bearing 8 percent interest in the amount of $300,000 to Eastbrokers. In December 1998, this note was cancelled and the shares were returned to the Company.

         On February 20, 1998, Eastbrokers sold 1,227,000 newly issued units consisting of one share of Common Stock and one Class C Warrant in a private placement for $6,135,000 in cash, or a price of $5.00 per unit (approximately 40 percent below the then current market price as of February 19, 1998.) In connection with the private placement, 1,237,222 Class C Warrants were issued to the placement agents, including 312,583 Class C warrants issued to Eastbrokers NA as one of the placement agents.

         On May 14, 1998 in connection with the acquisition of EBI Securities, Eastbrokers issued 445,000 shares of Common Stock to the selling corporation, Cherry Creek Investments, Ltd. During the five days before the effective date of the acquisition, the average closing price of the Common Stock was $9,375 per share for its fully registered and unrestricted shares. Due to the nature of the restricted shares, the relatively large block of shares transferred and other various restrictive covenants regarding the final allocation of these shares, the Board of Directors assigned a value of $5.00 per share for a total value of $2,225,000 to this transaction.

         Also in connection with the acquisition of EBI Securities, Eastbrokers incurred an obligation to deliver 25,000 shares of Common Stock to Sutton as an investment banking advisory fee. To maintain consistency with the assigned valuation on the acquisition of EBI Securities, the Board of Directors assigned a value of $5.00 per share for a total value of $125,000 to this transaction.

         On November 25, 1998, Eastbrokers sold 10 newly issued units consisting in the aggregate of $1,100,000 in 7 percent Convertible Debentures and Series C Warrants to purchase 125,000 shares of Common Stock. In connection with this sale, commission fees of 5 percent were paid.

         In January 1999, Eastbrokers sold 125,000 shares of Common Stock for a total offering price of $500,000 or $4.00 per share. In connection with this sale, EBI Securities was paid a 6 percent underwriting commission. Eastbrokers also issued 7,500 shares of Common Stock to a broker at EBI Securities as a commission in connection with this transaction.

         On January 1, 1999, Kevin D. McNeil purchased 50,000 shares of Common Stock for an aggregate purchase price of $150,000. Mr. McNeil issued a promissory note to Eastbrokers for the purchase price.

         On January 1, 1999, Martin A. Sumichrast and Kevin D. McNeil purchased 70,000 Placement Agent Class C Warrants and 32,583 Placement Agent Class C Warrants from Eastbrokers N.A., respectively, in each case for an amount equal to $0.25 per warrant. Each warrant will entitle Mr. Sumichrast and Mr. McNeil, each, to purchase one (1) share of Eastbrokers' common stock at a price of $7.00 per share. Payment for the warrants will be in the form of unsecured promissory notes, with one-year terms and interest accruing at 8 percent.

         In March 1999, Eastbrokers issued 2,500 shares of Common Stock to a broker at EBI Securities in connection with a transaction.

         In March 1999, Eastbrokers issued 14,000 shares of Common Stock to an investor as interest and fees related to the redemption of the 7% Convertible Debentures.

         In March 1999, Eastbrokers issued 10 percent Convertible Promissory Notes due 2002 in an aggregate principal amount of $1,350,000. Holders of the 10 percent Notes have the right to convert their 10 percent Notes into shares of Common Stock at $5.75 per share. A portion of the proceeds of the Notes was used to redeem the 7 percent Convertible Debentures.

         In April 1999, Eastbrokers issued 7,500 shares of Common Stock to a consultant for services rendered in connection with systems upgrades.

         In April 1999, Eastbrokers awarded each of Mr. Schifferli, Dr. Sumichrast and Dr. Chimerine 7,500 shares of restricted Common Stock and 5,000 options to acquire Common Stock as non-employee director compensation.

         In May 1999, Eastbrokers issued 5 percent Convertible Debentures due 2002 (the "5 percent Debentures") in an aggregate principal amount of $2,000,000. Holders of the 5 percent Debentures have the right to convert their 5 percent Notes into shares of Common Stock at the lesser of $5.50 per share or 90% of the average of the three lowest closing bid prices for the 20 trading days ending five days before the date of delivery of the notice of conversion. A portion of the proceeds of the Debentures will be used to expand our operations.

ITEM 27. EXHIBITS

                  (a) The exhibits listed below have been filed as part of this Registration Statement.

      EXHIBIT NO.        DESCRIPTION

         (2.1) Agreement and Plan of Merger dated May 14, 1998 by and among the Registrant, East Merger Corporation, Cohig & Associates, Inc., and Cherry Creek Investments, Ltd., incorporated by reference to the Current Report on Form 8-K dated May 14, 1998 (File No. 0-26202).

         (3.1) Certificate of Incorporation, as amended, incorporated by reference to Eastbrokers' Form 10-QSB for the nine months ended December 31, 1996.

         (3.2) Amendments to the Bylaws, incorporated by reference to Eastbrokers' Form 10-QSB for the three months ended June 30, 1996.

         (4.1) Specimen copy of Common Stock Certificate, Form of Class A Warrant Agreement, Form of Class B Warrant Agreement, and Form of Warrant Agreement are each incorporated by reference to Eastbrokers' Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (No.
                         33-89544).

         (4.3) Warrant Certificate between the Company and J.B. Sutton Group, LLC, dated March 27, 1997, incorporated by reference to Eastbrokers' Form S-3 filed with the Securities and Exchange Commission on May 9, 1997 (No. 333-26825).

         (4.4) Subscription Agreement for the Private Placement of the Units Consisting of Eastbrokers' Common Stock and Series C Warrants, incorporated by reference to the Company's Report on Form 10-KSB for the year ended March 31, 1998.

         (4.5) Securities Purchase Agreement for the Private Placement of Units consisting of Convertible Debentures and Series C Warrants incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

         (4.6) Subscription Agreement for the Private Placement of Eastbrokers' Common Stock incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

         (4.7) Placement Agents' Warrant Certificate dated February 20, 1998, incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

         (4.8)           Warrant Certificate between the Company and Martin A.
                         Sumichrast in respect of the sale of 70,000 Class C Warrants, incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

         (4.9)           Warrant Certificate between the Company and Kevin D.
                         McNeil in respect of the sale of 32,583 Class C Warrants, incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

         (4.10)*         Form of 10 percent Note.

         (4.11)*         Form of Subscription Agreement pertaining to 10 percent
                         Note.

         (4.12)* Class C Common Stock Purchase Warrant Agreement, dated May 27, 1999.

         (4.13)* 5 percent Convertible Debenture in the aggregate principal amount of $2,000,000, dated May 28, 1999.

          (5)*           Opinion on Legality.

        (10.1)           Employment Agreement between Eastbrokers and Martin A.
                         Sumichrast dated February 1995, incorporated by reference to the Company's Form S-1.

        (10.2) Employment Agreement between Eastbrokers and Peter Schmid dated August 1, 1996, the form of such employment agreement is incorporated by reference to Eastbrokers' Form 8-K dated August 1, 1996.

        (10.3) Form of Restrictive Covenants of Wolfgang M. Kossner, August A. de Roode and Peter Schmid, such covenants executed on August 1, 1996, incorporated by reference to Eastbrokers' Form 10-QSB for the three months ended June 30, 1996.

        (10.4)           Stock Option Agreement between the Company and Wolfgang
                         M. Kossner dated August 1, 1996, the form of such stock option agreement is incorporated by reference to Eastbrokers' Form 8-K dated August 1, 1996.

        (10.5)           Stock Option Agreement between Eastbrokers and August
                         A. de Roode dated August 1, 1996, the form of such stock option agreement is incorporated by reference to Eastbrokers' Form 8-K dated August 1, 1996.

        (10.6) Stock Option Agreement between Eastbrokers and Peter Schmid dated August 1, 1996, the form of such stock option agreement is incorporated by reference to Eastbrokers' Form 8-K dated August 1, 1996.

        (10.7) Stock Option Agreement between Eastbrokers and Sumichrast Enterprises dated August 1, 1996, the form of such stock option agreement is incorporated by reference from Form 8-K dated August 1, 1996.

        (10.8) The 1996 Stock Option Plan of Eastbrokers, incorporated by reference to the Company's Report on Form 10-QSB for the nine months ended December 31, 1996.

        (10.9)           Consulting Agreement between Michael Sumichrast, Ph.D.
                         and Eastbrokers dated April 1, 1997, incorporated by reference to the Company's Form 10-KSB for the year ended March 31, 1997.

        (10.10)          Employment Agreement between Eastbrokers and Martin A.
                         Sumichrast dated December 31, 1998, incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

        (10.11)          Employment Agreement between Eastbrokers and Kevin D.
                         McNeil dated December 31, 1998, incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File
                         No. 333-72359).

        (10.12) Consulting Agreement between Eastbrokers and Wolfgang Kossner dated December 1, 1998, incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

        (10.13) $700,000 Non-Negotiable Term Note dated December 31, 1998 issued by Martin A. Sumichrast in favor of Eastbrokers, incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

        (10.14) $150,000 Non-Negotiable Term Note dated December 31, 1998 issued by Kevin D. McNeil in favor of Eastbrokers, incorporated by reference to Eastbrokers' Registration Statement on Form SB-2 as filed with the Commission (File No. 333-72359).

         (16.1) Letter on Change in Certifying Accountant Item 7 of Current Report on Form 8-K dated November 4, 1997; incorporated by reference to the Current Report on Form 8-K dated November 4, 1997 (File No. 0-26202).

         (16.2) Letter on Change in Certifying Accountant Item 7 of Current Report on Form 8-K dated January 22, 1998; incorporated by reference to the Current Report on Form 8-K dated January 22, 1998 (File No. 0-26202).

        (21.1)*          Subsidiaries of Eastbrokers.

        (23.1)*          Consent of Spicer, Jeffries & Co., dated July 20, 1999.

        (23.3)*          Consent of Kelley Drye & Warren LLP (contained in
                         Exhibit 5).

         (24)*           Power of Attorney (included within signature page).

         (27)*           Financial Data Schedule (Electronic Filing Only).



     -----------------------

     * Filed herewith.

ITEM 28.       UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         A. To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

         (i) To include any Prospectus required by Section 10(a) (3) of the Securities Act of 1933.

         (ii) To include in the Prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:.

         B. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offiered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

         D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provisions, by-laws, contract, arrangements, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         E. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that Section.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Rockville, State of Maryland, on July 21, 1999.

                                     EASTBROKERS INTERNATIONAL INCORPORATED

                                     By: /S/ MARTIN A. SUMICHRAST
                                        ----------------------------------------
                                        Name:  Martin A. Sumichrast
                                        Title:  Chairman, President and Chief
                                                  Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Martin A. Sumichrast and Kevin D. McNeil, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURES                                  TITLE OR CAPACITIES                         DATE
----------                                  -------------------                         ----

/S/ MARTIN A. SUMICHRAST                    Chairman of the Board, President and
------------------------------------        Chief Executive Officer and Director        July 21, 1999
Martin A. Sumichrast

/S/ KEVIN D. MCNEIL                         Vice President, Secretary, Treasurer and
------------------------------------        Chief Financial Officer (Principal
Kevin D. McNeil                             Financial and Accounting Officer)           July 21, 1999

/S/ MICHAEL SUMICHRAST                      Director                                    July 21, 1999
------------------------------------
Michael Sumichrast, Ph.D.

/S/ WOLFGANG KOSSNER                        Director                                    July 21, 1999
------------------------------------
Wolfgang Kossner

/S/ DR. LAWRENCE CHIMERINE                  Director                                    July 21, 1999
------------------------------------
Dr. Lawrence Chimerine

/S/ JAY R. SCHIFFERLI                       Director                                    July 21, 1999
------------------------------------
Jay R. Schifferli


                                  EXHIBIT INDEX

      EXHIBIT NO.                             DESCRIPTION
      -----------                             -----------

          (5)            Opinion on Legality.

        (4.10)           Form of 10 percent Note.

        (4.11)           Form of Subscription Agreement pertaining to 10 percent
                         Note.

        (4.12) Class C Common Stock Purchase Warrant Agreement, dated May 27, 1999.

        (4.13) 5 Percent Convertible Debenture in the aggregate principal amount of $2,000,000, dated May 28, 1999.

        (21.1)           Subsidiaries of Eastbrokers.

        (23.1)           Consent of Spicer, Jeffries & Co., dated July 20, 1999.

        (23.3)           Consent of Kelley Drye & Warren LLP (contained in
                         Exhibit 5).

         (27)            Financial Data Schedule (Electronic Filing Only).